UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

THE ESTÉE LAUDER COMPANIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of 2025 Annual Meeting of Stockholders
and Proxy Statement

THE ESTĒE LAUDER COMPANIES INC.

The Global House of Prestige Beauty

The Estée Lauder Companies Inc. 767 Fifth Avenue New York, New York 10153
William P. Lauder Chair of the Board
September 25, 2025
Dear Fellow Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders. It will be held on Thursday, November 13, 2025, at 9:00 a.m., Eastern Time, where we will ask you to vote on the items set forth in the Notice of Annual Meeting of Stockholders below. Our Annual Meeting will be held in a virtual-only meeting format via live webcast on the Internet.
Please submit your proxy online or by telephone, or request a printed copy of the proxy materials and return the completed proxy card by mail. Instructions on each of these voting methods are outlined in this Proxy Statement. Please submit your proxy as soon as possible.
As this is the first annual meeting to take place since the passing of my father and Chairman Emeritus, Leonard A. Lauder, I want to take a moment to remember him and, on behalf of our Board, our executive team, myself and the rest of the Lauder family extend our heartfelt gratitude for the sympathy shared. We were profoundly moved by the outpouring of compassion by so many, including employees, stockholders and customers. Your condolences celebrated a life beautifully lived and a legacy deeply felt, recognizing how he uniquely shaped and revolutionized not just our Company but also the beauty industry.
Thank you for your continued support.
YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
ONLINE, BY TELEPHONE, OR MAIL.

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153
Notice of Annual Meeting of Stockholders

Date: Thursday, November 13, 2025
Time: 9:00 a.m., Eastern Time
Meeting Format:
We are holding the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) in a virtual-only meeting format via live webcast on the Internet. You will not be able to attend at a physical location. Stockholders will be able to join and attend online by logging in at www.virtualshareholdermeeting.com/EL2025.
Additional information is provided below, including under the heading “How can I attend the virtual-only Annual Meeting?”
ITEMS OF BUSINESS:
1.
To elect the five Class II Director Nominees named in the accompanying proxy statement as Directors to serve until the 2028 Annual Meeting of Stockholders and the one Class I Director Nominee named in the accompanying proxy statement to serve until the 2027 Annual Meeting of Stockholders;

2.
To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent auditors for the 2026 fiscal year;

3.
To provide an advisory vote to approve executive compensation;

4.
To approve amendments to the Restated Certificate of Incorporation to eliminate the monetary liability of certain officers as permitted by Delaware law and to make certain miscellaneous changes to Article IV thereof; and

5.
To approve amendments to the Restated Certificate of Incorporation to make certain miscellaneous changes to Articles V and VI thereof.

The proposed amendments to the Restated Certificate of Incorporation as set forth in Appendices B and C to the accompanying proxy statement are hereby incorporated by reference into this Notice.
We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.
By Order of the Board of Directors
SPENCER G. SMUL Senior Vice President, Deputy General Counsel and Secretary
New York, New York September 25, 2025
THE BOARD OF DIRECTORS URGES YOU TO SUBMIT YOUR PROXY ONLINE OR BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU RECEIVE IN RESPONSE TO YOUR REQUEST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING TO BE HELD ON NOVEMBER 13, 2025: The Company’s Proxy Statement for the 2025 Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 with certain exhibits (which constitutes the “Annual Report to Stockholders”) are available at www.proxyvote.com.

Proxy Statement Summary	1
Information About the Annual Meeting and Voting	6
ELECTION OF DIRECTORS (Item 1)	11
Board of Directors	11
Director Qualifications	11
NOMINEES FOR ELECTION TO TERM EXPIRING 2028 (CLASS II)	13
NOMINEE FOR ELECTION TO TERM EXPIRING 2027 (CLASS I)	15
INCUMBENT DIRECTORS – TERM EXPIRING 2026 (CLASS III)	16
INCUMBENT DIRECTORS – TERM EXPIRING 2027 (CLASS I)	18
Additional Information Regarding the Board of Directors	20
Stockholders’ Agreement and Lauder Family Control	20
Controlled Company Exemptions	20
Board Committees	20
Compensation Committee Interlocks and Insider Participation	22
Board and Board Committee Meetings; Annual Meeting Attendance; and Executive Sessions	22
Board Leadership Structure	22
Lauder Family Control	23
CEO Succession Planning Process	24
Board Role in Risk Oversight	24
Risk in Compensation Programs	25
Board Membership Criteria	25
Board Independence Standards for Directors	26
Communications with the Board	27
Director Nominees Recommended by Stockholders	27
Corporate Governance Guidelines and Code of Conduct	27
Related Person Transactions Policy and Procedures	27
Certain Relationships and Related Transactions	28
Director Compensation	34
Ownership of Shares	39
Executive Compensation	44
Compensation Discussion and Analysis	44
Compensation Committee and Stock Plan Subcommittee Report	70
Summary Compensation Table	71
Employment Agreements	73
Grants of Plan-Based Awards in Fiscal 2025	76
Outstanding Equity Awards at June 30, 2025	78
Option Exercises and Stock Vested in Fiscal 2025	80
Pension Benefits	81
Nonqualified Deferred Compensation in Fiscal 2025	83
Potential Payments upon Termination of Employment or Change of Control	83
Pay Ratio Disclosure	89
Pay Versus Performance	90
Audit Committee Report	93
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 2)	94
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Item 3)	96
APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE MONETARY LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW AND TO MAKE CERTAIN MISCELLANEOUS CHANGES TO ARTICLE IV THEREOF (Item 4)	97
APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO MAKE CERTAIN MISCELLANEOUS CHANGES TO ARTICLES V AND VI THEREOF (Item 5)	99
Proxy Procedure and Expenses of Solicitation	101
Stockholder Proposals and Director Nominations for the 2026 Annual Meeting	101
Other Information	102
Appendix A – Reconciliation of Non-GAAP Financial Measures	A-1
Appendix B – Text of Proposed Item 4 Amendments to Restated Certificate of Incorporation	B-1
Appendix C – Text of Proposed Item 5 Amendments to Restated Certificate of Incorporation	C-1

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. This Proxy Statement and form of proxy are expected to be mailed or made available online to stockholders receiving electronic delivery on or around September 25, 2025.
2025 Annual Meeting of Stockholders
Date and Time:	Thursday, November 13, 2025 9:00 a.m., Eastern Time	Place:	The Annual Meeting will be held in a virtual-only format via live webcast on the Internet: www.virtualshareholdermeeting.com/EL2025
Record Date:	September 15, 2025
Voting Matters
ITEMS OF BUSINESS		BOARD RECOMMENDATION	PROXY STATEMENT DISCLOSURE
1	Election of five Class II Directors and one Class I Director	FOR each Director Nominee	Page 11

2	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors	FOR	Page 94

3	Advisory Vote to Approve Executive Compensation	FOR	Page 96

4
Approve Amendments to the Restated Certificate of Incorporation to Eliminate the Monetary Liability of Certain Officers as Permitted by Delaware Law and to Make Certain Miscellaneous Changes to Article IV thereof
		FOR	Page 97

5	Approve Amendments to the Restated Certificate of Incorporation to Make Certain Miscellaneous Changes to Articles V and VI thereof	FOR	Page 99

2025 Proxy Statement | 1

Director Nominees
Below is information about the five Class II Director Nominees standing for election to serve until the 2028 Annual Meeting of Stockholders and one Class I Director Nominee standing for election to serve until the 2027 Annual Meeting of Stockholders, reflecting committee assignments as of September 15, 2025 (the “Record Date”). Additional information about these Director Nominees and the other Directors can be found in this Proxy Statement. See “Election of Directors.”
Nominee – Class II	Current Position	Committee Membership
William P. Lauder	Chair of the Board, The Estée Lauder Companies Inc.	Nominating and ESG Committee
Annabelle Yu Long	Founding and Managing Partner, BAI Capital
Dana Strong, CBE	Chief Executive Officer, Sky Group Limited
Jennifer Tejada	Chief Executive Officer and Chair of the Board, PagerDuty, Inc.	Nominating and ESG Committee (Chair)
Richard F. Zannino	Managing Director, CCMP Capital Advisors, LLC	Audit Committee (Chair)
Nominee – Class I	Current Position	Committee Membership
Eric L. Zinterhofer	Founding Partner, Searchlight Capital Partners, L.P.	Compensation Committee
Eric L. Zinterhofer currently serves as a Class II Director. In reviewing its composition, the Board of Directors determined, with Mr. Zinterhofer’s consent, to nominate him to serve as a Class I Director, for which he will, if elected, hold office until the 2027 Annual Meeting of Stockholders.

2 | 2025 Proxy Statement

ESTĒE LAUDER COMPANIES

BEAUTY**REIMAGINED**

IN FISCAL 2025 WE INTRODUCED OUR STRATEGIC VISION

Accelerate Best-in-Class Consumer Coverage

Rapidly expand our portfolio presence in consumer-preferred, high-growth channels, markets, media and prestige price tiers.

CLINIQUE
moisture surge
active glow serum
sérum actif illuminateur

Create Transformative Innovation

Step-change innovation across prestige price tiers, to deliver fast-to-market, on-trend innovation focused on in-demand subcategories, benefits, and occasions.

LA MER
THE REJUVENATING NIGHT CREAM

Boost Consumer-Facing Investments

Increase visible advertising, optimize marketing programs and eliminate low-return activities to accelerate new consumer acquisition.

Fuel Sustainable Growth Through Bold Efficiencies

Expand Profit Recovery & Growth Plan to address the impact of volume deleverage and fund consumer-facing investments.

Reimagine the Way We Work

Remove complexity and simplify how we work.

2025 Proxy Statement | 3

$14.33
Billion in net sales:
International 74%; U.S. 26%

4 Major Product Categories
Skin Care, Makeup,
Fragrance, Hair Care

~150
Countries & Territories

FISCAL 2025 SPOTLIGHT

- Net sales declined 8%, diluted net loss per common share of $(3.15) compared with diluted net earnings of $1.08 in the prior year. Organic net sales declined 8%*, adjusted diluted EPS decreased 42%*.
- Stéphane de La Faverie was promoted to President and Chief Executive Officer, effective January 2025, and Akhil Shrivastava was promoted to Executive Vice President and Chief Financial Officer, effective November 2024
- We introduced Beauty Reimagined in February 2025, our strategic vision to restore sustainable sales growth and achieve a solid double-digit adjusted operating margin over the ensuing few years
- Fragrance was our best-performing product category in organic net sales growth, driven by Le Labo, our best-performing brand across the entire portfolio
- We extended our consumer reach with The Ordinary debuting in Thailand, mainland China, Turkey, and Brazil; La Mer launching in India; and Le Labo entering Brazil and Turkey, while also opening flagship stores in Beijing and Seoul
- We opened more storefronts in Amazon's U.S. Premium Beauty store, reaching 11 by the end of the fiscal year, and opened our first storefronts in Amazon's Canada Premium Beauty store with Clinique, Estée Lauder and Aveda
- We expanded on Shopee and TikTok Shop in Southeast Asia, with Clinique, Estée Lauder, M·A·C, and The Ordinary, while The Ordinary led our brand portfolio in launching on TikTok Shop in the U.K.

JO MALONE
LONDON

The
Ordinary.
Suncare.
UV Filters SPF 45 Serum
Sérum Filtres UV SPF 45

TOM FORD

AVEDA
MIRACULOUS OIL

Recognized by CDP with ratings of
A in Climate
A- in Water
B in Forests
for 2024

Recognized by Barron's as one of the 100 Most Sustainable U.S. Companies in 2025

The Human Rights Campaign (HRC) named The Estée Lauder Companies as a "Best Place to Work for LGBTQ+ Equality" with a perfect score of 100% for HRC's 2024 Corporate Equality Index for the 15th year

Recognized by Fortune as one of the World's Most Admired Companies in 2025

ESTĒE LAUDER | aramis | CLINIQUE | LAB SERIES | ORIGINS | M·A·C
LA MER | BOBBI BROWN | AVEDA | JO MALONE LONDON | Bumble and bumble.
DARPHIN PARIS | TOM FORD | smashbox | AERIN BEAUTY | LE LABO GRASSE – NEW YORK | EDITIONS DE PARFUMS FREDERIC MALLE
HOLLYWOOD, CALIFORNIA GLAMGLOW | Kilian PARIS | Too Faced | Dr.Jart+ | DECIEM The Ordinary. NIOD | BALMAIN BEAUTY

4 | 2025 Proxy Statement

Executive Compensation Highlights
Select Compensation Matters
Senior Leadership Team Annualized Target Compensation Expense Reduction	Through the executive leadership team realignment and by streamlining the broader senior leadership team, we are driving a 28% reduction in annualized target compensation expense.*
Mr. de La Faverie CEO Annual Compensation
In connection with Mr. de La Faverie’s promotion to President and Chief Executive Officer effective January 1, 2025, and under his Amended Employment Agreement, his annual base salary was set at $1.5 million, his annual bonus opportunity at $3.0 million, and his annual equity-award target opportunity at $10.0 million. For additional information, see “CEO Compensation.”

Named Executive Officers (“NEOs”) Annual Stock-Based Grants for Fiscal 2025
The relative mix of long-term equity-based compensation for the NEOs in fiscal 2025 was 40% Performance Share Units (“PSUs”) (up from 33% in fiscal 2024), 40% Restricted Stock Units (“RSUs”) (up from 33%), and 20% Stock Options (down from 33%). In addition, the maximum potential equity value for annual long-term incentive grants was reduced by bringing down the maximum Individual Performance Percentage factor from 125% to 120%. These awards are shown in “Grants of Plan-Based Awards in Fiscal 2025.”

EAIP Payouts for NEOs for Fiscal 2025 are Below Target
Our NEOs achieved fiscal 2025 payout percentages under the Executive Annual Incentive Plan (“EAIP”) ranging from 47.5% to 59.2% out of a possible maximum of 150% of target bonus opportunities. Such payouts were determined by applying the payout percentages to the fiscal 2025 target bonus opportunities and are shown in the “Summary Compensation Table.”

No Payout of Annual PSUs granted to NEOs in Fiscal 2023	Based on the Company’s below-threshold performance over the three-year period ended June 30, 2025, the annual PSUs granted in September 2022 (fiscal 2023) resulted in no payouts to our NEOs.
Executive Leadership Changes in Fiscal 2025
We signed agreements with Mr. Freda and certain other executive officers in connection with the transition of leadership. For additional information, see “Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner).”

*
Savings based on comparison of annualized target compensation of the senior leadership team prior to the change in CEO in fiscal 2025 to the current senior leadership team (including those prior senior leaders who remain employed by the Company and are not expected to retire or otherwise depart).

2025 Proxy Statement | 5

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 13, 2025
September 25, 2025
Annual Meeting and Voting
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estée Lauder Companies Inc. (the “Company,” “we,” or “us”), a Delaware corporation, to be voted at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting” or “Annual Meeting”) to be held in a virtual-only meeting format via live webcast on Thursday, November 13, 2025, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of the meeting.
How can I attend the virtual-only Annual Meeting?
We are holding the Annual Meeting in a virtual-only meeting format.
If you are a registered stockholder or beneficial owner of Class A Common Stock or Class B Common Stock holding shares at the close of business on September 15, 2025 (the “Record Date”), you may join the Annual Meeting by visiting www.virtualshareholdermeeting.com/EL2025 and logging in with the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials (the “Notice”), as applicable. If you do not have your 16-digit control number or are not a stockholder, you will be able to register as a guest to view the live webcast by visiting the website referenced in this paragraph; however, you will not be able to vote or submit questions during the meeting. You may access the meeting by logging into www.virtualshareholdermeeting.com/EL2025 beginning at 8:45 a.m., Eastern Time, on November 13, 2025. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time.
How can I ask a question before and during the Annual Meeting?
Stockholders of record may submit questions either before or during the meeting. If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. Alternatively, if you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/EL2025 using your 16-digit control number and follow the instructions to submit a question.
Who may vote?
Only stockholders of record of shares of Class A Common Stock or Class B Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. Each owner of record is entitled to one vote per share of Class A Common Stock and 10 votes per share of Class B Common Stock held as of the Record Date. As of the Record Date, there were 234,815,064 shares of Class A Common Stock and 125,542,029 shares of Class B Common Stock issued and outstanding.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
In accordance with rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our Annual Report to Stockholders by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, the Notice is being mailed to our stockholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which directs stockholders to a website where they can access our proxy materials and view

6 | 2025 Proxy Statement

instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.
How do I cast my vote if I am a stockholder of record?
If you are a stockholder of record (which means your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., or you have a physical stock certificate), you can submit your proxy in one of the following ways prior to the meeting, (i) over the Internet via www.proxyvote.com and follow the instructions; (ii) if you received a proxy card, you can return the proxy card via mail in the postage paid envelope provided for that purpose; (iii) by telephone; or (iv) by following the instructions provided on the Notice, and by requesting a printed copy of our proxy materials and completing and returning by mail the proxy card you receive in response to your request. During the Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/EL2025.
Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received before November 13, 2025. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.
How do I cast my vote if my shares are held in “street name?”
If you are a beneficial owner of shares held in a stock brokerage account or by a broker, bank or other nominee (i.e. in “street name”), you can submit your voting instructions prior to the meeting to your broker, bank or other nominee by following the instructions that you will receive from your broker, bank, or nominee describing the available processes for voting your shares.
Your broker must vote those shares in accordance with your voting instructions. If you do not provide instructions, your broker may vote on discretionary items at the Annual Meeting – specifically, ratification of the appointment of PricewaterhouseCoopers LLP (Item 2) and the approval of amendments to the Restated Certificate of Incorporation to make certain miscellaneous changes to Articles V and VI thereof  (Item 5) – but not on any other items.
Important Consideration for “street name” holders: You must instruct your broker if you want your shares to be voted in the election of directors at the Annual Meeting (Item 1), the advisory vote to approve executive compensation (Item 3), and the approval of amendments to the Restated Certificate of Incorporation to eliminate the monetary liability of certain officers as permitted by Delaware law and to make certain miscellaneous changes to Article IV thereof  (Item 4). New York Stock Exchange rules prevent your broker from voting your shares on these matters without your instructions. Please follow the instructions provided by your broker so that your vote can be counted.
May I change my vote?
All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised, at the option of the persons submitting them, by giving written notice to the Secretary of the Company at the mailing address set forth below or by submitting a later-dated proxy (either by mail, telephone, or Internet). The mailing address of our principal executive office is 767 Fifth Avenue, New York, New York 10153. If you attend the Annual Meeting at www.virtualshareholdermeeting.com/EL2025, you may revoke your proxy and change your vote by voting online during the meeting. Attendance at the Annual Meeting alone will not revoke a proxy.
What constitutes a quorum?
The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, broker non-votes, and votes withheld are included in the count to determine a quorum.

2025 Proxy Statement | 7

What if a quorum is not represented at the Annual Meeting?
The Chair of the Board or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting whether or not a quorum is present. At a subsequent meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
What is the vote required to approve each proposal?
Proposal	Vote required for approval (Class A and Class B Common Stock, voting together)	Effect of abstentions	Effect of broker non-votes(c)
Item 1: Election of five Class II Directors and one Class I Director	Plurality of Votes Cast(a)	Not applicable	No effect
Item 2: Ratify appointment of PricewaterhouseCoopers LLP as independent auditors	Majority of Votes Cast	No effect	No effect(d)
Item 3: Advisory vote to approve Executive Compensation	Majority of Votes Cast(b)	No effect	No effect
Item 4:
Approval of amendments to the Restated Certificate of
Incorporation to eliminate the monetary liability of certain officers as permitted by Delaware law and to make certain miscellaneous changes to Article IV thereof	Majority of the voting power of shares outstanding	Same as “against” vote	Same as “against” vote
Item 5: Approval of amendments to the Restated Certificate of Incorporation to make certain miscellaneous changes to Articles V and VI thereof	At least 75% of the voting power of shares outstanding	Same as “against” vote	Same as “against” vote(d)

(a)
In the election of directors (Item 1), shares present at the Annual Meeting that are not voted for a particular nominee, broker non-votes, and shares present by proxy where the stockholder withholds authority to vote for the nominee will not be counted toward the nominee’s achievement of a plurality. In accordance with our Amended and Restated Bylaws, directors are elected by a plurality of the votes cast. However, at any meeting of stockholders where a director does not receive a majority of the votes cast (i.e., the number of votes cast “for” a director’s election does not exceed the number of votes cast “against” or “withheld”), that director is required to promptly submit a written resignation to the Board following certification of the stockholder vote. In deciding whether to accept or reject the resignation, the Board will, within ninety (90) days following the certification of the election results, consider relevant factors and any additional information it deems appropriate. The director whose resignation is under consideration is expected to recuse themselves from the Board’s vote. The Board will promptly and publicly disclose its decision, including, if applicable, the reason(s) for rejecting the resignation.

(b)
The advisory vote to approve executive compensation (Item 3) is not binding on the Company. However, the Compensation Committee and the Stock Plan Subcommittee, which are responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by stockholders. For additional information, see “Compensation Discussion and Analysis – Advisory Vote on Executive Compensation.”

8 | 2025 Proxy Statement

(c)
A broker non-vote occurs with respect to a proposal when a broker or other nominee has discretionary authority to vote shares on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner. Under the rules of the NYSE, brokers or other nominees may generally vote on “routine” matters without instructions from a beneficial owner but cannot vote on non-routine matters. Whether a proposal is considered routine or non-routine is determined by the NYSE. It is expected that Items 2 and 5 will be the only routine proposals voted on at the Annual Meeting. Some brokers choose not to exercise discretionary voting authority and cast broker non-votes with respect to routine matters if they do not receive voting instructions from the beneficial owner. For additional information, see “How do I cast my vote if my shares are held in “street name?”

(d)
Because Items 2 and 5 are considered routine matters by the NYSE, there may not be any broker non-votes with respect to these proposals. However, if there are any broker non-votes, then on Item 2 they will have no effect on the outcome of the vote and on Item 5 they will have the same effect as a vote against the proposal.

How will my shares be voted?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of directors (Item 1), stockholders may vote in favor of, or withhold their votes from, each nominee. For the ratification of the appointment of PricewaterhouseCoopers LLP (Item 2); the advisory vote to approve executive compensation (Item 3); and the votes to amend the Restated Articles of Incorporation (Items 4 and 5), stockholders may vote in favor of the proposal, may vote against the proposal, or may abstain from voting. Stockholders should specify their choices on the proxy card or pursuant to the instructions thereon for submitting a proxy by telephone or through the Internet. If no specific choices are indicated, the shares represented by a properly submitted proxy will be voted:
1.
FOR the election of each nominee as director;

2.
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors;

3.
FOR the advisory vote to approve executive compensation;

4.
FOR the approval of amendments to the Restated Certificate of Incorporation to eliminate the monetary liability of certain officers as permitted by Delaware law and to make certain miscellaneous changes to Article IV thereof; and

5.
FOR the approval of amendments to the Restated Certificate of Incorporation to make certain miscellaneous changes to Articles V and VI thereof.

If you have properly submitted a proxy, and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by the Board of Directors (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
May I see a list of stockholders entitled to vote as of the Record Date?
In accordance with Delaware law, a list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting during ordinary business hours at the principal offices of the Company (in the office of Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary of the Company, 767 Fifth Avenue, New York, NY 10153), during the ten days ending on the day before the Annual Meeting.

2025 Proxy Statement | 9

Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders on the Internet?
Our Proxy Statement, Notice, and Annual Report on Form 10-K for the fiscal year ended June 30, 2025 with certain exhibits (which constitutes the “Annual Report to Stockholders”) are available for stockholders at www.proxyvote.com.
These materials are also available in the “Investors” section of our website at www.elcompanies.com. Instead of receiving future copies of our Proxy Statement, Notice, and Annual Report to Stockholders by mail, stockholders can access these materials online. Opting to receive your proxy materials online helps us reduce the cost of producing and mailing these documents. You will be provided with an electronic link to access the proxy voting site. Stockholders of record can enroll at www.proxyvote.com for online access to future proxy materials. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.
What is “householding” and how may I obtain a separate set of proxy materials?
Householding is a procedure approved by the SEC under which multiple stockholders (of record or beneficially) who have the same address may receive only one copy of a company’s Proxy Statement, Notice, and Annual Report on Form 10-K, unless one or more of these stockholders notifies the company, broker, bank, or other intermediary, as applicable, that it wishes to receive separate copies. We do not “household” for our stockholders of record. However, if you are a beneficial owner of shares held in “street name,” your broker, bank, or other intermediary may be householding your account. If you are a street name holder, you may contact your broker, bank, or other intermediary directly if you wish (i) to receive a separate copy of the Company’s Proxy Statement, Notice, or Annual Report on Form 10-K, as applicable, now or in the future or, alternatively, (ii) to request householding if you and other stockholders at your address are receiving multiple copies. In addition, you may (i) write to the Householding Department at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, or (ii) phone (866) 540-7095.

10 | 2025 Proxy Statement

Election of Directors
(Item 1)

Board of Directors
As of the Record Date (September 15, 2025), our Board of Directors (the “Board”) is comprised of 14 directors, divided into three classes with staggered three-year terms. As of the Record Date, Class I consists of four directors, Class II consists of five directors, and Class III consists of five directors. Although stockholders typically elect the members of a single class annually, at the 2025 Annual Meeting, stockholders will vote to elect the directors in Class II, as well as one director currently serving as a Class II Director who has been nominated to serve as a Class I director.
The directors whose terms will expire at the 2025 Annual Meeting of Stockholders are William P. Lauder, Lynn Forester de Rothschild, Jennifer Tejada, Richard F. Zannino, and Eric L. Zinterhofer. Mr. W. Lauder, Ms. Tejada, and Mr. Zannino each has been nominated for re-election as a Class II Director at the 2025 Annual Meeting, to hold office until the 2028 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement or removal. Mr. Zinterhofer currently serves as a Class II Director. With Mr. Zinterhofer’s consent, the Board has nominated him to serve as a Class I Director. If elected, Mr. Zinterhofer will hold office until the 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement or removal.
Lady de Rothschild notified the Company in July 2025 of her decision not to stand for re-election as a Class II Director at the 2025 Annual Meeting. She is expected to remain on the Board until such meeting when her current term expires. Annabelle Yu Long and Dana Strong, CBE have been nominated by the Board to stand for election as Class II Directors at the 2025 Annual meeting. Accordingly, the nominees for election as Class II Directors at the 2025 Annual Meeting are Mr. W. Lauder, Ms. Long, Ms. Strong, Ms. Tejada, and Mr. Zannino. In the unanticipated event that one or more of the nominees is unable or declines to serve for any reason, the Board may reduce the number of directors or take action to fill any vacancy.
In July 2025, Angela Wei Dong, a Class III Director, notified the Company that she will retire from the Board effective November 12, 2025.
It is expected that immediately after the Annual Meeting, Class I will consist of five directors, Class II will consist of five directors, and Class III will consist of four directors.
In fiscal 2025, the following changes occurred on our Board: (i) Richard D. Parsons, a Class II Director, retired on December 3, 2024; (ii) Fabrizio Freda, a Class III Director, resigned from the Board and Stéphane de La Faverie, our President and CEO, was appointed to fill the resulting Class III vacancy effective January 1, 2025; (iii) Ronald S. Lauder, a Class II Director, retired and Eric L. Zinterhofer was elected by the Board as a Class II Director effective January 10, 2025. Mr. Zinterhofer is Mr. R. Lauder’s designee under the Stockholders’ Agreement (see “Additional Information Regarding the Board of Directors – Stockholder’s Agreement and Lauder Family Control”).
Lauder Family Members, including related entities, who control the Company have agreed to vote their shares in favor of four individuals as directors when they are up for election: Gary M. Lauder, Jane Lauder, William P. Lauder, and Eric L. Zinterhofer. See “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation” for the definition of  “Lauder Family Members”.
The Company is grateful to Lady de Rothschild and Ms. Dong for their contributions during the time each served on our Board.
Director Qualifications. Our Board consists of individuals with diverse and complementary business, leadership, and financial experience. Many of our directors bring leadership experience from major domestic and multinational companies, as well as service on the boards of other companies and organizations, which provides valuable insight into a range of business processes, challenges, and strategies. Other directors have backgrounds in government, legal, public policy, or media, offering perspectives on issues commonly faced by

2025 Proxy Statement | 11

public companies. The members of the Board are inquisitive and collaborative, challenging yet supportive, and demonstrate maturity and sound judgment in the performance of their duties. The Board believes that the attributes described above, together with the leadership skills and other experience of its members, some of which are described in the biographies below, provide the necessary perspective and judgment to guide the Company’s long-term strategy, monitor its execution, and provide oversight of management. Beginning in fiscal 2025, as part of its ongoing evaluation of our corporate governance practices, the Board determined that no director (other than the CEO) will be nominated for election to the Board after their 74th birthday.
The Board evaluates nominees in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group’s diversity of experience, represent stockholder interests through the exercise of sound judgment. Such diversity of experience may be enhanced by a mix of different professional and personal backgrounds and experiences. While the Company does not have a specific policy on gender and racial diversity of the Board, we are proud to have a diverse Board. As of the Record Date, eight directors are men; six directors are women; eleven self-identify as white; one director self-identifies as Afro-Latino; and two self-identify as Asian.

The Board recommends a vote FOR each Class II nominee as a director to hold office until the 2028 Annual Meeting, and FOR the Class I nominee as a director to hold office until the 2027 Annual Meeting. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

12 | 2025 Proxy Statement

Nominees for Election to Term Expiring 2028 (Class II)

William P. Lauder
Director since 1996 Age 65 Committee: • Nominating and ESG Committee
BACKGROUND
Mr. W. Lauder is Chair of the Board of Directors of the Company. He was Executive Chairman of the Company from June 2009 through November 8, 2024, and retired from the Company on February 28, 2025. Mr. Lauder was Chief Executive Officer of the Company from March 2008 through June 2009 and President and Chief Executive Officer from July 2004 through February 2008. From January 2003 through June 2004, he was Chief Operating Officer. Mr. Lauder joined the Company in 1986 and has served in various capacities. From July 2001 through 2002, he was Group President, responsible for the worldwide business of the Clinique and Origins brands and the Company’s retail store and online operations. From 1998 to 2001, Mr. Lauder was President of Clinique Laboratories, LLC. Prior to 1998, he was President of Origins Natural Resources Inc. Within the past five years, Mr. Lauder served as a director of ICG Hypersonic Acquisition Corp. He currently serves as Chairman of the Board of the Fresh Air Fund, as an Emeritus Trustee of the University of Pennsylvania and The Trinity School in New York City, and as a member of the boards of directors of 92NY and the Partnership for New York City. Mr. Lauder is also Co-Chairman of the Breast Cancer Research Foundation.

QUALIFICATIONS
•
Global business, marketing, and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc.

•
Experience leading successful creative organizations with innovation programs based on research and development

•
Board experience at ICG Hypersonic Acquisition Corp. GLG Partners, Inc., and Jarden Corporation

•
An Emeritus Trustee of the University of Pennsylvania and lecturer at The Wharton School

•
Financial experience

•
Lauder family stockholder and party to Stockholders’
Agreement

Annabelle Yu Long
Nominee in 2025 Age 52
BACKGROUND
Ms. Long is the Founding and Managing Partner of BAI Capital, a leading venture capital fund in China. She has served in her current role since 2021, and prior to that she was the Chief Executive Officer of Bertelsmann China Corporate Center and the Managing Partner of Bertelsmann Asia Investments from 2008 to 2020. Ms. Long also serves as a member of the Bertelsmann Group Management Committee. She serves on the boards of directors of Tapestry, Inc., NIO Inc., The Hongkong and Shanghai Banking Corporation Limited, and LexinFintech Holdings Ltd. Within the past five years, she also served as a member of the Board of Directors of Linmon Media Limited.

QUALIFICATIONS
•
Global entrepreneurial, consumer product, technology, investing and management experience in her role as Managing Partner of BAI Capital, including within China

•
Board experience at Tapestry, Inc., The Hongkong and Shanghai Banking Corporation Limited, NIO Inc., Linmon Media Limited, and LexinFintech Holdings Ltd.

•
Financial experience

2025 Proxy Statement | 13

Dana Strong, CBE
Nominee in 2025 Age 55
BACKGROUND
Ms. Strong is Chief Executive Officer of Sky Group Limited (“Sky”), a European media and telecommunications company. Sky is the European subsidiary of Comcast Corporation (a global media and technology company). Ms. Strong serves on the Board of SkyShowtime, a joint venture between Comcast Corporation and Paramount Global. Prior to joining Sky in 2021, Ms. Strong served as President of Xfinity Consumer Services at Comcast from 2018 to 2021. Prior to joining Comcast Ms. Strong was an executive and served in various positions of increasing responsibility at Liberty Global Limited from 1999-2018. She currently serves on the EMEA Advisory Board of the Wharton School and was appointed Commander of the Order of the British Empire (CBE) in 2025 for services to the media industry.

QUALIFICATIONS
•
Global executive experience across 25 years in media, technology, and telecommunications through leadership roles at Comcast and Liberty Global

•
Leadership experience of large-scale consumer-facing businesses in the U.S. and Europe

•
Strategic and operational expertise with international perspective

•
Business transformation experience

•
Board experience at Telenet Group Holding NV

•
Financial experience

Jennifer Tejada
Director since 2018 Age 54 Committee: • Nominating and ESG Committee (Chair)
BACKGROUND
Ms. Tejada is Chief Executive Officer and Chair of the Board of PagerDuty, Inc., a digital operations management platform for businesses. Prior to joining PagerDuty in 2016, she was President and Chief Executive Officer of Keynote Systems Corporation, a software company specializing in digital performance analytics and web and mobile testing, from 2013 to 2015. Ms. Tejada was Executive Vice President and Chief Strategy Officer of Mincom, an enterprise software company, from 2008 to 2011. She has also previously held senior positions at Merivale Group, The Procter & Gamble Company, and i2 Technologies. Within the past five years, Ms. Tejada served as a director of UiPath, Inc.

QUALIFICATIONS
•
Management experience at PagerDuty, Inc., Keynote Systems Corporation, and Mincom

•
Digital, mobile, cyber, and software experience

•
Consumer goods experience

•
Experience working abroad

•
Board experience at PagerDuty, Inc. and UiPath, Inc.

•
Financial experience

14 | 2025 Proxy Statement

Richard F. Zannino
Director since 2010 Age 66 Lead Independent Director Committee: • Audit Committee (Chair)
BACKGROUND
Mr. Zannino is a Managing Director at the private equity firm CCMP Capital Advisors, LLC. He is a partner on the firm’s Investment Committee and co-heads the consumer retail practice. Prior to joining CCMP Capital, Mr. Zannino was an independent retail and media advisor from February 2008 to June 2009. He was Chief Executive Officer and a member of the Board of Directors of Dow Jones & Company, Inc. from February 2006 until January 2008. Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 and was promoted to Chief Operating Officer in July 2002. From 1998 to 2001, he was Executive Vice President of Liz Claiborne, Inc., where he oversaw the finance, administration, retail, fragrance, and licensing divisions. From 1993 to 1998, Mr. Zannino was with Saks Fifth Avenue, serving as Vice President and Treasurer, Senior Vice President, Finance and Merchandise Planning, and then Executive Vice President and Chief Financial Officer. Mr. Zannino is on the boards of directors of IAC/InterActiveCorp and Ollie’s Bargain Outlet Holdings, Inc. Within the past five years, Mr. Zannino served as a director of Hillman Solutions Corp. He currently serves as Vice Chairman of the Board of Trustees of Pace University.

QUALIFICATIONS
•
Management, media, finance, retail, and consumer brand industry experience in various positions at Dow Jones & Company, Inc., Liz Claiborne, Inc., and Saks Fifth Avenue

•
Consumer, retail, media, and private equity experience at
CCMP Capital Advisors, LLC

•
Board experience at Dow Jones & Company, Inc., Francesca’s Holdings Corporation, Hillman Solutions Corp., IAC/InterActiveCorp, and Ollie’s Bargain Outlet Holdings, Inc.

•
Trustee of Pace University

•
Financial experience

Nominee for Election to Term Expiring 2027 (Class I)

Eric L. Zinterhofer
Director since 2025 Age 54 Committee: • Compensation Committee
BACKGROUND
Mr. Zinterhofer is a Founding Partner of Searchlight Capital Partners, L.P., a private equity firm. He serves on the Investment Committee, Operating Committee and Valuation Committee, and is jointly responsible for overseeing the Firm’s activities with the two other Founding Partners. In his capacity at Searchlight, Mr. Zinterhofer advises on a wide range of transactions, including leveraged buyouts, growth equity, recapitalizations and investments for companies. Previously, he served as a senior partner at Apollo Management, L.P. from 1998 until May 2010. Mr. Zinterhofer is Chairman of the Board of Charter Communications, Inc. and a member of the Board of Directors of Liberty Latin America Ltd. Within the past five years, he served as a director of Global Eagle Entertainment, Inc. and Hemisphere Media Group.

QUALIFICATIONS
•
Management experience at Searchlight Capital Partners, L.P.

•
Private equity, investment banking, and portfolio management experience at Searchlight Capital Partners, L.P. and Apollo Management, L.P.

•
Board experience at Charter Communications and Liberty
Latin America Ltd.

•
Financial experience

•
Lauder family member and designee under Stockholders’ Agreement

2025 Proxy Statement | 15

Incumbent Directors – Term Expiring 2026 (Class III)

Charlene Barshefsky
Director since 2001 Age 75 Committees: • Compensation Committee and Stock Plan Subcommittee
BACKGROUND
Ambassador Barshefsky is Chair of Parkside Global Advisors, a consulting firm. Until March 2021, she was Senior International Partner at WilmerHale, a multinational law firm based in Washington, D.C. Prior to joining the law firm in 2001, she was the United States Trade Representative from 1997 to 2001, and Deputy United States Trade Representative and Acting United States Trade Representative from 1993 to 1996. Ambassador Barshefsky is a member of the Board of Directors of Stagwell Inc. Within the past five years, she served as a member of the Board of Directors of American Express Company. Ambassador Barshefsky is a member of the Council on Foreign Relations and a trustee of the Howard Hughes Medical Institute.

QUALIFICATIONS
•
International, government, and public policy experience as United States Trade Representative

•
Legal experience, including as Senior International Partner at WilmerHale

•
Board experience at American Express Company, Intel Corporation, Stagwell Inc., and Starwood Hotels & Resorts Worldwide, Inc.

•
Trustee of the Howard Hughes Medical Institute

Stéphane de La Faverie
Director since 2025 Age 51
BACKGROUND
Mr. de La Faverie has served as President and Chief Executive Officer of the Company since January 2025. From September 2022 through December 31, 2024, he was Executive Group President, overseeing many of the Company’s brands, including Estée Lauder, Jo Malone London, The Ordinary, and Le Labo. He also led global strategy for the makeup and fragrance categories. From July 2020 through August 2022, as Group President and Global Brand President, Estée Lauder and AERIN Beauty, Mr. de La Faverie oversaw a portfolio of skin care and luxury fragrance brands. Since joining the Company in January 2011, Mr. de La Faverie served in various other positions, including Global Brand President, Estée Lauder (from July 2016 to June 2020). Prior to joining the company, Mr. de La Faverie was General Manager, Giorgio Armani USA, a division of L’Oréal Paris. He also served in a number of positions at L’Oréal Group – Luxury Product Division, including with the Lancôme Global brand where his roles included the responsibility over marketing operations of fragrances and skin care (face and body) at Lancôme USA.

QUALIFICATIONS
•
Global management and other business, consumer and luxury brand industry experience as President and Chief Executive Officer, as well as other leadership positions at the Company

•
Similar experience, including overseeing marketing operations and brand building, in leadership positions at Giorgio Armani USA and the Lancôme Global Brand

•
Experience working abroad

•
Financial experience

16 | 2025 Proxy Statement

Gary M. Lauder
Director since 2023 Age 63
BACKGROUND
Mr. G. Lauder is the Managing Director of Lauder Partners LLC, a Silicon Valley-based venture capital firm. He has been a venture capitalist since 1985, investing in over 170 private companies across diverse industries. Presently, he invests in technology companies in biomedical, law enforcement, security, and other fields. Mr. Lauder has served as a board member or observer at a number of private companies. In addition, he currently serves on the Advisory Council of the Aspen Institute Science & Society Program and on the Board of Governors of the Alzheimer’s Drug Discovery Foundation.

QUALIFICATIONS
•
Venture capital and investment experience as Managing Director of Lauder Partners LLC

•
Technology innovation and intellectual property experience

•
Board experience at ShotSpotter Inc. (renamed SoundThinking, Inc.)

•
Affiliation with non-profit organizations (Aspen Institute and Alzheimer’s Drug Discovery Foundation)

•
Financial experience

•
Lauder family stockholder and party to Stockholders’
Agreement

Jane Lauder
Director since 2009 Age 52
BACKGROUND
Ms. Lauder is the former Executive Vice President, Enterprise Marketing and Chief Data Officer of the Company, and served in this role from July 2020 to December 31, 2024. Ms. Lauder was Global Brand President, Clinique from April 2014 to July 2020. She began her career with the Company in 1996 at Clinique and has served in various positions throughout the Company. Previously, she was Global President, General Manager of the Origins, Ojon, and Darphin brands from July 2010 to April 2014. She was Senior Vice President/General Manager of the Origins brand from July 2008 to July 2010, and Senior Vice President, Global Marketing for Clinique from July 2006 to July 2008. Ms. Lauder is a member of the Board of Directors of Eventbrite, Inc. She also serves on the Stanford University Board of Trustees.

QUALIFICATIONS
•
Management, marketing, and other industry experience through leadership roles at The Estée Lauder Companies Inc.

•
Digital and technology experience

•
Board experience at Eventbrite, Inc.

•
Trustee of Stanford University

•
Lauder family stockholder and party to Stockholders’
Agreement

2025 Proxy Statement | 17

Incumbent Directors – Term Expiring 2027 (Class I)

Paul J. Fribourg
Director since 2006 Age 71 Committees: • Audit Committee • Compensation Committee (Chair) and Stock Plan Subcommittee
BACKGROUND
Mr. Fribourg is the Chairman and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company. He joined Continental Grain Company in 1976 and worked in various positions there with increasing responsibility in both the United States and Europe. Mr. Fribourg is on the boards of directors of International Flavors & Fragrances Inc. and Loews Corporation. Within the past five years, he served as a director of Bunge Limited and Restaurant Brands International Inc. He is a member of Rabobank’s International North American Agribusiness Advisory Board, Temasek Americas Advisory Panel, and the International Business Leaders’ Advisory Council for The Mayor of Shanghai. Mr. Fribourg has been a member of the Council on Foreign Relations since 1985.

QUALIFICATIONS
•
Global management, marketing, and other business experience as Chairman and Chief Executive Officer of Continental Grain Company

•
Board experience at Bunge Limited, International Flavors & Fragrances Inc., Loews Corporation, and Restaurant Brands International Inc.

•
Affiliation with leading business and public policy associations (Council on Foreign Relations)

•
Financial experience

Jennifer Hyman
Director since 2018 Age 45 Committees: • Audit Committee • Nominating and ESG Committee
BACKGROUND
Ms. Hyman is Co-founder, Chief Executive Officer, and Chair of Rent the Runway, Inc., which enables women to subscribe, rent items, and shop resale from an unlimited closet of designer brands. Prior to co-founding Rent the Runway, Inc. in 2009, she was Director of Business at IMG, a global talent management company, from 2006 to 2007. She was Senior Manager, Sales, at the WeddingChannel.com from 2005 to 2006. Within the past five years, Ms. Hyman served on the supervisory board of Zalando SE.

QUALIFICATIONS
•
Management and entrepreneurial experience as Co-founder and Chief Executive Officer of Rent the Runway, Inc.

•
Deep knowledge about millennials, Gen Z, and other consumer segments

•
Omnichannel, disruptive technology, and social-digital experience

•
Board experience at Rent the Runway, Inc. and Zalando SE

•
Financial experience

18 | 2025 Proxy Statement

Arturo Nuñez
Director since 2022 Age 58 Committees: • Audit Committee • Compensation Committee and Stock Plan Subcommittee
BACKGROUND
Mr. Nuñez is Founder and Chief Executive Officer of AIE Creative, a branding and marketing firm which he founded in 2018. From June 2021 until October 2022, he was the Chief Marketing Officer of Nu Holdings Ltd. (“Nubank”), a digital banking platform headquartered in Brazil that serves customers across Brazil, Mexico, and Colombia. From 2018 to 2021, he worked at AIE Creative, and from 2014 to 2018, he was the Head of Marketing, Latin America, for Apple Inc. From 2007 to 2014, Mr. Nunez held various marketing positions at NIKE, Inc., including Global Vice President, Basketball Marketing, and from 1999 to 2007, he held various positions at the National Basketball Association (“NBA”) including Vice President, Managing Director, NBA Latin America and U.S. Hispanic. Mr. Nuñez is a member of the Board of Directors of Abercrombie & Fitch Co.

QUALIFICATIONS
•
Global business, marketing, management, retail, and consumer brand experience in various roles at Apple Inc., NIKE, Inc., the National Basketball Association, and Nu Holdings Ltd.

•
Board experience at Abercrombie & Fitch Co.

•
Deep knowledge about consumers and consumer goods

•
Innovative technology and
digital experience

•
Financial experience

Barry S. Sternlicht
Director since 2004 Age 64 Committee: • Nominating and ESG Committee
BACKGROUND
Mr. Sternlicht is Chairman and Chief Executive Officer of Starwood Capital Group, a privately-held global investment firm focused on global real estate. He also serves as Chairman and CEO of Starwood Property Trust, Inc., a commercial mortgage REIT. Mr. Sternlicht is the Chairman of the Board of Starwood Real Estate Income Trust, Inc. and is founder and Chairman of Jaws Mustang Acquisition Corp. Additionally, within the past five years, he served as a director of A.S. Roma, Cano Health, Invitation Homes, Inc., Jaws Spitfire Acquisition Corp., Jaws Wildcat Acquisition Corporation, Jaws Acquisition Corp., Jaws Hurricane Acquisition Corporation, Jaws Juggernaut Acquisition Corp, and Vesper Healthcare Acquisition Corp. From 1995 through early 2005, Mr. Sternlicht was Chairman and CEO of Starwood Hotels & Resorts Worldwide, Inc. He currently serves as a member of the board of The Robin Hood Foundation, and he is on the board of the Dreamland Film & Performing Arts Center and the Business Committee for the Arts of Americans for the Arts.

QUALIFICATIONS
•
Global business, investment, real estate, financial, private equity, entrepreneurial, and consumer brand and luxury industry expertise at Starwood Capital Group, as Chairman of Starwood Property Trust, Inc., as Chairman of the Board of Starwood Real Estate Trust, Inc., and as founder and former Chief Executive of Starwood Hotels & Resorts Worldwide, Inc.

•
Board experience at A.S. Roma, Baccarat S.A., Cano Health, Inc., Invitation Homes, Inc., and Starwood Property Trust, Inc.

•
Financial experience

2025 Proxy Statement | 19

Additional Information Regarding the Board of Directors
Stockholders’ Agreement and Lauder Family Control. All Lauder Family Members who are party to a stockholders’ agreement with the Company (the “Stockholders’ Agreement”) have agreed to vote shares beneficially owned by them for (a) William P. Lauder, Gary M. Lauder or a designee in lieu of one of them and (b) Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by Mr. R. Lauder as a director of the Company. The term “Lauder Family Members” is defined below (see “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation”). Shares subject to the Stockholders’ Agreement represent approximately 84% of the voting power of the Company as of the Record Date. The respective right of each of (a) William P. Lauder and Gary M. Lauder and (b) Ronald S. Lauder (or his daughters) to designate a nominee exists only when they (including their descendants), or he (including his descendants) beneficially owns (other than by reason of the Stockholders’ Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. In accordance with the Stockholders’ Agreement, William P. Lauder and Gary M. Lauder are the designees of their side of the family, and Ronald S. Lauder designated Jane Lauder and Eric L. Zinterhofer as directors. The respective right of each of  (a) William P. Lauder and Gary M. Lauder and (b) Ronald S. Lauder (or one of his daughters) to be nominated will exist so long as they (including their descendants) or he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. If either William P. Lauder or Gary M. Lauder is unable to serve by reason of his death or disability, the other will have the right to designate a nominee. Similarly, in the event Ronald S. Lauder is not a member of the Board for any reason other than his death or disability, he may designate one of his daughters, Aerin Lauder or Jane Lauder, to replace him as a person to be voted a director. In the event of Ronald S. Lauder’s death or disability after he ceases to be a member of the Board, then his daughters will succeed to his rights to be nominated as a director and to designate one nominee upon his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event that a designee of  (a) William P. Lauder and Gary M. Lauder or (b) Ronald S. Lauder ceases to be a member of the Board by virtue of resignation, removal, death or disability, then they or him, as the case may be, so long as they or he has the right to designate a nominee, shall designate another person to fill that vacancy. In the event none of William P. Lauder, Gary M. Lauder, and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders’ Agreement to be a nominee and to designate a nominee will cease. The Stockholders’ Agreement contains a “sunset provision.” Under this provision, the Stockholders’ Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders’ Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.
Controlled Company Exemptions. The Lauder family has direct and indirect holdings of approximately 84% of the voting power of the Company as of the Record Date. The Company is considered a “controlled company” under the rules of the New York Stock Exchange (the “NYSE”) because the Lauder family and their related entities hold more than 50% of the voting power of the Company’s outstanding voting stock. As a “controlled company,” the Company is eligible to rely on certain exemptions from the NYSE corporate governance requirements, including those related to the Board and its committees. Notwithstanding the availability of these exemptions, the Board has determined that it will be comprised of a majority of independent directors and that both the Nominating and ESG Committee and the Compensation Committee will include provisions in their respective charters consistent with the NYSE requirements for non-controlled companies. However, as permitted by the NYSE rules for “controlled companies,” our Board does not require that either the Nominating and ESG Committee or the Compensation Committee be comprised solely of independent directors. The Audit Committee is comprised solely of independent directors.
Board Committees. The Board has established the following standing committees: the Audit Committee; the Compensation Committee (which includes the Stock Plan Subcommittee); and the Nominating and ESG Committee. Each director on these committees is an independent director except for William P. Lauder, who is a member of the Nominating and ESG Committee, and Eric L.

20 | 2025 Proxy Statement

Zinterhofer, who is a member of the Compensation Committee. Each committee reports regularly to the Board and has the authority to engage its own advisors. From time to time, the Board reviews the composition of its committees. In December 2024, Richard D. Parsons ceased serving as a member of the Compensation Committee and the Nominating and ESG Committee, and in February 2025, the Board appointed Mr. Zinterhofer to the Compensation Committee.
Committee Composition as of the Record Date
Director	Audit Committee	Compensation Committee	Nominating and ESG Committee
Charlene Barshefsky†
Angela Wei Dong
Paul J. Fribourg†
Jennifer Hyman
William P. Lauder
Arturo Nuñez†
Lynn Forester de Rothschild
Barry S. Sternlicht
Jennifer Tejada
Richard F. Zannino*
Eric L. Zinterhofer
    Chair         Member

†
Also a member of the Stock Plan Subcommittee

*
Lead Independent Director

Copies of each charter adopted by the Board are available in the “Investors” section of our website, www.elcompanies.com, under “Corporate Governance.”
Audit Committee (as of the Record Date)	• Richard F. Zannino (Chair) • Angela Wei Dong • Paul J. Fribourg	• Jennifer Hyman • Arturo Nuňez
The Audit Committee, among other things, appoints the independent auditors; reviews the independence of such auditors; approves the scope of the annual audit activities of the independent auditors and the Company’s Internal Audit department; reviews audit results; reviews and discusses our financial statements with management and the independent auditors; reviews and discusses with the Board our policies for risk assessment and risk management; and is responsible for our related person transactions policy. The committee’s oversight responsibilities include matters relating to information technology, cybersecurity, taxes, treasury, and legal matters. The committee meets periodically with the Chief Financial Officer, the head of internal audit, and representatives of the independent auditors. The Board has determined that each of Mr. Fribourg and Mr. Zannino qualifies as an “Audit Committee Financial Expert” in accordance with SEC rules.

2025 Proxy Statement | 21

Compensation Committee (as of the Record Date)	• Paul J. Fribourg (Chair)* • Charlene Barshefsky*	• Arturo Nuñez* • Eric L. Zinterhofer
*Also a member of the Stock Plan Subcommittee
The Compensation Committee establishes and approves compensation plans and arrangements with respect to the Company’s executive officers and administers the Company’s Executive Annual Incentive Plan. The Compensation Committee also has oversight of our human capital management. The Stock Plan Subcommittee has authority over all decisions regarding awards to executive officers under our share incentive plans and authority to administer our share incentive plans under which executive officers and other employees may receive equity grants. We also have an Employee Equity Award Committee, the sole member of which is our CEO in his role as a director (Mr. de La Faverie). The purpose of this committee is to make limited grants of equity awards under the share incentive plan to employees who are not executive officers.
Compensation Committee Interlocks and Insider Participation. During fiscal 2025, Ambassador Barshefsky, Mr. Fribourg, Mr. Nuñez, and Mr. Zinterhofer (effective February 25, 2025) served on the Compensation Committee. Richard D. Parsons served on the Compensation Committee during fiscal 2025 until his retirement from the Board on December 3, 2024. None of the directors who served on the Compensation Committee during fiscal 2025 was a current or former officer or employee of the Company or any of its subsidiaries, and none had any relationship requiring disclosure under this caption pursuant to SEC rules. In addition, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions) or as a director of any other entity where an executive officer of such entity served on our Compensation Committee or Board.
Nominating and ESG Committee (as of the Record Date)	• Jennifer Tejada (Chair) • Jennifer Hyman • William P. Lauder	• Lynn Forester de Rothschild • Barry S. Sternlicht
The Nominating and ESG Committee oversees the Company’s corporate governance matters, as well as its citizenship and sustainability initiatives. The committee also proposes candidates to fill vacancies on the Board and recommends nominees for election as directors; oversees CEO succession planning; oversees the Board’s evaluation of the CEO, in coordination with the Compensation Committee, as necessary and appropriate; reviews and makes recommendations regarding Board practices and procedures; considers corporate governance matters that may arise from time to time and reviews and recommends the compensation for service as a Board member.
Board and Board Committee Meetings; Annual Meeting Attendance; and Executive Sessions. Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. In furtherance of the Board’s role, directors are expected to attend all scheduled Board and Board committee meetings and all meetings of stockholders. All directors may, but are not required to, attend committee meetings regardless of their membership on the committee, excluding executive sessions or where attendance at such meeting would be inappropriate, such as if conflicts of interest, confidentiality or privilege issues were to arise. In fiscal 2025, the Board, the Audit Committee, the Compensation Committee (and the Stock Plan Subcommittee) each met seven times, and the Nominating and ESG Committee met five times. The total combined attendance for all Board and committee meetings in fiscal 2025 was over 97%. No director attended less than 75% of Board and committee meetings in fiscal 2025. There were six executive sessions of non-employee directors, and one executive session of the independent directors in fiscal 2025. Directors are expected to attend the Annual Meeting of Stockholders. All of our directors serving on the Board at the time attended our 2024 Annual Meeting of Stockholders.
Board Leadership Structure. Our Board is currently led by the Chair of the Board (the “Chair”), Mr. W. Lauder, and the Lead Independent Director, Mr. Zannino. As of the Record Date, our Board is comprised of 14 directors, including 13 non-management directors, of whom nine are

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independent members and four are non-independent members of the Lauder family, and one management director (our President and CEO). A majority of the directors on our Board are independent. The Chair presides over all meetings of the Board, while the Lead Independent Director presides over all executive sessions of the independent directors and executive sessions of the non-management directors. The Board considers this structure appropriate in view of the Lauder family’s significant investment in the Company. It also aligns with the Stockholders’ Agreement among certain members of the Lauder family and the Company. See “Additional Information Regarding the Board of Directors – Stockholders’ Agreement and Lauder Family Control.”
Chair of the Board. Effective November 8, 2024, William P. Lauder’s role transitioned from Executive Chairman of the Board to Chair of the Board (as provided in our Corporate Governance Guidelines). In his role as Chair, Mr. W. Lauder, facilitates the Board operating in the best interest of the Company. He also reinforces the Company’s family heritage and serves as a visible representative of both the Lauder family and the Company with employees, governmental entities, other stakeholders, and the broader community. His duties as Chair include maintaining a strong working relationship with the CEO and supporting the development of strategy, capital management (including acquisitions and divestitures), risk management and major corporate actions to be presented to the Board. Also as provided in our Corporate Governance Guidelines, the duties of the Chair role are based on the assumption that the Chair role is held by a non-independent member of the Lauder family with a Lead Independent Director in place, and a Nominating and ESG Committee comprised of a majority of independent directors. The Chair is elected annually by the Board; can be removed by the Board; and reports to the Board.
Lead Independent Director. As provided in our Corporate Governance Guidelines, effective November 8, 2024, an independent director serves as our Lead Independent Director. Prior to that date, an independent director served as Presiding Director. Ambassador Barshefsky served as Presiding Director through November 8, 2024 when the Board elected Mr. Zannino to serve as the Lead Independent Director. In fiscal 2025, Ambassador Barshefsky and subsequently Mr. Zannino presided over the executive sessions of the independent directors and non-management directors on the Board. The Lead Independent Director is selected from among the independent directors annually, and serves a one-year term beginning at the Board meeting immediately following the Annual Meeting of Stockholders. Mr. Zannino has been re-appointed by the Board to serve as the Lead Independent Director for a one-year term beginning after the 2025 Annual Meeting, subject to his re-election as a director at that meeting.
Lauder Family Control. Our Company was founded in 1946 by Estée and Joseph Lauder, and subsequent generations of Lauders, including their sons, Leonard A. Lauder and Ronald S. Lauder, have had significant involvement in the business and management of the Company. The business was run as a private family enterprise until our initial public offering in 1995. As a publicly traded, family-controlled company, we continue to benefit from the Lauder family’s demonstrated dedication and commitment to its long-term success. The members of the Lauder family are connected to the Company not just financially through their ownership of common stock but just as fundamentally through their historical legacy of long-term family stewardship that continues today. As of the Record Date, Ronald S. Lauder (the son of Estée and Joseph Lauder), is an Executive Officer and is Chairman of Clinique Laboratories, LLC. William P. Lauder (a son of Leonard A. Lauder, who passed away in 2025) serves as Chair, Gary M. Lauder (a son of Leonard A. Lauder), Jane Lauder (Ronald S. Lauder’s daughter), and Eric L. Zinterhofer (Ronald S. Lauder’s son-in-law and Jane Lauder’s brother-in-law) serve on our Board of Directors. Aerin Lauder, who is the daughter of Ronald S. Lauder and the wife of Eric L. Zinterhofer, is the Estée Lauder Ambassador, Director Creative Special Projects.
Controlled Company Features including Sunset Provisions for Class B Common Stock and the Stockholders’ Agreement. As referenced above, we are a “controlled company” under the rules of the NYSE because the Lauder family and their related entities hold more than 50% of the voting power of the outstanding voting stock. We note that the controlled company structure is not uncommon in the beauty industry. Our controlled company structure includes dual class stock, a classified board, and a Stockholders’ Agreement that requires the members of the family who are

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party to the agreement to vote in favor of up to four director nominees designated by members of the family. In addition, we have non-independent directors on our Nominating and ESG Committee and Compensation Committee. Each of these matters is explained below.
Dual Class Stock Structure. Under our dual class stock structure, holders of Class A Common Stock have one vote per share, and holders of Class B Common Stock (limited to members of the Lauder family and related entities) have 10 votes per share. Our Certificate of Incorporation contains a sunset provision, which provides that, if as of the record date for any meeting of stockholders of the Company, the outstanding Class B Common Stock constitutes less than 10% of the total outstanding Common Stock, each share of Class B Common Stock will automatically convert as of the record date into one share of Class A Common Stock with one vote per share. As of the Record Date for the 2025 Annual Meeting, the outstanding Class B Common Stock constituted approximately 35% of the total outstanding Common Stock.
Board Composition; Voting under the Stockholders’ Agreement. Our Board is divided into three classes, with each member serving for a three-year term. As explained above, Lauder Family Members who are party to the Stockholders’ Agreement have agreed to vote shares beneficially owned by them in favor of up to four individuals as directors. The Stockholders’ Agreement contains a sunset provision, pursuant to which the agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company. Shares subject to the Stockholders’ Agreement represented approximately 84% of the voting power of the Company as of the Record Date for the 2025 Annual Meeting of Stockholders.
Committee Composition including Independent Committee Leadership; Lead Independent Director; Majority of Independent Directors. As permitted by the NYSE rules for “controlled companies” we are not required to have our Nominating and ESG Committee or Compensation Committee composed solely of independent directors. William P. Lauder, Chair of the Board, and, not an independent director, serves on our Nominating and ESG Committee, and Eric L. Zinterhofer, who is also not an independent director, serves on our Compensation Committee. We believe this committee service is appropriate because of the valuable contributions that Mr. W. Lauder and Mr. Zinterhofer make; as reflected in the biographical information above, each has extensive business, leadership and financial experience. We note that all the directors on our Audit Committee, including the Chair, are independent, as are the Chairs of our Nominating and ESG Committee and our Compensation Committee. Our Stock Plan Subcommittee, which approves all equity grants to our executive officers including the CEO, is composed solely of independent directors. In addition, our Lead Independent Director is independent. Although, as a controlled company, we are not required by the NYSE rules to have a majority of independent directors, our Board has determined that it will have a majority of independent directors. As of the Record Date, 9 of our 14 Board members (approximately 64%) are independent.
CEO Succession Planning Process. The Nominating and ESG Committee establishes policies and principles for CEO succession, and our Board reviews CEO succession plans on an ongoing basis. The Board has numerous opportunities to meet with, and assess development plans for, members of management and other potential leaders, including through formal presentations to the Board and its committees, as well as informal discussions and events. The Board has established a succession process in the event of the CEO’s death or disability.
Board Role in Risk Oversight. Our Board regularly receives reports from our CEO and other members of senior management on significant areas of risk, including strategic, operational, financial, legal and regulatory, cybersecurity, and reputational risks. However, senior management is responsible for assessing and managing the Company’s various risk exposures on a day-to-day basis. In this regard, various management functions within the Company, such as Legal, Finance, Treasury, Internal Audit, Information Technology, Global Supply Chain, Research & Development, and Environment, Health and Safety, focus on specific areas of risk within their respective functions. Management has a systemic and integrated approach to overall risk management that includes the

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identification of risks and mitigation plans in the strategic planning process. The Board’s role is one of oversight, assessing major risks facing the Company and reviewing options for their mitigation with management. In addition, the Audit Committee reviews and discusses with management our enterprise risk management processes.
Risk in Compensation Programs. The Company has a framework for evaluating incentive plan design features that may encourage or help mitigate risk, such as a mix of compensation elements, metrics, leverage, caps, and time horizons, in order to determine whether the risks arising from our compensation programs (in addition to those applicable only to executive officers) are reasonably likely to have a material adverse effect on the Company. Using this framework in fiscal 2025, we concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company. The results were reviewed with senior management and the Compensation Committee.
Board Membership Criteria. The Nominating and ESG Committee works with the Board on an annual basis to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. All directors should possess the highest personal and professional ethics as well as an inquisitive and objective perspective, practical wisdom, and mature judgment. In evaluating the suitability of individual Board members, the Board considers a range of factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of the Company’s business on a technical level; and each individuals’ educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that, through a diversity of experience, supports the success of the business and, represents stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and ESG Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
The Board does not believe that its members should be prohibited from serving on the boards or committees of other organizations; however, each director is expected to devote the time and attention necessary to fulfill their obligations as a director of the Company. A director who serves as CEO of another public company should not serve on more than four boards of public companies, including our Board and the board of the company for which they serve as CEO. Other directors should not serve on the boards of more than five public companies, including our Board.
No director (other than the CEO) will be nominated for election to the Board after their 74th birthday; provided that for the avoidance of doubt, a director shall be permitted to serve out the remainder of their term after reaching such age.
When the need for a new director arises, the Nominating and ESG Committee identifies and evaluates one or more candidates based on the criteria described above. The evaluation is conducted using the information provided with a recommendation or that it otherwise possesses, which may be supplemented through additional inquiries, as necessary. Application of these criteria involves the exercise of judgment and cannot be measured in any mathematical or routine way. Based on its assessment of each candidate’s independence, skills, and qualifications and the criteria described above, the Nominating and ESG Committee will make recommendations regarding potential director candidates to the Board. From time to time, the Nominating and ESG Committee may engage a third-party firm to assist with identifying and evaluating potential director candidates. The Nominating and ESG Committee will evaluate stockholder-recommended candidates in the same manner as other candidates. Candidates may also be designated pursuant to the Stockholders’ Agreement. See “Additional Information Regarding the Board of Directors – Stockholders’ Agreement and Lauder Family Control.” Eric L. Zinterhofer was elected as a Class II director in January 2025, and, with his consent, has been nominated by the Board to stand for election as a Class I Director at the 2025 Annual Meeting. In both cases, he was Mr. R. Lauder’s designee under the Stockholders’ Agreement. Annabelle Yu Long and Dana Strong were recommended for consideration as director candidates by non-management directors, and in accordance with the process described above, both candidates were evaluated by the Nominating and ESG Committee.

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At the recommendation of the Nominating and ESG Committee, both candidates were nominated by the Board to stand for election as Class II Directors at the 2025 Annual Meeting.
Board Independence Standards for Directors. To be considered “independent” for purposes of membership on the Company’s Board of Directors, the Board must determine that a director has no material relationship with the Company, including any of its subsidiaries, other than in his or her capacity as a director. For each director, the Board broadly considers all relevant facts and circumstances. In making its determination, the Board considers the following categories of relationships to be material, thus precluding a determination that a director is “independent:”
(i)
the director is an employee of the Company, or an immediate family member of the director is an executive officer of the Company, or was so employed during the last three years.

(ii)
the director receives, or an immediate family member of the director receives, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)
(A) the director is a current partner or employee of a firm that is the Company’s internal or external auditor, (B) the director has an immediate family member who is a current partner of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member of the director was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(iv)
the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of  $1 million, or 2% of such other company’s consolidated gross revenues.

Additionally, the following relationships will not be considered to be “material” relationships that would impair a director’s independence:
(i)
any of the relationships described in (i)-(v) above, if such relationships occurred more than three years ago, or

(ii)
if a director is a current employee, or an immediate family member of a director is a current executive officer of another company that does business with the Company and such other company, during the current or last fiscal year, made payments to, or received payments from, the Company of less than $1 million or 2% of such other company’s consolidated gross revenues, whichever is greater.

Contributions to tax exempt organizations shall not be considered payments for purposes of these independence standards. An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
The Board reviews at least annually whether directors meet these Director Independence Standards. The following directors have been determined by the Board to be “independent” pursuant to NYSE rules and the Company’s Independent Director Standards described above: Charlene Barshefsky, Angela Wei Dong, Paul J. Fribourg, Jennifer Hyman, Arturo Nuñez, Lynn Forester de Rothschild, Barry S. Sternlicht, Jennifer Tejada, and Richard F. Zannino. The Board has also determined that the new director nominees, Annabelle Yu Long and Dana Strong, are “independent” as described above. In order to be considered “independent” under NYSE rules for

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purposes of serving on the Company’s Audit Committee or Compensation Committee, a director also may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than as a director, and may not be an “affiliated person” of the Company. Audit Committee members may receive directors’ fees and fixed payments for prior service with the Company. The Board has determined that each member of the Audit Committee and each independent member of the Compensation Committee meets these additional independence requirements.
Communications with the Board. A stockholder or any other interested party may communicate with the Board, any Committee thereof, the non-management directors as a group, or any individual director, including the Lead Independent Director, by addressing the correspondence to that individual or group, c/o Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The General Counsel or a designated representative will review such correspondence, at their discretion, forward it to the intended recipient(s) if the content relates to the duties and responsibilities of the Board or its members. Materials deemed inappropriate or containing unsolicited advertising, or promotional content may be withheld.
Director Nominees Recommended by Stockholders. The Nominating and ESG Committee will consider stockholder recommendations of nominees in the same manner as and pursuant to the same criteria by which it considers all other nominees, except for nominations received pursuant to the Stockholders’ Agreement. Stockholders who wish to suggest qualified candidates should send their written recommendation to the Nominating and ESG Committee, c/o Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The following information must accompany any such recommendation by a stockholder: (i) the name and address of the stockholder making the recommendation; (ii) the name, address, telephone number, and social security number of the proposed nominee; (iii) the class or series and number of shares of the Company that are beneficially owned by the stockholder making the recommendation; (iv) a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the proposed nominee to serve as a director of the Company if so elected; (v) a copy of the proposed nominee’s resume and references; and (vi) an analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria for Board membership established by the Board. See “Board Membership Criteria.” For stockholders intending to nominate an individual for election as a director directly, there are specific procedures set forth in our bylaws. See “Stockholder Proposals and Director Nominations for the 2026 Annual Meeting” below.
Corporate Governance Guidelines and Code of Conduct
The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of the Company. These practices are set forth in the Company’s Corporate Governance Guidelines. The Company also has a Code of Conduct (the “Code”) applicable to all employees, officers, and directors of the Company including the Chief Executive Officer and the Chief Financial Officer. These documents, along with any waiver of a provision of the Code granted to a senior officer or director or any material amendment to the Code, are available in the “Investors” section of the Company’s website: www.elcompanies.com under “Corporate Governance.”
Related Person Transactions Policy and Procedures
We have a written policy (the “Related Person Transactions Policy”) that sets forth procedures for the review, approval, and ratification of transactions involving “Related Persons.” Related Persons consist of any director, director nominee, executive officer, any beneficial owner of more than 5% of the Company’s Common Stock, any immediate family member of such persons, and any other person deemed to be a Related Person under the rules of the SEC. Under the Related Person Transactions Policy, a “Transaction” includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions,

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arrangements, or relationships where the Company and a Related Person are participants. The Audit Committee is responsible for administering this policy.
When a potential Related Person Transaction is identified, our policy requires that it be promptly reported to either the General Counsel or the Secretary to review. If it is determined that such Transaction is not within the scope of the Related Person Transactions Policy, then no further action is necessary. Otherwise, the Transaction shall be presented to the Audit Committee to make an assessment and determination. If the Audit Committee determines that a Related Person Transaction is inconsistent with the interests of the Company and its stockholders, the Audit Committee shall prohibit such transaction. If the Related Person at issue is a director of the Company, or an immediate family member of a director, then such director shall not participate in the assessment or determination of the Transaction being reviewed. The information presented to the Audit Committee in connection with its assessment will include the following: (i) the Related Person’s relationship to the Company; (ii) a description of the Transaction, including the material terms, the approximate aggregate value, and the identities of other parties; (iii) the benefits of the Transaction to the Company and the Related Person; (iv) the availability of other sources of comparable products or services; and (v) any other relevant information. If the Audit Committee determines that the Related Person has a direct or indirect material interest in the Transaction, the Transaction shall be disclosed in the Company’s proxy statement.
Certain Relationships and Related Transactions
Lauder Family Relationships and Compensation. Leonard A. Lauder was Chairman Emeritus until he passed away in June 2025. His brother Ronald S. Lauder is Chairman of Clinique Laboratories, LLC, and was a management Director until he retired from the Board in January 2025. William P. Lauder and Gary M. Lauder are the sons of the late Mr. L. Lauder. Mr. W. Lauder and Mr. G. Lauder are both non-management directors on our Board. Mr. W. Lauder currently serves as Chair of the Board. He previously served as Executive Chairman until November 8, 2024, and remained an employee of the Company until his retirement on February 28, 2025. Mr. R. Lauder has two daughters, Aerin Lauder and Jane Lauder. Ms. A. Lauder is the Estée Lauder Ambassador, Director Creative Special Projects (see “Agreements with Aerin Lauder” for additional information) and Ms. J. Lauder serves as a non-management Director on our Board. She previously served as a management Director and as an executive officer in the role of Executive Vice President, Enterprise Marketing and Chief Data Officer until her departure from the Company on December 31, 2024. Mr. Eric L. Zinterhofer was elected as a non-management Director on our Board in January 2025. He is a son-in-law of Mr. R. Lauder and husband of Ms. A. Lauder. He is not an employee of the Company. Jack Zinterhofer, a son of Mr. E. Zinterhofer and Ms. A. Lauder, has been an employee of the Company since September 2024 in the role of Senior Presidential Associate. Katherine Lauder, the daughter-in-law of Mr. G. Lauder and Laura H. Lauder, has been an employee of the Company since September 2025 in the role of Senior Presidential Associate.
Fiscal 2025 Compensation. Leonard A. Lauder’s salary was approximately $1,725,000 through June 14, 2025 and Ronald S. Lauder’s salary was $650,000. In addition to his salary, Mr. R. Lauder also received a bonus of  $187,700. Mr. L. Lauder was and Mr. R. Lauder is entitled to participate in standard benefit plans, such as the Company’s pension and medical plans. No grants of equity-based compensation have been made to Mr. L. Lauder or Mr. R. Lauder since fiscal 2000.
William P. Lauder retired from the Company on February 28, 2025. His base salary during fiscal 2025 was approximately $1,050,000, and he also received a bonus of  $1,265,250 (reflecting pro-ration through his retirement date). In August 2024, we granted Mr. W. Lauder equity-based compensation with an aggregate value of approximately $2,610,000, comprised of 40% PSUs, 40% RSUs, and 20% stock options. He received PSUs with a target payout of 11,242 shares of Class A Common Stock, Stock Options for 17,427 shares of Class A Common Stock with an exercise price of $92.87 per share, and RSUs for 11,242 shares of Class A Common Stock. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2025. See “Retirement of William P. Lauder and Post-retirement Compensation” for additional information.

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Jane Lauder resigned from her role as Executive Vice President, Enterprise Marketing and Chief Data Officer, and ceased to be an employee of the Company, effective December 31, 2024. Her base salary for fiscal 2025 through such date was $485,000 (pro-rated through December 31, 2024). Because she was not retirement eligible at the time of her departure, she forfeited her fiscal 2025 target incentive bonus opportunity, target equity opportunity, and all unvested equity. In addition, any stock options that were exercisable at the time of her departure may be exercised until the earlier of the original expiration date of the option term or one year following her termination. See “Employment Agreement for Jane Lauder and Post-employment Compensation” for additional information.
Jack Zinterhofer’s total compensation was less than $120,000. He did not receive any equity-based compensation.
Fiscal 2026 Compensation. Ronald S. Lauder’s annual base salary is $650,000, and he has a target incentive bonus opportunity of  $350,000. He is entitled to participate in standard benefit plans, such as the Company’s pension and medical plans.
Jack Zinterhofer’s annual base salary is $97,400 and his target fiscal bonus opportunity is $7,800. He does not receive equity-based compensation. His compensation and benefits are consistent with compensation and benefits for other employees at his level. He is also expected to be on an international short-term assignment in fiscal 2026 where he will receive standard benefits under our Global Short-term Assignment Policy, including housing and living allowances of approximately $56,000. This short-term assignment, as well as related allowances, is consistent with assignments for other employees at this level.
Katherine Lauder’s annual base salary is $106,000, her target fiscal bonus opportunity is $8,480, and she will receive a one-time sign-on bonus of  $10,000. She does not receive equity-based compensation. Her compensation and benefits are consistent with the compensation and benefits for other employees at her level.
Employment Agreement for Leonard A. Lauder. Leonard A. Lauder’s employment agreement (the “LAL Agreement”) provided for his employment as Chairman Emeritus until he passed away in June 2025. Mr. L. Lauder participated in standard benefit plans, such as the Company’s pension and medical plans. He was also entitled to participate in the Amended and Restated Fiscal 2002 Share Incentive Plan, but no grants had ever been made to him under the plan. In addition, Mr. L. Lauder was entitled to participate in the Executive Annual Incentive Plan, but he had not received a bonus opportunity compensation since fiscal 2009.
Upon his death, the LAL Agreement provided that for a period of one year from the date of his death, his beneficiary or legal representative will be entitled to receive Mr. L. Lauder’s base salary.
Pursuant to the LAL Agreement, Mr. L. Lauder previously deferred certain compensation, and his deferred compensation account is credited with interest as of each June 30 during the deferral period, compounded annually, at a rate equal to the Citibank N.A. base rate in effect in New York, New York on June 30 of each year (not to exceed 9% per annum). In accordance with the LAL Agreement, the balance in Mr. L. Lauder’s deferred compensation account, approximately $1.1 million, as of June 30, 2025, will be paid to his estate.
Employment Agreement for William P. Lauder. Under his employment agreement effective July 1, 2010, as amended (the “WPL Agreement”), Mr. W. Lauder was an at-will employee, and served as Executive Chairman of the Company until November 8, 2024, and served as Chair of the Board until his retirement on February 28, 2025. The WPL Agreement provided that his base salary and bonus opportunities were set by the Compensation Committee and that his equity grants were determined by the Stock Plan Subcommittee. In addition to benefits generally available to senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $20,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program with an automobile having an acquisition value of $75,000), we paid annual premiums for additional executive term life insurance with a face amount of  $5 million for Mr. W. Lauder through June 2025. Prior to the date of his retirement, he received

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his annual perquisite reimbursement of  $20,000, $5,000 for reimbursement of financial counseling services, and approximately $14,000 in matching 401(k) Savings Plan contributions.
Mr. W. Lauder previously deferred certain compensation, and his deferred compensation account was credited with interest as of each June 30 during the deferral period, compounded annually at a rate equal to the Citibank N.A. base rate in effect in New York, New York on June 30 each year (not to exceed 9% per annum). In accordance with the WPL Agreement, the balance in his deferred compensation account, approximately $7.1 million was paid in September 2025. This included the balance of salary deferrals from amounts deferred on and after December 31, 2004 through fiscal 2011 as reported in the Summary Compensation Table in prior proxy statements.
Retirement of William P. Lauder and Post-retirement Compensation. In connection with the Company’s senior executive retirement benefits and his retirement on February 28, 2025, Mr. W. Lauder received the following payments and benefits: (i) the opportunity to purchase up to $1,280 worth of Company products per year at no charge (“Annual Gratis”) for life; and (ii) a payment in the amount of  $150,862 (paid on March 15, 2025) for unused vacation days for calendar year 2025. The first year of senior executive retirement payments will be pro-rated from April through December 2025, and the full amounts will be paid each December thereafter. Effective April 1, 2025, the Company will provide life-time annual supplemental payments in connection with Mr. W. Lauder’s healthcare benefits (approximately $7,600 per year), which includes the payment in lieu of a medical reimbursement program that was discontinued, as well as payments in lieu of healthcare benefits (medical, prescription, and dental) (approximately $6,800 (medical) and $2,850 (dental) per year).
Mr. W. Lauder is able to elect distribution of his accumulated benefits under The Estee Lauder Companies Retirement Growth Account Plan (the “RGA Plan”), in accordance with the plan terms. The balance as of June 30, 2025 was approximately $851,900. He can defer this payment until age 73. The accumulated benefits for him under The Estee Lauder Inc. Benefits Restoration Plan (the “Restoration Plan”) will be paid out in annual installments over a five-year period starting in September 2025, pursuant to the terms of the plan and in compliance with Section 409A. The balance as of June 30, 2025 was approximately $8,341,800. See “Compensation Discussion and Analysis – Pension Benefits” for additional information regarding these plans.
Upon his retirement, Mr. W. Lauder’s outstanding equity awards (PSUs, RSUs, and stock options) were treated in accordance with the retirement provisions in the applicable equity award agreements. Specifically, his outstanding PSUs will continue to vest and be paid, with payment, if any, to be made at the same time such awards are paid to active executives. Similarly, his outstanding RSUs will continue to vest and be paid in accordance with the vesting schedule for each award. His unvested stock options became immediately exercisable upon his retirement and remain exercisable until the original expiration option term.
Beginning March 1, 2025, Mr. W. Lauder is compensated as a non-employee director, including for service as Chair of the Board with an additional retainer of  $225,000 annually (pro-rated for fiscal 2025). The Company pays $2,200 per month for the continuation of his car lease and insurance. See “Director Compensation” for additional information.
Employment Agreement for Jane Lauder and Post-employment Compensation. Under her employment agreement effective January 30, 2023, Ms. J. Lauder was an at-will employee and served as the Executive Vice President Enterprise Marketing and Chief Data Officer until she resigned from the Company on December 31, 2024. The agreement generally provided for a base salary and bonus opportunities which were set by the Compensation Committee and equity grants which were determined by the Stock Plan Subcommittee. In addition, Ms. J. Lauder was entitled to receive the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program). Of these benefits, she only participated in the Executive Automobile Program, receiving an auto allowance of  $6,600 through December 31, 2024 ($1,100 per month). In addition, the Company paid an annual premium for additional executive term life insurance with a face amount of $5 million through July 2025.

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Ms. J. Lauder is able to elect distribution of her accumulated benefits under the Company’s RGA Plan, in accordance with the plan terms. The balance as of June 30, 2025 was approximately $475,600. She can defer payment until age 73. The accumulated benefits for her under the Restoration Plan will be paid out in annual installments over a five-year period starting in July 2025, pursuant to the terms of the plan and in compliance with Section 409A. The balance as of June 30, 2025 was approximately $1,113,000.
Beginning January 1, 2025, as a non-employee director, Ms. J. Lauder receives non-employee director compensation. See “Director Compensation” for additional information.
Lauder Family Members. As used in this Proxy Statement, the term “Lauder Family Members” includes only the following persons: (i) the estate of Mrs. Estée Lauder; (ii) each descendant of Mrs. Estée Lauder (a “Lauder Descendant”) and their respective estates, guardians, conservators, or committees; (iii) each “Family Controlled Entity” (as defined below); and (iv) the trustees, in their respective capacities as such, of each “Family Controlled Trust” (as defined below). The term “Family Controlled Entity” means: (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term “Family Controlled Trust” includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants, and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.
Registration Rights Agreement. Ronald S. Lauder, The Estée Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, the Estate of Leonard A. Lauder (the “LAL Estate”), certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York (“Morgan Guaranty”), and the Company are parties to a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which each of the LAL Estate, Ronald S. Lauder, and Morgan Guaranty has three demand registration rights and The Estée Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estée Lauder 1994 Trust may be used only by a pledgee of The Estée Lauder 1994 Trust’s shares of Common Stock. All the parties to the Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any other pledgee of The Estée Lauder 1994 Trust under the Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. The LAL Estate and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations. The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders, and the fees and expenses of the selling stockholders’ counsel) in connection with any demand registrations, as well as any registrations pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.
Stockholders’ Agreement. All Lauder Family Members who are party to the Stockholders’ Agreement have agreed to vote shares beneficially owned by them for the election, as directors of the Company, of the following individuals: (a) William P. Lauder and Gary M. Lauder (or a designee in lieu of one of them); and (b) Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by Ronald S. Lauder. Shares subject to the Stockholders’ Agreement represent a substantial majority of the voting power of the Company as of the Record Date. See “Additional Information Regarding the Board of Directors – Stockholders’ Agreement and Lauder Family Control.”

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Parties to the Stockholders’ Agreement may, without restriction under the agreement, sell their shares in a widely distributed underwritten public offering, in sales made in compliance with Rule 144 under the Securities Act of 1933, or to other Lauder Family Members. In addition, each party to the Stockholders’ Agreement may freely donate shares in an amount not to exceed 1% of the outstanding shares of Common Stock in any 90-day period. In the case of other private sales, each stockholder who is a party to the Stockholders’ Agreement (the “Offering Stockholder”) has granted to each other party (the “Offeree”) a right of first offer to purchase shares of Class A Common Stock that the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member. Each Offeree has the opportunity to purchase the Offeree’s pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The Stockholders’ Agreement also includes provisions for bona fide pledges of shares of Common Stock and procedures related to such pledges. The Stockholders’ Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders’ Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.
Agreements with Aerin Lauder. Estee Lauder Inc. (“ELI”), a subsidiary of the Company, is party to (i) a creative consultant agreement with Aerin Lauder (the “Creative Consultant Agreement”) and (ii) a brand license agreement with Ms. Lauder and Aerin LLC, a limited liability company wholly owned by Ms. Lauder (the “License Agreement”).
Creative Consultant Agreement. Under the Creative Consultant Agreement, Aerin Lauder is the Estée Lauder Ambassador, Director Creative Special Projects where she continues to act as a creative consultant and spokesperson for the brand, promoting the brand through personal appearances and her social media presence. Previously, she was the Style & Design Director, Estée Lauder Re-Nutriv. The Creative Consultant Agreement was most recently amended in fiscal 2024 to extend the term through June 30, 2027. For fiscal 2025, Ms. Lauder received approximately $680,000 for her services under the agreement. For fiscal 2026, Ms. Lauder will receive the same amount ($680,000) for such services, plus any additional amounts per day, if applicable, as described below. The Company has the right to use Ms. Lauder’s name and image to promote Estée Lauder beauty products and related makeup services of the Estée Lauder brand during the term of the Creative Consultant Agreement. Ms. Lauder has agreed to no more than 25 days of personal appearances per year to promote the brand, the Company, or its subsidiaries, after which ELI is required to pay her an additional amount per day ($29,000). No additional amount per day was paid in fiscal 2025. An office and access to an assistant are also provided to Ms. Lauder in connection with her services.
License Agreement. Under the License Agreement, Aerin LLC has granted ELI a worldwide license to use the “Aerin” trademark and “A” logo (and related marks) and Ms. Lauder’s name and image (i) exclusively in connection with “Core Beauty Products” (cosmetics, fragrances, toiletries, skin care, hair care, value sets, and beauty accessories) and (ii) non-exclusively in connection with “Non-Core Beauty Products” (cosmetics bags, tote bags, and fragranced candles). The License Agreement covers the name “Aerin” and not the name “Lauder,” for which the Company and its subsidiaries retain sole ownership. Following the expiration of the initial license term on June 30, 2017, the agreement automatically renewed for two additional 5-year periods. The first renewal period was through June 30, 2022, and the second renewal period is through June 30, 2027. The License Agreement provides for a third 5-year renewal term if ELI does not give notice of non-renewal and net sales hit certain performance targets (or if ELI cures a sales shortfall, in certain circumstances).
ELI launched AERIN Beauty in September 2012 with several products, and additional products have been introduced since then. ELI may launch additional Aerin-branded products in its reasonable commercial judgment. Ms. Lauder has agreed to provide at least ten personal appearances under the License Agreement during each fiscal year, for which she will not be compensated, and which are in addition to those appearances covered by the Creative Consultant Agreement. ELI will be responsible for Ms. Lauder’s reasonable travel expenses in connection with such appearances. Aerin LLC may terminate the License Agreement if an unaffiliated third party

32 | 2025 Proxy Statement

obtains more than 50% of the voting power or equity of ELI. ELI may terminate the License Agreement if control of Aerin LLC (or substantially all of its assets) is transferred to a competitor of ELI or to certain categories of retailers not engaged in prestige distribution. Either side may terminate the License Agreement for an uncured material breach.
Under the License Agreement, Aerin LLC receives the following royalties: (i) for all products other than fragrances, 4% of annual net sales up to $40 million and 5% of annual net sales in excess thereof; and (ii) for fragrances, 5% of annual net sales. For fiscal 2025, Aerin LLC was paid approximately $668,000 in royalties. Under the agreement, ELI must spend the following minimum amounts to promote Aerin-branded products: 15% of ELI’s net sales of such products each annual period (July 1 – June 30) in the remaining term of the agreement, with such requirement capped each year at 50% of Aerin LLC’s similar expenditures, either directly or through other licensees, on Aerin-branded products. Both ELI and Aerin LLC will distribute Aerin-branded products only through prestige retailers. In addition, in fiscal 2025, in connection with the License Agreement, the Company received approximately $295,000 from Aerin LLC for AERIN products provided for sale in Aerin retail locations and on Aerin LLC’s website.
Under the License Agreement, the Company has agreed to invest an additional $300,000 in the AERIN Beauty business each year during the remaining term of the License Agreement for incremental advertising and promotion. Further, the license agreement has a provision concerning a sublicense to a third party to use certain licensed intellectual property solely in connection with amenity-size licensed products. Pursuant to that provision, the Company has agreed to pay Aerin LLC 50% of any royalty obtained from the third party. There were not any such royalty payments to Aerin LLC in fiscal 2025.
Other Arrangements. The Company provides certain of its office space in New York to affiliates of  (a) Ronald S. Lauder and (b) William P. Lauder and Gary M. Lauder and receives payments from affiliates of those individuals in connection therewith. As used herein, the “Ronald S. Lauder Office” refers to one or more affiliates of Ronald S. Lauder that are involved in these office space and services arrangements.
The sublease for the Ronald S. Lauder Office space was renewed in March 2020 for a five-year term with an option to renew for three consecutive five-year renewal terms, and was renewed effective March 2025 for the first five-year renewal term. For fiscal 2025, the rent paid or accrued was approximately $1.02 million. The Company also has agreed to provide the Ronald S. Lauder Office with certain services, such as phone systems, payroll service, and office and administrative services. For fiscal 2025, the Company received approximately $21.8 million pursuant to such agreement. The payments received by the Company from the Ronald S. Lauder Office approximated the Company’s incremental cost of the relevant space and services. At June 30, 2025, the Ronald S. Lauder Office had deposited with the Company approximately $1.57 million to cover expenses.
The Company has similar arrangements for space and services with an affiliate of William P. Lauder and Gary M. Lauder. For fiscal 2025, the Company received payments of approximately $7.9 million from such affiliate and certain charitable organizations for office space and certain services, such as phone systems, payroll service, and office and administrative services. The payments received by the Company from such affiliate approximated the Company’s incremental cost of the relevant space and services. At June 30, 2025, such entities had approximately $921,000 deposited with the Company to cover expenses.
From time to time, the Company charters, through a private independent management company, an aircraft (the “Aircraft”) that is owned indirectly by Chair of the Board, William P. Lauder, for certain business travel by Mr. Lauder himself and Company employees. For such use, the Company pays no more than market rates for comparable travel. During fiscal 2025, the Company paid the management company approximately $11,500 for business travel on the Aircraft. The approximate dollar value of the amount of Mr. Lauder’s interests in these transactions was $11,000.
Certain members of the Lauder family (and entities affiliated with one or more of them) own numerous works of art that are displayed at the Company’s offices. The Company pays no fee to the owners for displaying such works, and the owners of the works pay for their maintenance. In fiscal 2025, the Company paid premiums of less than $10,000 for insurance relating to such works.

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Director Compensation

The following summary describes compensation for our non-employee directors.
Annual Cash Retainer for Board Service. Each non-employee director receives an annual cash retainer of  $100,000, payable quarterly, which may be deferred as explained below.
Annual Cash Retainers for Committee and Chair Service. Each non-employee director who serves on a committee receives an additional annual cash retainer in the following amounts: $12,000 per year for service on the Audit Committee, $8,000 per year for service on the Compensation Committee (including service on the Stock Plan Subcommittee), and $8,000 per year for service on the Nominating and ESG Committee. The Chair of the Audit Committee receives an additional annual cash retainer of   $25,000. The Chairs of the Compensation Committee and the Nominating and ESG Committee each receive an additional annual cash retainer of  $15,000. Cash retainers for committee and chair service are paid quarterly and may be deferred, as explained below.
Annual Cash Retainer for Chair of the Board. The Chair of the Board receives an additional cash retainer of  $225,000, payable quarterly, which may be deferred as explained below.
Annual Cash Retainer for Lead Independent Director. The Lead Independent Director receives an additional annual cash retainer of  $30,000, payable quarterly, which may be deferred as explained below.
Deferral of Annual Cash Retainers. Non-employee directors may elect to defer receipt of all or part of their cash-based compensation. Specifically, pursuant to Deferred Compensation Agreements, they may defer any or all of the above-referenced annual cash retainers into either (i) stock units (accompanied by dividend equivalent rights) or (ii) an interest-bearing cash account, in each case to be paid out in a lump sum in cash as of the first business day of the calendar year following the date on which the director ceases to be a member of the Board.
Annual Stock Units Retainer for Board Service. In addition to the cash retainers described above, each non-employee director also receives a grant of stock units (accompanied by dividend equivalent rights) as an annual stock retainer, pursuant to the Amended and Restated Non-Employee Director Share Incentive Plan (the “Director Share Plan”). This grant is made on the date of each annual meeting of stockholders. The number of stock units awarded is determined by dividing a dollar amount determined by the Board by the average closing price of the Class A Common Stock on the twenty trading days preceding the date of grant. The current amount of this annual stock units retainer is $75,000. Each stock unit is convertible into one share of Class A Common Stock. The shares, represented by the stock units are distributed to the director on or after the first business day of the calendar year following the date the director ceases to be a member of the Board.
Annual Stock Options. In addition to the cash and stock portion of the retainer, each non-employee director receives an annual grant of options valued at no more than $100,000 on the date of grant, pursuant to the Director Share Plan. This grant is made on the date of each annual meeting of stockholders. The exercise price of the options is equal to the closing price of the Class A Common Stock on the date of grant. The options are exercisable beginning one year after the date of grant, provided that the director continues to serve as of such date. The options terminate ten years after the date of grant.
Initial Equity Grant for New Non-employee Directors. Each new non-employee director is granted stock units (accompanied by dividend equivalent rights), pursuant to the Director Share Plan, on the date of the first annual meeting of stockholders that is more than six months after such non-employee director’s initial election to the Board. The number of stock units to be awarded is determined by dividing a dollar amount determined by the Board from time to time (the current amount is $300,000) by the average closing price of the Class A Common Stock on the twenty trading days preceding the date of grant; provided, however, that any new non-employee director shall not receive an initial stock unit grant for greater than 2,000 shares. Each stock unit is

34 | 2025 Proxy Statement

convertible into one share of Class A Common Stock. The shares represented by the stock units are distributed to the director on or after the first business day of the calendar year following the date on which the director ceases to be a member of the Board.
Stock Ownership Requirement. As set forth in the Company’s Corporate Governance Guidelines, the Board believes that in order to align the interests of directors and stockholders, directors should have a significant financial stake in the Company. Each director should own shares of the Company’s Common Stock with a value equal to or greater than five times the annual cash retainer for Board service, no later than five years after initial election to the Board. Applying this guideline, each director is required to own shares of the Company’s Common Stock with a value equal to or greater than $500,000 (i.e. $100,000 × 5). In the event that a change in the Company’s Common Stock price adversely impacts compliance with these stock ownership guidelines, the Nominating and ESG Committee may grant a waiver, an extension, or make other modifications as deemed to be necessary or appropriate. As of the Record Date, each of our directors who have been on the Board for more than five years owned shares of the Company’s Common Stock with a value in excess of $500,000 or has received such waiver.
Stock Ownership Guidelines for Non-Employee Directors
What Counts*	What Does Not Count
Common Stock	Stock Options (vested or unvested)
Stock Units (share payout)
Stock Units (cash payout)

*
Common Stock or Stock Units held directly by the director or the director’s immediate family or held in entities controlled by the director or the director’s immediate family members (including trusts for the benefit of the director or immediate family members). However, any shares of Common Stock that are hedged or pledged do not count for purposes of these stock ownership guidelines.

Company Products. The Company provides directors with certain products from different brands and product categories. The Company believes that providing these products serves a business purpose by enhancing the directors’ familiarity with the Company’s business and product offerings. In addition, each non-employee director is provided with Annual Gratis; if a director chooses to take advantage of this opportunity and purchases more than $640 worth of the Company’s products, the excess is imputed as taxable income to the director. For the year ended June 30, 2025, the aggregate incremental cost to the Company for products provided to the directors was less than $10,000 per director. Non-employee directors may also purchase Company products with the same discount made available to employees of the Company.
Reimbursement of Expenses. Non-employee directors are reimbursed for their reasonable expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for any other reasonable expenses relating to their service on the Board, including participating in director continuing education and Company site visits.
Role of Compensation Consultant. The Nominating and ESG Committee has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assess trends and developments in director compensation practices and to assist the committee in fulfilling its responsibilities related to directors compensation for their service on the Company’s Board and its committees. Semler Brossy’s work for the Nominating and ESG Committee includes a competitive benchmarking analysis of director compensation practices, referencing the same peer group used for the Company’s executive compensation analysis, as set forth in the Compensation Discussion and Analysis. The Nominating and ESG Committee determined that Semler Brossy is free of conflicts of interest.
Management Directors. Directors who are also employees of the Company receive no additional compensation for service as directors. As of the Record Date, Stéphane de La Faverie is the only employee director serving on the Company’s Board.

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Non-Employee Director Compensation for Fiscal 2025
Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)	Total ($)
Charlene Barshefsky	$115,500	$75,000	$99,992	$70,550	—	$361,042
Angela Wei Dong	112,000	75,000	99,992	—	—	286,992
Paul J. Fribourg	135,000	75,000	99,992	—	—	309,992
Jennifer Hyman	120,000	75,000	99,992	—	—	294,992
Gary M. Lauder	100,000	240,636	99,992	—	—	440,628
Jane Lauder*	50,000	—	—	—	—	50,000
William P. Lauder*	111,000	—	—	—	—	111,000
Arturo Nuñez	120,000	75,000	99,992	—	—	294,992
Richard D. Parsons**	58,000	75,000	99,992	—	—	232,992
Lynn Forester de Rothschild	108,000	75,000	99,992	—	—	282,992
Barry S. Sternlicht	108,000	75,000	99,992	—	—	282,992
Jennifer Tejada	123,000	75,000	99,992	—	—	297,992
Richard F. Zannino	159,500	75,000	99,992	—	—	334,492
Eric L. Zinterhofer	54,000	—	—	—	—	54,000

*
Ms. J. Lauder and Mr. W. Lauder received compensation from the Company for fiscal 2025 as employees, these amounts are not included in this table. See “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation” for additional information regarding fiscal 2025 compensation.

**
Mr. Parsons retired from the Board on December 3, 2024. See note (4) below for information about the share payout made following his departure from the Board.

(1)
These amounts represent the annual cash retainer for Board service, committee service, service as Chair of the Board, and service as Presiding Director or Lead Independent Director. The amount shown in this column reflects payments for two quarters of service on the Board as follows: for Mr. Parsons for his committee service and as a non-employee director; for Ms. J. Lauder for her service as a non-employee director; for Mr. W. Lauder, for his service as Chair of the Board, committee service, and as a non-employee director (pro-rated); and for Mr. Zinterhofer for his committee service and as a non-employee director. Mr. Zinterhofer was elected to the Board, effective January 10, 2025, and deferred his annual cash retainer into stock units as noted in note (2) below.

(2)
Mr. Fribourg, Lady de Rothschild, Mr. Sternlicht, and Mr. Zinterhofer deferred their fiscal 2025 annual cash retainers into stock units. All earnings on the fees deferred by directors were based on the value of a hypothetical investment in shares of Class A Common Stock made at the time of the deferral, plus the accrual of dividend equivalents on dividends paid by the Company on the Class A Common Stock. As of June 30, 2025, the directors held units in respect of the following amounts of shares of Class A Common Stock: Mr. Fribourg, 39,559; Lady de Rothschild, 77,346; Mr. Sternlicht, 45,709; and Mr. Zinterhofer, 786.

(3)
These amounts represent the aggregate grant date fair value of the annual stock units retainer for Board service, specifically, units for 905.60 shares of Class A Common Stock granted to each director. In addition, the amount shown for Mr. G. Lauder also includes the aggregate grant date fair value of his initial equity grant for new non-employee directors specifically, units for 2,000 shares of Class A Common Stock which he received on November 8, 2024. The expense associated with the stock unit grants is computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). An annual stock units retainer grant was not made on November 8, 2024 (fiscal 2025) to Ms. J. Lauder, Mr. W. Lauder, and Mr. Zinterhofer because they were not non-employee directors at that time.

(4)
These stock units convert into Class A Common Stock on or after the first business day of the calendar year following the date on which the director ceases to serve on the Board. Presented below are the aggregate number of shares of Class A Common Stock underlying annual stock unit retainers received for service as a non-employee director outstanding as of June 30, 2025, which include dividend equivalents.

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Name	Total Number of Shares of Class A Common Stock Underlying Stock Awards Outstanding as of June 30, 2025
Charlene Barshefsky	22,537
Angela Wei Dong	4,004
Paul J. Fribourg	13,535
Jennifer Hyman	3,564
Jane Lauder	—
Gary M. Lauder	3,581
William P. Lauder	—(a)
Arturo Nuñez	3,435
Richard D. Parsons	—(b)
Lynn Forester de Rothschild	22,300
Barry S. Sternlicht	17,653
Jennifer Tejada	3,564
Richard F. Zannino	12,706(c)
Eric L. Zinterhofer	—

(a)
In his prior role as Executive Chairman, Mr. W. Lauder was granted and as of June 30, 2025 held the following Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”) which are not included in the table above. See “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Annual Performance Share Units” and Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Annual Restricted Stock Units” as well as the “Outstanding Equity Awards at June 30, 2025” table in prior proxy statements for additional information regarding these grants to Mr. W. Lauder.

Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested as of June 30, 2025 (#)(1)	Award Type	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
9/6/22	RSU	1,637	PSU	0
8/28/23	RSU	3,709	PSU	2,782
8/27/24	RSU	11,242	PSU	5,621

(1)
Annual RSUs generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant.

(2)
Represents (a) the annual PSUs granted on September 6, 2022 (fiscal 2023), at an aggregate payout of 0% and (b) the threshold level of payout for the annual PSUs granted on (i) August 28, 2023 (fiscal 2024) and (ii) August 27, 2024 (fiscal 2025). Payout of the fiscal 2024 and fiscal 2025 annual PSUs will be made in early fiscal 2027 and early fiscal 2028, respectively, assuming the threshold performance criteria are achieved.

(b)
Mr. Parsons retired from the Board on December 3, 2024. Following his departure from the Board, in January 2025, the estate of Mr. Parsons received 14,962 shares of Class A Common Stock (for the conversion of approximately 14,962 stock units that included dividend equivalent rights), valued at approximately $1,106,928, and his family trust received 6,241 shares of Class A Common Stock (for the conversion of approximately 6,241 stock units that included dividend equivalent rights), valued at $461,709. As a result, neither the estate nor the family trust held any stock units as of June 30, 2025.

(c)
This includes 10,536 stock units held by a limited liability company owned by trusts for the benefit of members of Mr. Zannino’s family. Mr. Zannino has investment power over these stock units.

(5)
These amounts represent the aggregate grant date fair value of the annual stock options, specifically, options to purchase 4,094 shares of Class A Common Stock granted to each director), as computed in accordance with FASB ASC Topic 718. For a description of the assumptions used to calculate the aggregate grant date fair value of such stock options, see Note 19 (“Stock Programs”) to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025. An annual stock option grant for non-employee directors was not made on November 8, 2024 to Ms. J. Lauder, Mr. W. Lauder, and Mr. Zinterhofer because they were not non-employee directors at the time of the grant.

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(6)
Presented below are the aggregate number of shares of Class A Common Stock underlying stock options outstanding as of June 30, 2025 that were granted for service as a non-employee director.

Name	Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2025
Charlene Barshefsky	26,063(a)
Angela Wei Dong	7,658
Paul J. Fribourg	10,254
Jennifer Hyman	10,254
Jane Lauder	—(b)
Gary M. Lauder	6,420
William P. Lauder	—(c)
Arturo Nuñez	7,658
Richard D. Parsons	8,065(d)
Lynn Forester de Rothschild	26,063
Barry S. Sternlicht	26,063
Jennifer Tejada	14,488
Richard F. Zannino	26,063(e)
Eric L. Zinterhofer	—

(a)
This includes 13,904 shares of Class A Common Stock underlying stock options that are held indirectly by Ambassador Barshefsky through a family trust.

(b)
Ms. J. Lauder did not receive or hold any such stock options as a non-employee director as of June 30, 2025. As an employee of the Company, she was granted stock options and as of June 30, 2025, held options exercisable for an aggregate of 86,203 shares of Class A Common Stock having exercise prices ranging from $77.35 to $344.06 per share. Any stock options that were exercisable at the time of her departure (December 31, 2024) may be exercised until the earlier of one year following her termination date or the original expiration date of the option term. Such options are not included in the table above.

(c)
Mr. W. Lauder did not receive or hold any such stock options as a non-employee director as of June 30, 2025. As an employee of the Company, Mr. W. Lauder was granted stock options and as of June 30, 2025, held options exercisable for an aggregate of 102,425 shares of Class A Common Stock having exercise prices ranging from $92.87 to $344.06 per share and expiring on various dates between 2028 and 2034. Such options are not included in the table above.

(d)
Held by the estate of Mr. Parsons.

(e)
This includes 15,809 shares of Class A Common Stock underlying stock options that are held by a limited liability company owned by trusts for the benefit of members of Mr. Zannino’s family. Mr. Zannino has investment power over these stock options.

(7)
Non-employee directors do not receive pension benefits from the Company. Some of the Company’s directors in fiscal 2025 and prior years deferred their annual cash retainers pursuant to applicable deferral agreements. Ambassador Barshefsky defers her annual cash retainers into an interest-bearing cash account. Interest is credited at the Citibank base rate in effect on the last day of the calendar year. The amount shown for Ambassador Barshefsky reflects the interest that accrued above the applicable federal rate (“AFR”) as set by the Internal Revenue Service in fiscal 2025, using the Citibank base rate and AFR at December 31, 2024.

38 | 2025 Proxy Statement

Ownership of Shares
The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock; (ii) each of the Company’s directors or nominees; (iii) each of the executive officers whose names appear in the Summary Compensation Table; and (iv) all current directors and executive officers as a group. Except as set forth in the notes to the table, such beneficial ownership is as of July 31, 2025, and the business or mailing address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. As described in the notes to the table, certain named beneficial owners share voting and/or investment power with respect to certain shares of Common Stock. Consequently, such shares are shown as beneficially owned by more than one person.
	Class A Common Stock(1)		Class B Common Stock		Voting Power†
Name of Beneficial Owner	Number(2)%		Number	%	%
LAL Family Corporation(3)(4)	—	—	80,437,628	64.1%	54.0%
Ronald S. Lauder(3)(5)	73,335	*	4,775,210	3.8%	3.2%
William P. Lauder(3)(6)	112,492	*	8,515,960	6.8%	5.7%
Gary M. Lauder(3)(7)	16,375	*	45,740	—	*
Aerin Lauder(3)(8)	1,692	*	14,294,510	11.4%	9.6%
Jane Lauder(3)(9)	144,966	0.1%	22,346,614	17.8%	15.0%
The Leonard A Lauder 2013 Revocable Trust(3)(10)	266,638	0.1%	—	—	*
Eric L. Zinterhofer(11)	1,692	*	14,294,510	11.4%	9.6%
Charlene Barshefsky(12)	124,306	0.1%	—	—	*
Angela Wei Dong(13)	7,568	*	—	—	*
Paul J. Fribourg(14)	543,995	0.2%	—	—	*
Jennifer Hyman(15)	12,074	*	—	—	*
Arturo Nuñez(16)	6,999	*	—	—	*
Lynn Forester de Rothschild(17)	59,478	*	—	—	*
Barry S. Sternlicht(18)	110,434	*	—	—	*
Jennifer Tejada(19)	15,958	*	—	—	*
Richard F. Zannino(20)	42,862	*	—	—	*
Stéphane de La Faverie(21)	57,461	*	—	—	*
Fabrizio Freda(22)	1,114,232	0.5%	—	—	*
Jane Hertzmark Hudis(23)	108,594	*	—	—	*
Peter Jueptner(24)	138,415	*	—	—	*
Rashida La Lande(25)	14,357	*	—	—	*
Akhil Shrivastava(26)	7,114	*	—	—	*
Tracey T. Travis(27)	257,499	0.1%	—	—	*
Capital World Investors(28)	12,466,662	5.3%	—	—	0.8%
FMR LLC(29)	14,330,173	6.1%	—	—	1.0%
The Vanguard Group(30)	27,014,253	11.5%	—	—	1.8%
All directors and executive officers as a group (24 persons)(31)	1,905,824	0.8%	45,067,440	35.9%	30.4%

†
Voting power represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially as of July 31, 2025. On that date, there were 234,287,016 shares of Class A Common Stock and 125,542,029 shares of Class B Common Stock outstanding.

*
Less than 0.1%

2025 Proxy Statement | 39

(1)
The number of shares of Class A Common Stock and percentages contained under this heading do not account for the conversion right with regard to Class B Common Stock. Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into one share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined, see “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation”).

(2)
The number of shares of Class A Common Stock includes shares owned, any shares underlying restricted stock units (“RSUs”) payable in shares that are expected to vest within 60 days after July 31, 2025 (i.e. by September 29, 2025), and any exercisable options (including options that will be exercisable as of September 29, 2025). These amounts do not include Performance Share Units (“PSUs”) and Price Value Units that were paid out after July 31, 2025. For additional information on these awards, see “Outstanding Equity Awards at June 30, 2025” and “Director Compensation,” as well as the Form 4s filed for the Company’s current executive officers or Mr. W. Lauder following the payouts, if any, of the PSUs. The stock units shown in the table beneficially owned by the non-employee directors represent the annual stock units retainer for Board service and, as applicable, the initial equity grant for new non-employee directors (plus dividend equivalents accrued on each). The units will be settled in shares of Class A Common Stock and are rounded to the nearest whole unit.

(3)
Aerin Lauder, Gary M. Lauder, Jane Lauder, Ronald S. Lauder, and William P. Lauder, each individually and as trustees of various trusts, Joel S. Ehrenkranz as trustee, and LAL Family Partners L.P. (“LALFP”) are parties to a Stockholders’ Agreement pursuant to which each has agreed to vote his or her, or the applicable trust’s or partnership’s shares for the election of  (a) William P. Lauder, Gary M. Lauder or a designee in lieu of one of them and (b) Ronald S. Lauder (or one of his daughters), and one person, if any, designated by Mr. R. Lauder, as a director of the Company. Shares underlying stock options and stock units are not subject to the Stockholders’ Agreement until the stock options are exercised or the stock units are converted. For purposes of the table, shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

(4)
LAL Family Corporation (“LALFC”) is the sole general partner of LALFP and may be deemed to be the beneficial owner of the shares of Class B Common Stock owned directly by LALFP. Both LALFC and LALFP are beneficially owned by the Leonard A. Lauder family.

(5)
Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows:

(a)
66,971 shares of Class A Common Stock as a Director of The Ronald S. Lauder Foundation and with respect to which he shares voting and investment power;

(b)
6,364 shares of Class A Common Stock and 6,364 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power; and

(c)
4,768,846 shares of Class B Common Stock directly over which he has sole voting power and shared investment power.

Mr. R. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children and by The Ronald S. Lauder Foundation. 4,768,846 shares of Class B Common Stock are pledged by Mr. R. Lauder to secure a loan under a loan facility with a certain bank as to which he has sole voting power and shares investment power with the bank as pledgee under the loan facility.
(6)
Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows:

(a)
10,067 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
102,425 shares of Class A Common Stock underlying options; and

(c)
8,515,960 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power.

(7)
Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows:

(a)
10,468 shares of Class A Common Stock as custodian for his nieces and with respect to which he has sole voting and investment power;

(b)
3,581 shares of Class A Common Stock underlying stock units payable in shares;

(c)
2,326 shares of Class A Common Stock underlying options; and

40 | 2025 Proxy Statement

(d)
45,740 shares of Class B Common Stock as custodian for his nieces and with respect to which he has sole voting and investment power.

Mr. G. Lauder disclaims beneficial ownership of the shares held as custodian to the extent he does not have a pecuniary interest in such shares.
(8)
Includes shares owned beneficially or deemed to be owned beneficially by Aerin Lauder as follows:

(a)
1,692 shares of Class A Common Stock and 1,675,010 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power;

(b)
4,910,594 shares of Class B Common Stock as co-trustee of the Trust under Article 2 of The Zinterhofer 2008 Descendants Trust Agreement u/a/d December 24, 2008 (the “2008 Descendants Trust”) with respect to which she shares voting and investment power with Jane Lauder, as co-trustee; and

(c)
7,708,906 shares of Class B Common Stock as trustee of the Aerin Lauder Zinterhofer 2000 Revocable Trust u/a/d 4/24/00 for the benefit of Aerin Lauder and with respect to which she has sole voting and investment power.

Ms. A. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the shares held by the 2008 Descendants Trust.
(9)
Includes shares owned beneficially or deemed to be owned beneficially by Jane Lauder as follows:

(a)
58,763 shares of Class A Common Stock and 275,010 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power;

(b)
17,161,010 shares of Class B Common Stock as trustee of the Jane A. Lauder 2003 Revocable Trust, for the benefit of Jane Lauder, and with respect to which she has sole voting and investment power;

(c)
4,910,594 shares of Class B Common Stock as co-trustee of the 2008 Descendants Trust and with respect to which she shares voting and investment power with Aerin Lauder, as co-trustee; and

(d)
86,203 shares of Class A Common Stock underlying options.

Ms. J. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the shares held by the 2008 Descendants Trust.
(10)
Represents shares of Class A Common Stock beneficially owned by The Leonard A. Lauder 2013 Revocable Trust, whose trustees are William P. Lauder, Gary M. Lauder, and Joel S. Ehrenkranz.

(11)
Includes shares owned beneficially or deemed to be owned beneficially by Eric L. Zinterhofer as follows:

(a)
1,692 shares of Class A Common Stock and 1,675,010 shares of Class B Common Stock held directly by Aerin Lauder with respect to which Mr. Zinterhofer may be deemed to have shared voting and investment power;

(b)
4,910,594 shares of Class B Common Stock held indirectly by Aerin Lauder as co-trustee of the Trust under Article 2 of The Zinterhofer 2008 Descendants Trust Agreement u/a/d December 24, 2008 (the “2008 Descendants Trust”) with respect to which Aerin Lauder shares voting and investment power with Jane Lauder, as co-trustee. Mr. Zinterhofer may be deemed to have shared voting and investment power; and

(c)
7,708,906 shares of Class B Common Stock held indirectly by Aerin Lauder as trustee of the Aerin Lauder Zinterhofer 2000 Revocable Trust u/a/d 4/24/00 for the benefit of Aerin Lauder. Mr. Zinterhofer may be deemed to have shared voting and investment power.

Mr. Zinterhofer disclaims beneficial ownership to the extent that he does not have a pecuniary interest in the shares held by Aerin Lauder, who is his spouse. See note (8).
(12)
Includes shares owned beneficially or deemed to be owned beneficially by Charlene Barshefsky as follows:

(a)
79,750 shares of Class A Common Stock indirectly through family trusts;

(b)
50 shares of Class A Common Stock indirectly through her spouse;

(c)
22,537 shares of Class A Common Stock underlying stock units payable in shares; and

(d)
21,969 shares of Class A Common Stock underlying options, including options that are held indirectly through a family trust.

2025 Proxy Statement | 41

(13)
Includes shares owned beneficially by Angela Wei Dong as follows:

(a)
4,004 shares of Class A Common Stock underlying stock units payable in shares; and

(b)
3,564 shares of Class A Common Stock underlying options.

(14)
Includes shares owned beneficially by Paul J. Fribourg as follows:

(a)
4,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
13,535 shares of Class A Common Stock underlying stock units payable in shares;

(c)
6,160 shares of Class A Common Stock underlying options; and

(d)
520,300 shares of Class A Common Stock indirectly through Continental Grain Company (“Continental Grain”). Mr. Fribourg may be deemed to share voting and investment power with respect to the shares held by Continental Grain by virtue of being Chairman and CEO of Continental Grain. In addition, Mr. Fribourg is a co-trustee and in one case, a beneficiary of various trusts established for the benefit of certain members of his family that collectively control a majority interest in Continental Grain.

Mr. Fribourg disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(15)
Includes shares owned beneficially by Jennifer Hyman as follows:

(a)
2,350 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
3,564 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
6,160 shares of Class A Common Stock underlying options.

(16)
Includes shares owned beneficially by Arturo Nuñez as follows:

(a)
3,435 shares of Class A Common Stock underlying stock units payable in shares; and

(b)
3,564 shares of Class A Common Stock underlying options.

(17)
Includes shares owned beneficially by Lynn Forester de Rothschild as follows:

(a)
15,209 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
22,300 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
21,969 shares of Class A Common Stock underlying options.

(18)
Includes shares owned beneficially or deemed to be owned beneficially by Barry S. Sternlicht as follows:

(a)
34,812 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
36,000 shares of Class A Common Stock indirectly through family trusts;

(c)
17,653 shares of Class A Common Stock underlying stock units payable in shares; and

(d)
21,969 shares of Class A Common Stock underlying options.

(19)
Includes shares owned beneficially by Jennifer Tejada as follows:

(a)
2,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
3,564 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
10,394 shares of Class A Common Stock underlying options.

(20)
Includes shares owned beneficially or deemed to be owned beneficially by Richard F. Zannino as follows:

(a)
8,187 shares of Class A Common Stock held indirectly through a limited liability company owned by trusts for the benefit of members of his family. Mr Zannino has investment power over these shares of Class A Common Stock;

(b)
12,706 shares of Class A Common Stock underlying stock units payable in shares, including stock units that are held indirectly by Mr. Zannino through a limited liability company owned by trusts for the benefit of members of his family. Mr. Zannino has investment power over these stock units; and

(c)
21,969 shares of Class A Common Stock underlying options, including options that are held indirectly by Mr. Zannino through a limited liability company owned by trusts for the benefit of members of his family. Mr. Zannino has investment power over these stock options.

42 | 2025 Proxy Statement

(21)
Includes shares owned beneficially by Stéphane de La Faverie as follows:

(a)
11,125 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
46,336 shares of Class A Common Stock underlying options.

(22)
Includes shares owned beneficially by Fabrizio Freda as follows:

(a)
295,838 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
818,394 shares of Class A Common Stock underlying options.

(23)
Includes shares owned beneficially by Jane Hertzmark Hudis as follows:

(a)
22,478 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power; and

(b)
86,116 shares of Class A Common Stock underlying options.

(24)
Includes shares owned beneficially by Peter Jueptner as of his June 30, 2025 departure date as follows:

(a)
7,354 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
131,061 shares of Class A Common Stock underlying options, including options that became immediately exercisable as of his departure date.

(25)
Represents shares underlying RSUs that vested within 60 days after July 31, 2025.

(26)
Includes shares owned beneficially by Akhil Shrivastava as follows:

(a)
2,381 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
4,733 shares of Class A Common Stock underlying options.

(27)
Includes shares owned beneficially by Tracey T. Travis as of her June 30, 2025 retirement date as follows:

(a)
40,878 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power; and

(b)
216,621 shares of Class A Common Stock underlying options, including options that became immediately exercisable as of her retirement date.

(28)
Based on a Schedule 13G Amendment filed August 13, 2025 by Capital World Investors (“CWI”), 333 South Hope Street, 55th Floor, Los Angeles, California 90071, CWI may be deemed to be the beneficial owner of 12,466,662 shares of Class A Common Stock, over which it has (a) sole investment power for all such shares, (b) sole voting power for 12,377,273 shares, and (c) no shared voting or investment power for any shares.

(29)
Based on a Schedule 13G Amendment filed February 12, 2025 by FMR LLC (“FMR”), 245 Summer Street, Boston, Massachusetts 02210, FMR may be deemed to be the beneficial owner of 14,330,173 shares of Class A Common Stock, over which it has (a) sole investment power for all such shares, (b) sole voting power for 12,736,027 shares, and (c) no shared voting or investment power for any such shares.

(30)
Based on a Schedule 13G Amendment filed January 30, 2025 by The Vanguard Group (“Vanguard”), 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, Vanguard may be deemed to be the beneficial owner of 27,014,253 shares of Class A Common Stock, over which it has (a) sole investment power for 25,923,646 shares, (b) shared investment power for 1,090,607 shares, (c) sole voting power over none of the shares, and (d) shared voting power for 286,060 shares.

(31)
See notes (2), (3), (5) through (9), (11) through (27). Includes for executive officers not named in the table:

(a)
10,697 shares of Class A Common Stock; and

(b)
40,844 shares of Class A Common Stock underlying options.

2025 Proxy Statement | 43

Executive Compensation
Compensation Discussion and Analysis
Executive Summary
Fiscal 2025* was a year of both challenges and strategic progress. Organic net sales declined amid ongoing headwinds in Asia travel retail, mainland China and North America. Partially offsetting these declines was growth in Japan and our emerging markets. As reported and adjusted gross margin expanded to 74.0% in fiscal 2025 from 71.7% in the prior year, primarily driven by net benefits from our Profit Recovery and Growth Plan (“PRGP”) and despite significant sales volume deleverage. As reported operating margin was (5.5)% in fiscal 2025 compared to 6.2% in the prior year, reflecting the year-over-year increase in both goodwill and other intangible asset impairment charges and charges associated with restructuring and other activities. The decline also included aggregate charges in fiscal 2025 associated with talcum litigation settlement agreements. Excluding these items, adjusted operating margin contracted to 8.0% from 10.2% in the prior year, driven by sales declines and increased consumer-facing investments.
Beauty Reimagined: Our Bold Action Plan for Growth
Upon assuming the role of President and Chief Executive Officer, Stéphane de La Faverie announced Beauty Reimagined, our strategic vision to restore sustainable sales growth and achieve a solid double-digit adjusted operating margin over the ensuing few years as we aim to become the best consumer-centric prestige beauty company.** We are significantly transforming our operating model to be leaner, faster, and more agile, while taking decisive actions to expand consumer coverage, step-change innovation, and increase consumer-facing investments to better capture growth and drive improved profitability.
The foundation of our Beauty Reimagined strategic vision is a new framework where we are clear on our strengths so that we can more optimally allocate resources. The strengths where we want to lead and excel are: brand desirability, consumer experience, innovation, quality, and end-to-end execution.
Beauty Reimagined has the following five action plan priorities:
•
Accelerate best-in-class consumer coverage

•
Create transformative innovation

•
Boost consumer-facing investments

•
Fuel sustainable growth through bold efficiencies, including the expansion of the PRGP

•
Reimagine the way we work

*
See Appendix A for reconciliation and other information about non-GAAP measures.

**
These statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, actual results may differ materially from the Company’s expectations. Factors that could cause actual results to differ from expectations include, without limitation, the ability to successfully implement the PRGP and the factors described in the Company’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

44 | 2025 Proxy Statement

Executive Leadership Team Realigned for Future Growth
Fiscal 2025 was also characterized by a number of changes among our executive leadership. The following table summarizes executive leadership changes for the executive officers named in the Summary Compensation Table.
Name and Principal Position at July 1, 2025	Effective Date of Change from Prior Principal Position	Prior Principal Position(s) in Fiscal 2025
Stéphane de La Faverie President and Chief Executive Officer	January 1, 2025	Executive Group President
Akhil Shrivastava Executive Vice President and Chief Financial Officer	November 1, 2024	Senior Vice President, Corporate Controller
Jane Hertzmark Hudis Executive Vice President, Chief Brand Officer	April 1, 2025	Executive Group President
Rashida La Lande Executive Vice President and General Counsel	August 19, 2024	New to Company
Fabrizio Freda Special Advisor	January 1, 2025	President and Chief Executive Officer
Tracey T. Travis*	June 30, 2025	Executive Vice President and Chief Financial Officer; Senior Adviser
Peter Jueptner*	June 30, 2025	Group President, International

*
Ceased to be employees beginning July 1, 2025.

2025 Proxy Statement | 45

46 | 2025 Proxy Statement

Select Compensation Matters
Senior Leadership Team Annualized Target Compensation Expense Reduction	Through the executive leadership team realignment and by streamlining the broader senior leadership team, we are driving a 28% reduction in annualized target compensation expense.*
Mr. de La Faverie CEO Annual Compensation
In connection with Mr. de La Faverie’s promotion to President and Chief Executive Officer effective January 1, 2025, and under his Amended Employment Agreement, his annual base salary was set at $1.5 million, his annual bonus opportunity at $3.0 million, and his annual equity-award target opportunity at $10.0 million. For additional information, see “CEO Compensation.”

Named Executive Officers (“NEOs”) Annual Stock-Based Grants for Fiscal 2025
The relative mix of long-term equity-based compensation for the NEOs in fiscal 2025 was 40% Performance Share Units (“PSUs”) (up from 33% in fiscal 2024), 40% Restricted Stock Units (“RSUs”) (up from 33%), and 20% Stock Options (down from 33%). In addition, the maximum potential equity value for annual long-term incentive grants was reduced by bringing down the maximum Individual Performance Percentage factor from 125% to 120%. These awards are shown in “Grants of Plan-Based Awards in Fiscal 2025.”

EAIP Payouts for NEOs for Fiscal 2025 are Below Target
Our NEOs achieved fiscal 2025 payout percentages under the Executive Annual Incentive Plan (“EAIP”) ranging from 47.5% to 59.2% out of a possible maximum of 150% of target bonus opportunities. Such payouts were determined by applying the payout percentages to the fiscal 2025 target bonus opportunities and are shown in the “Summary Compensation Table.”

No Payout of Annual PSUs granted to NEOs in Fiscal 2023	Based on the Company’s below-threshold performance over the three-year period ended June 30, 2025, the annual PSUs granted in September 2022 (fiscal 2023) resulted in no payouts to our NEOs.
Executive Leadership Changes in Fiscal 2025
We signed agreements with Mr. Freda and certain other executive officers in connection with the transition of leadership. For additional information, see “Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner).”

*
Savings based on comparison of annualized target compensation of the senior leadership team prior to the change in CEO in fiscal 2025 to the current senior leadership team (including those prior senior leaders who remain employed by the Company and are not expected to retire or otherwise depart).

Advisory Vote on Executive Compensation
At the 2024 Annual Meeting, approximately 93% of the votes cast in connection with the stockholders’ advisory vote on compensation of the NEOs were cast in favor of the proposal. We have considered this voting result, and as explained below, our compensation policies and decisions continue to be focused on driving our strategy and financial performance and aligning the interests of senior management with the interests of stockholders.

2025 Proxy Statement | 47

The Company’s incentive programs are designed to align pay and performance. Below is a chart highlighting the Company’s response to stockholder feedback regarding executive compensation:
Stockholder Feedback	ELC Response
Alignment of Pay and Performance	Base Salary
Our NEOs, who were executive officers at the start of fiscal 2025, did not receive a base salary increase. Each of Mr. de La Faverie and Mr. Shrivastava received a base salary increase in connection with his mid-year role change and new responsibilities.

Annual Incentive Bonus (EAIP)
Our NEOs, who were executive officers at the start of fiscal 2025, did not receive an annual bonus opportunity increase. Each of Mr. de La Faverie, Mr. Shrivastava, and Ms. Hertzmark Hudis received an annual bonus opportunity increase in connection with his or her mid-year role change and new responsibilities.
Annual Bonus payouts for NEOs were below target for fiscal 2024 (52.7% – 72.0%) and fiscal 2025 (47.5% – 59.2%), reflecting our philosophy to align executive compensation with the Company’s financial and operational performance.

Long-Term Equity- Based Compensation
Our NEOs did not receive an annual target equity increase at the start of fiscal 2025. Each of Mr. de La Faverie and Mr. Shrivastava received an annual target equity increase in connection with his mid-year role change and new responsibilities. There were no annual target equity increases for our NEOs at the start of fiscal 2026, except for Ms. Hertzmark Hudis who received an increase in connection with her role change in fiscal 2025.
We reduced the maximum potential Individual Performance Percentage factor from 125% to 120% used to determine the actual equity value for fiscal 2025.

No Payout of PSUs granted to NEOs in Fiscal 2023
The PSUs granted in September 2022 (fiscal 2023) yielded no payout (all shares forfeited and no dividends paid) for failure to meet the minimum performance threshold for the three-year period ended June 30, 2025.

Differentiated Long-Term Awards to NEOs	Non-Annual Equity Awards	No non-annual equity awards were granted to our NEOs in fiscal 2025, except for Ms. La Lande who received an award to compensate her for equity awards forfeited from a prior employer.

48 | 2025 Proxy Statement

Overview of Compensation Philosophy and Objectives
Our compensation program for executive officers is designed to attract and retain world class talent and to motivate achievement of both our short-term and long-term goals. We believe that the design and governance of our program supports, and aligns executive officers with the business strategy. The design also reflects the control of the Lauder family. Periodically, we review various aspects of our compensation program to consider whether it remains aligned with our business strategy and the above-referenced goals. From time to time, we discuss various topics, including executive compensation, social impact and sustainability, and corporate governance matters, with investors and other stakeholders.
Key Features of our Compensation Programs, Policies, and Practices:
Link a significant portion of total compensation to the achievement of Company- wide performance criteria during varying performance periods
Conduct an annual evaluation about risk in compensation programs to confirm that such programs are not reasonably likely to have a material adverse effect on the Company
Engage a compensation consultant (Semler Brossy) that reports directly to the Compensation Committee and is free of conflicts of interest
Maintain stock ownership guidelines and holding requirements for executive officers to further align their interests with those of our stockholders
Prohibit repricing or buying out stock options
Prohibit hedging of outstanding equity grants
Maintain policies on insider trading, clawbacks, and pledging
Our executive compensation program is designed to achieve our business and financial goals by providing compensation that: aligns executives’ interests with our short-term and long-term goals and the interests of our stockholders and rewards performance at the Company, business unit, and individual levels; is competitive with the compensation practices at other leading beauty and consumer products companies; and is equitable among our executive officers.
Employment agreements in effect during fiscal 2025 for our NEOs are described under “Employment Agreements.” Our standard employment agreements for executive officers cover termination and severance and include non-compete, confidentiality, and related provisions. Each NEO’s employment agreement has a two-year non-compete provision. Such provisions in the employment agreements for certain NEOs expressly provide for post-termination payments and certain continued benefits during the enforced non-compete period. Our standard employment agreements for executive officers do not include specified amounts of salary, bonus opportunities, or equity-based compensation for future years. For executive officers who are recruited to join the Company, we will specify levels of salary, bonus opportunities, and equity-based compensation grants for certain initial periods or that relate to initial grants (e.g., to compensate the officer for amounts or awards that may be forfeited at a prior employer).
The compensation program for executive officers is established and administered by the Compensation Committee and the Stock Plan Subcommittee (the “Subcommittee”). The Subcommittee approves the terms of all equity grants to executive officers under our long-term equity incentive plan (including any equity compensation-related terms of employment agreements for executive officers). The Compensation Committee approves all other aspects of executive compensation.

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Elements of Compensation
Fiscal 2025. As explained in further detail below, our executive compensation program consists of multiple elements of compensation. This is reflected in the chart below, which notes certain plan design features for fiscal 2025.
Each fiscal year, the Compensation Committee, Subcommittee, our senior management, and the Compensation Committee’s compensation consultant (Semler Brossy) review our executive compensation program, including the components of total direct compensation. As part of the review, we assess whether an executive’s Total Direct Compensation is generally aligned with that of similarly positioned executives in our executive compensation peer group. The Compensation Committee and the Subcommittee consult with management and Semler Brossy regarding the design for the EAIP and Long-Term Incentive Program. This group reviews the elements of compensation (i.e. base salary, annual cash incentive bonus opportunities, and long-term equity-based compensation opportunities) and determines a mix of these elements as a percentage of total direct compensation. The mix is intended to be predominantly performance-based (i.e. provide a greater percentage of compensation in the form of variable annual and long-term incentive compensation) and reasonable when compared with the peer group. As shown below, the CEO annual target pay mix for fiscal 2025 was 90% performance-based incentive compensation, and the average annual target pay mix for the other NEOs for fiscal 2025 was 85% performance-based incentive compensation. Executive officers with similar responsibilities generally have a similar mix of pay elements. There is internal pay equity among similarly situated executive officers, which is intended to foster a team-oriented approach to managing the business. Total direct compensation and allocations of metrics within the EAIP are determined based on the type and level of responsibility of the particular executive officer, internal pay equity, and competitive considerations.
Generally, we believe that executive officers should have a greater percentage of their compensation based on performance in the form of annual long-term equity-based incentives, followed by annual cash incentives, and then by base salary.

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Based on target levels for incentive compensation for fiscal 2025, the mix of pay for our NEOs is shown below:
*
The Current CEO Annual Target Pay Mix reflects the annual target pay mix for Mr. de La Faverie in his role as President and CEO. The Average Annual Target Pay Mix for All Other NEOs reflects the average annual target pay mix for Mr. Shrivastava and Ms. Hertzmark Hudis in their current roles, Ms. La Lande in her role since joining the Company, and Mr. Jueptner, Mr. Freda, and Ms. Travis in their former roles.

Changes for Fiscal 2026. For fiscal 2026, we made changes to our annual incentives under the EAIP and long-term incentives under our Share Incentive Plan. These changes are intended to align the incentives of members of management with the objectives of Beauty Reimagined and to be aligned with stockholder interests. Changes in design for fiscal 2026 include:
•
Enhanced the leverage in the EAIP by increasing the maximum payout to 175% of target from 150%, which includes (i) an increase to the Enterprise Modifier maximum to 140% from 130% and (ii) an increase to the Business Unit Multiplier to 125% from 115%, as well as corresponding performance requirements;

•
Added a Strategic Initiatives measure to the Enterprise Modifier to complement financial measures which will be set annually based on executive leadership objectives, and for fiscal 2026 will be tied to PRGP change and leadership goals;

•
Adjusted the percentage weighting of certain Enterprise Modifier metrics as follows: (i) the Net Sales weighting was decreased to 20% from 30%, (ii) the diluted net earnings per common share from continuing operations (“Diluted EPS”) weighting was decreased to 20% from 25%, (iii) the Operating Income Margin (“OI Margin”) was decreased to 20% from 25%, (iv) the return on invested capital (“ROIC”) weighting remained unchanged at 20%, and (v) the newly added Strategic Initiatives measure has a weighting of 20%;

•
Simplified and elevated the Business Unit Multiplier to align with our new structure and operating model, and further emphasize desired, enterprise-focused strategic business decision-making; and

•
Increased the stock option component of our long-term incentive program from 20% to 60% of the total long-term incentive value for the executive officers, with a corresponding elimination of performance share units as an element of compensation for fiscal 2026. This shift in equity mix is intended to strengthen the direct alignment between executive compensation and stockholder value creation. With stock options, executives realize value only when stockholders benefit from stock price appreciation.

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This chart below notes certain plan design features for fiscal 2026.

Fiscal 2026
Total Direct Compensation
Base Salary
Annual Incentive
(EAIP – Bonus Opportunity)
Long-Term
Incentive
(Equity Target)
FY26 Individual Percentage Range: 62.5% - 120%
Payout determined by
multiplying Enterprise Modifier
by the Business Unit Multiplier
Enterprise
Modifier
Business Unit
Multiplier
60%
Stock Options
40%
Restricted
Stock Units
("RSUs")
Fiscal
2026
Design
Enterprise
Modifier
Metrics
Weighted
20%
Net Sales
20%
OI Margin %
20%
EPS
20%
ROIC
20%
Strategic Initiative
Company
Business Unit
80%
Individual
Business Unit
Strategic Goal
20%
Business Unit
Multiplier
Metrics
Weighted
Individual Business Unit
Strategic Goal Range:
62.5% - 125%
Max EAIP payout: 175%
Enterprise Modifier Range: 80% - 140%
Business Unit Multiplier Range: 0% - 125%

We Align Executive Compensation with Our Business Strategy and Goals. We intend our annual and long-term incentive plans to cover a portfolio of performance measures that balance growth, profitability, and stockholder return over both an annual and long-term period. We work to establish goals that support the long-term strategy of restoring sales growth and achieving solid double-digit adjusted operating margin over the ensuring few years and becoming the best consumer-centric prestige beauty company in line with Beauty Reimagined. We assess risks and opportunities to prudently plan activities in business units that are currently over-attaining goals and to support business units that are challenged. In our plans, we seek to drive sustained sales growth, with a key focus on profitability, over the long-term horizon. We have a number of levers ranging from product subcategories, marketing initiatives, distribution channels and geographies that can be used to achieve our goals.
Target levels of performance for a given fiscal year are determined based on our internal planning and forecasting processes and are benchmarked against select peer companies. The Compensation Committee and the Subcommittee consider various factors, including the expected performance of our competitors and our long-term strategy, in establishing the performance required to achieve the maximum payout under each measure for both our annual cash and long-term incentive plans.
In addition to total direct compensation described above, we also provide competitive benefits and certain perquisites. In some circumstances, we pay amounts or grant equity to attract executives to work for us or move to particular locations, or we provide additional incentives for executives to perform or remain with us. This reflects, in part, the global nature of our business and the executives that we seek to attract and retain.

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Base Salary
We pay base salaries to provide executives with a secure base of cash compensation. In determining the amount of base salary for an executive officer, the Compensation Committee primarily considers the executive’s position, current salary, tenure, and internal pay equity among executives with similar responsibilities, as well as competitiveness of the salary level in the marketplace. The Compensation Committee also considers recommendations from the CEO, the head of Human Resources, and the Compensation Committee’s compensation consultant (Semler Brossy).
		Actual Base Salary Paid
Name	Title	Fiscal 2024	Fiscal 2025	% Change
Stéphane de La Faverie	President and Chief Executive Officer	$1,250,000	$1,375,000	10.0%
Akhil Shrivastava	Executive Vice President and Chief Financial Officer	613,433	840,333	37.0%
Jane Hertzmark Hudis	Executive Vice President, Chief Brand Officer	1,344,000	1,344,000	0.0%
Rashida La Lande	Executive Vice President and General Counsel	N/A	784,091	N/A
Fabrizio Freda	Former President and Chief Executive Officer	2,100,000	2,100,000	0.0%
Tracey T. Travis	Former Executive Vice President and Chief Financial Officer	1,195,000	1,195,000	0.0%
Peter Jueptner	Group President, International	1,250,000	1,250,000	0.0%
Annual Incentive Bonus
Annual incentives provided under the EAIP play a key role in aligning executive interests with our short-term goals and in recognizing and rewarding performance. For executive officers, the level of bonus opportunities and performance targets are based on the scope of the executive’s responsibilities, internal pay equity among executives with similar responsibilities, and competitive considerations. The measures in our annual incentive program are balanced, designed to foster interdependence and collaboration among brands, regions, and functions to drive the corporate strategy by ensuring alignment of business unit performance with overall corporate performance. Annual incentives payable to our executive officers, including the NEOs, are limited to a pool set by the Compensation Committee at the beginning of the fiscal year (3% of our net operating profit plan in fiscal 2025). Within that limit, the Compensation Committee sets annual aggregate bonus opportunities and retains the discretion to reduce payouts through the exercise of negative discretion. Total fiscal 2025 EAIP payouts were less than the amount of the approved bonus pool. For fiscal 2025, the EAIP payout was the product of the target for each executive officer and the EAIP payout percentage (“EAIP Payout %”), which is comprised of (a) the Enterprise Modifier and (b) the Business Unit Multiplier, as described below. The charts below describe the key components of the EAIP, as well as the minimum and maximum payout ranges for the fiscal 2025 EAIP:

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Target level performance on each of the criteria would result in multipliers at 100% and payout at 100% of the executive officer’s target opportunity. Failure to achieve the pre-established minimum threshold level of performance would result in no credit for that particular performance measure and, depending upon performance in respect of other measures, could result in no bonus being paid. Measurement of performance, including establishment of the bonus pool, is subject to certain automatic adjustments, such as changes in accounting principles, goodwill and other intangible asset impairments, the impact of unplanned business acquisition activity, restructuring and other activities, discontinued operations, certain non-recurring income/expenses, and the impact on net sales of unplanned changes in foreign currency rates. Such automatic adjustments (which reflect the impact, where appropriate, of tax, currency and non-controlling interest) for fiscal 2025 were: (i) the impact of returns and charges associated with restructuring and other activities related to the Company’s Post-COVID Business Acceleration Program and the PRGP, (ii) goodwill and other intangible asset impairments, (iii) U.S. deferred tax asset valuation allowance adjustment, and (iv) talcum litigation settlement agreements.
The target payout, business criteria, performance levels within each multiplier, and the threshold, target, and maximum payouts associated with each criteria and performance level are set by the Compensation Committee in consultation with management and the Compensation Committee’s compensation consultant (Semler Brossy) during the first quarter of the fiscal year.
Enterprise Modifier. Each executive officer’s incentive payment is subject to the Enterprise Modifier. For fiscal 2025, the Enterprise Modifier was comprised of four Company-wide performance criteria: (1) Diluted EPS; (2) OI Margin Percent; (3) Net Sales; and (4) ROIC Percent, weighted at 25%, 25%, 30%, and 20%, respectively. Measurement of performance for each of these measures is subject to certain automatic adjustments described above in “Annual Incentive Bonus.” If actual performance under the Enterprise Modifier for each measure is between target and maximum, or between threshold and target, the payout factor is calculated mathematically using a predetermined interpolation with target level of performance as a base. The chart below presents the threshold, target, and maximum levels for each measure comprising the Enterprise Modifier, along with the actual results for fiscal 2025. For fiscal 2025, performance was between threshold and target for Net Sales and ROIC Percent, and performance was below threshold for Diluted EPS and OI Margin Percent, resulting in an Enterprise Modifier of 80%, the minimum payout factor in the fiscal 2025 EAIP design.
		Threshold		Target		Maximum		Actual Performance
	Fiscal 2025 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Diluted EPS	$2.90	57.5%	50%	100%	100%	105.4%	130%	52.0%	0.0%
OI Margin Percent	11.3%	75.4%	50%	100%	100%	103.7%	130%	71.0%	0.0%
Net Sales*	$15.79 billion	85.0%	50%	100%	100%	100.8%	130%	90.9%	69.5%
ROIC Percent	8.0%	63.8%	50%	100%	100%	102.5%	130%	68.8%	56.9%
Enterprise Modifier									80.0%

*
Net Sales are calculated at budgeted exchange rates at the time the target is set.

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Business Unit Multiplier. For fiscal 2025, the Business Unit Multiplier operated in a manner similar to the Enterprise Modifier but was based on various combinations of business criteria at the business unit level, including: (1) Net Sales; (2) Net Operating Margin (“NOP Margin”); and (3) Weighted Forecast Accuracy, and (4) other divisional goals specific to the individual executive officer and tied to our long-term strategy (“Business Unit Strategic Goals”). The weighting of the various measures is fixed for each executive officer depending upon position and responsibilities. Target level performance on all the applicable criteria leads to a Business Unit Multiplier of 100%. If the threshold level of performance is not achieved for any of the applicable criteria, then the Business Unit Multiplier would be zero for those criteria. When performance exceeds the maximum level, the payout factors are at 115% of target. In the case where the actual performance was between target and maximum, or between threshold and target, the payout factor was calculated mathematically using straight-line interpolation with target level of performance and associated payout as a base.
For the Business Unit Multiplier, the Functions Average is a simple average of the performance against Business Unit Strategic Goals for the various corporate functions. For Mr. de La Faverie, Ms. Hertzmark Hudis, and Mr. Jueptner, the threshold, target, and maximum for each metric comprising the Business Unit Multiplier for their respective units, along with the results for fiscal 2025, are shown in the table below.
		Threshold		Target		Maximum		Actual Performance(1)
	Fiscal 2025 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Total Company Sales
Stéphane de La Faverie(2)	$15.88 billion	85%	62.5%	100%	100%	100.8%	115%	90.2%	75.4%
Jane Hertzmark Hudis	$15.88 billion	85%	62.5%	100%	100%	100.8%	115%	90.2%	75.4%
Peter Jueptner	$15.88 billion	85%	62.5%	100%	100%	100.8%	115%	90.2%	75.4%
Total Company NOP Margin
Stéphane de La Faverie(2)	11.7%	85%	62.5%	100%	100%	103.7%	115%	69.0%	0.0%
Jane Hertzmark Hudis	11.7%	85%	62.5%	100%	100%	103.7%	115%	69.0%	0.0%
Peter Jueptner	11.7%	85%	62.5%	100%	100%	103.7%	115%	69.0%	0.0%
Division Net Sales
Stéphane de La Faverie(2)	$6.89 billion	85%	62.5%	100%	100%	100.8%	115%	89.0%	72.6%
Jane Hertzmark Hudis	$8.52 billion	85%	62.5%	100%	100%	100.8%	115%	90.0%	75.1%
Peter Jueptner	$11.16 billion	85%	62.5%	100%	100%	100.8%	115%	89.1%	72.7%
Division NOP Margin
Stéphane de La Faverie(2)	24.1%	85%	62.5%	100%	100%	103.7%	115%	84.1%	0.0%
Jane Hertzmark Hudis	21.4%	85%	62.5%	100%	100%	103.7%	115%	80.9%	0.0%
Peter Jueptner	32.9%	85%	62.5%	100%	100%	103.7%	115%	86.9%	67.1%
Weighted Forecast Accuracy
Stéphane de La Faverie(2)	— (3)	85%	62.5%	100%	100%	105.0%	115%	107.5%	115.0%
Jane Hertzmark Hudis	— (3)	85%	62.5%	100%	100%	105.0%	115%	102.4%	107.2%
Peter Jueptner	— (3)	85%	62.5%	100%	100%	105.0%	115%	104.9%	114.7%

(1)
Net Sales and income statement measures are calculated at budgeted exchange rates at the time the target is set for the measurement period. Measurement of performance, for each of the metrics, is subject to certain automatic adjustments described above in “Annual Incentive Bonus.”

(2)
The threshold, target, and maximum performance levels were established in connection with Mr. de La Faverie’s prior role as Executive Group President through December 31, 2024.

(3)
The specific annual targets for each of these metrics are confidential commercial or financial information, the disclosure of which would cause competitive harm to the Company. We believe that such annual targets are achievable in connection with strong performance.

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All of the NEOs, except for Mr. Freda, were each assigned Business Unit Strategic Goals for fiscal 2025 that accounted for the percentages of the individual’s aggregate bonus opportunity target indicated below.
These Business Unit Strategic Goals are aligned with high-level themes, explained below, that help focus collective efforts in areas that are important to shared success across business units and drive the corporate strategy. Each executive, including the NEOs, has their own set of discrete goals.
High-level Themes that Align with Business Unit Strategic Goals for our NEOs and Other Executives

Strategy – Continue cascading Beauty Reimagined and corporate strategy, including its key elements throughout the organization. Translate each Business Unit’s strategy into measurable and time bound action items and execute against them. Clearly track progress through key performance indicators and leverage these metrics to reinforce accountability.

Collaboration and Talent Development – Championing and leading collaborative, transformational behavior and the development of talent in the organization, integrating our inclusion, diversity, and equity strategy into our ongoing efforts. Align our organizations for speed and efficiency.

Accelerate margin expansion and sustainable growth through business transformation by building capabilities for continuous improvement across key operational, sustainability, governance, and financial levers – enabling stronger performance and more effective use of resources.

Social Impact and Sustainability – Effectively managing social impact and sustainability initiatives to deliver progress towards achieving ESG goals and commitments, focusing on strategy and key business capabilities/business transformation, and leveraging collaboration and talent development. Integrating social impact and sustainability across brands, regions, and functions to drive business value and differentiation.

After the end of fiscal 2025, the CEO, and the Executive Vice President, Chief People Officer (“CPO”), with input from other employees, reviewed the actions taken by executive officers including the NEOs, as applicable, in connection with the Business Unit Strategic Goals. Based on this assessment, they recommended the payout percentages shown in the table below (with a maximum of 115%). The assessment of these achievements and payouts were approved by the Compensation Committee.

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Calculation of EAIP Payout. As noted, the weightings of the various criteria for an executive officer’s Business Unit Multiplier depend upon the officer’s position and responsibilities, as shown in the calculation of the Business Unit Multiplier below with the actual EAIP payout to our NEOs.
Calculation of Fiscal 2025 EAIP Payout Percentages for NEOs
	S. de La Faverie
	Executive Group President (7/1/24 – 12/31/24)		President & CEO (1/1/25 – 6/30/25)		A. Shrivastava		J. Hertzmark Hudis		R. La Lande		F. Freda		T. T. Travis		P. Jueptner
	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %
Business Unit Strategic Goal (Functions Average)	—	—	30.0%	111.2%	10.0%	111.2%	—	—	10.0%	111.2%	30.0%	111.2%	10.0%	111.2%	—	—
Business Unit Strategic Goals (Individual)	20.0%	111.0%	—	—	20.0%	107.0%	20.0%	112.0%	20.0%	112.0%	—	—	20.0%	100.0%	20.0%	100.0%
Total Company Net Sales*	10.0%	75.4%	30.0%	75.4%	30.0%	75.4%	10.0%	75.4%	30.0%	75.4%	30.0%	75.4%	30.0%	75.4%	10.0%	75.4%
Total Company NOP Margin*	10.0%	0.0%	30.0%	0.0%	30.0%	0.0%	10.0%	0.0%	30.0%	0.0%	30.0%	0.0%	30.0%	0.0%	10.0%	0.0%
Division Net Sales*	25.0%	72.6%	—	—	—	—	25.0%	75.1%	—	—	—	—	—	—	25.0%	72.7%
Division NOP Margin*	25.0%	0.0%	—	—	—	—	25.0%	0.0%	—	—	—	—	—	—	25.0%	67.1%
Weighted Forecast Accuracy	10.0%	115.0%	10.0%	110.4%	10.0%	110.4%	10.0%	107.2%	10.0%	110.4%	10.0%	110.4%	10.0%	110.4%	10.0%	114.7%
Business Unit Payout (a)	100.0%	59.4%	100.0%	67.0%	100.0%	66.2%	100.0%	59.4%	100.0%	67.2%	100.0%	67.0%	100.0%	64.8%	100.0%	74.0%
Enterprise Modifier (b)	—	80.0%	—	80.0%	—	80.0%	—	80.0%	—	80.0%	—	80.0%	—	80.0%	—	80.0%
EAIP Payout % (a) x (b)	—	47.5%	—	53.6%	—	53.0%	—	47.5%	—	53.8%	—	53.6%	—	51.8%	—	59.2%

*
Measurement of performance for each of the metrics is subject to certain automatic adjustments described above in “Annual Incentive Bonus.” Total Company Net Sales, Total Company NOP Margin, Division Net Sales, and Division NOP Margin are calculated at weighted average exchange rates at the time of measurement.

Calculation of Fiscal 2025 EAIP Payout for NEOs
Name	EAIP Opportunity	EAIP Payout %*	EAIP Payout
Stéphane de La Faverie	$2,294,247	51.5%	$1,181,100
Akhil Shrivastava	836,562	53.0%	443,000
Jane Hertzmark Hudis	2,120,480	47.5%	1,008,250
Rashida La Lande	1,400,000	53.8%	752,550
Fabrizio Freda	5,775,000	53.6%	3,096,850
Tracey T. Travis	1,580,000	51.8%	819,000
Peter Jueptner	1,600,000	59.2%	946,950

*
Shown to the nearest tenth.

Long-Term Equity-Based Compensation
We consider equity-based compensation awarded under our Amended and Restated Fiscal 2002 Share Incentive Plan (the “Share Incentive Plan”) to be of key importance in aligning executives’ interests with our long-term goals and rewarding them for performance. The awards also provide an incentive for continued employment with us. The Subcommittee typically makes equity-based compensation awards to our executive officers at a regularly scheduled meeting during the first quarter of each fiscal year. We generally grant certain executive officers a combination of PSUs, RSUs, and stock options.
The target and actual amounts and allocation of equity-based compensation reflect the business judgment of the Subcommittee after discussion with its compensation consultant (Semler Brossy) and certain members of our senior management. As with each other element of compensation, and compensation overall, the Subcommittee (or the Compensation Committee for non-equity-based compensation), Semler Brossy, and management consider several factors, such as: (i) the level of responsibility of the particular executive, assessing the scope and impact of the executive officer’s role within the organization; (ii) recent performance, evaluating the executive’s

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achievements and contributions in the immediate past period; (iii) expected future contribution, anticipating the executive’s potential impact on the Company’s future success; (iv) internal pay equity, ensuring fair compensation relative to other executives, including tenure in their role within the organization; and (v) competitive practice, aligning compensation with market practice to attract and retain top talent. They also consider applicable employment agreements as necessary.
The allocation of the value of the different types of annual awards granted in fiscal 2025 was 40% PSUs (at target), 40% RSUs, and 20% stock options – reflecting, in the business judgment of the Subcommittee, a balance among motivating and retaining executive officers, rewarding performance, mitigating risk, and helping executive officers increase their equity ownership to further align their interests with those of our stockholders. Such allocation may change during any given year depending upon any additional (non-annual) grants made to executive officers. The Subcommittee applied an individual performance percentage to the target equity opportunity for each executive officer based on performance and achievement of individual goals and objectives, including the high-level themes that align with the executive’s Business Unit Strategic Goals. In fiscal 2025, the individual performance percentage for NEOs and other executive officers ranged from 90% to 120% of target. When determining both the amount and allocation of equity-based compensation, our Company benchmarks against practices of our peer group companies to confirm whether compensation packages are competitive and appropriate (see “Compensation Planning and the Decision Making Process – Peer Group” below). This approach helps us to attract and retain top talent while aligning our compensation strategies with market practice.
Annual Performance Share Units. Annual PSUs represented approximately 40% of the grant date value of the fiscal 2025 annual equity-based compensation granted to executive officers. PSUs are generally rights to receive shares of our Class A Common Stock if certain Company-wide performance criteria are achieved during a three-year performance period. PSUs are expressed in terms of opportunities, and each opportunity is based on a particular financial metric that is considered important in achieving our overall long-term financial goals. PSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout of the related shares. To the extent shares are paid out on a PSU award, the cash amount paid is equal to the dividends declared per share over the performance period times the number of shares paid out. PSUs do not have any voting rights with respect to the underlying shares of Class A Common Stock. PSUs are subject to restrictions on transfer and forfeiture prior to vesting, and upon payout of such awards, shares will be withheld to satisfy statutory tax obligations. Payout of annual PSUs generally assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.”
For the annual grant of PSUs, the Subcommittee approves the performance target for each metric during the first quarter of the three-year performance period. Each opportunity is expressed in shares to be paid out if performance equals 100% of the target. The target amount of a PSU award represents the aggregate payout if the performance of all opportunities equal 100% of the related target performances. For the annual PSU grants in fiscal 2025, an above-target payout can be achieved under a particular opportunity if the performance associated with such opportunity exceeds 100% of the target, up to a maximum of 160% of target. Failure to achieve the pre-established minimum threshold amount would result in no payout being made under the opportunity.
Measurement of performance is subject to certain automatic adjustments such as changes in accounting principles, goodwill and other intangible asset impairments, the impact of unplanned completed business acquisition activity, restructuring and other activities, discontinued operations, and certain non-recurring income/expenses. Payout of PSUs is contingent on the Company achieving

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cumulative positive Net Earnings during the performance period of the grant. If actual PSU performance for each measure is between target and maximum, or between threshold and target, the payout factor is calculated mathematically using a predetermined interpolation with target level of performance as a base.
Fiscal 2023 Annual PSU Grants. The PSU targets for the three-year period ended June 30, 2025 were based on compound annual growth rates (“CAGR”) in Company-wide Net Sales (weighted at 40%), Diluted EPS (weighted at 40%), and ROIC (weighted at 20%). Each 2% increase in performance over the threshold results in a 10% increase in the associated payout for Net Sales and a 3% increase in the associated payout for Diluted EPS up to the target performance levels. Each 0.4% increase in performance above target results in 10% increases in the associated payouts for Net Sales and Diluted EPS. Performance above maximum results in a payout of 160% of target opportunity.
Based on the Company’s below-threshold performance over the three-year period ended June 30, 2025, the PSUs granted in September 2022 (fiscal 2023) yielded no payout (all shares forfeited and no dividends paid) to our NEOs.
	Fiscal 2023 through Fiscal 2025 Target	Threshold		Target		Maximum		Actual Performance(2)
		% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Net Sales (CAGR)(1)	7.0% – 7.7%	84.9%	50.0%	98.2% – 100%	100.0%	111.2%	160.0%	67.8%	0.0%
Diluted EPS (CAGR)	8.3% – 9.0%	81.4%	50.0%	98.1% – 100%	100.0%	117.5%	160.0%	16.6%	0.0%
ROIC (CAGR)	(10.8)% – (10.1)%	85.2%	50.0%	97.9% – 100%	100.0%	115.0%	160.0%	30.1%	0.0%
Aggregate Payout									0.0%

(1)
Net Sales are calculated at budgeted exchange rates at the time the target is set.

(2)
Measurement of performance is subject to certain automatic adjustments. For the fiscal 2023 PSU grants (which reflect the impact, where appropriate, of tax, currency and non-controlling interest), these include: (i) the impact of returns and charges associated with restructuring and other activities related to the Company’s Post-COVID Business Acceleration Program and the PRGP, (ii) goodwill and other intangible asset impairments, (iii) U.S. deferred tax asset valuation allowance adjustment, and (iv) talcum litigation settlement agreements.

Fiscal 2025 Annual PSU Grants. As noted above, the fiscal 2025 annual PSU grants have three performance measures: Net Sales (weighted at 40%), Diluted EPS (weighted at 40%), and ROIC (weighted at 20%). Measurement of performance for each of the metrics is subject to certain automatic adjustments described above in “Annual Performance Share Units.” The maximum payout is 160%. The targets for the PSU opportunities and corresponding payouts for PSUs granted in fiscal 2025 for the three-year period ending June 30, 2027 are based on CAGR, as follows:
	Fiscal 2025 through Fiscal 2027 Target	Threshold(2)		Target		Maximum
		% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Net Sales (CAGR)(1)	1.6% – 3.6%	90.5%	50.0%	94.4% – 100.0%	100.0%	104.3%	160.0%
Diluted EPS (CAGR)	13.6% – 17.8%	68.9%	50.0%	89.6% – 100.0%	100.0%	113.8%	160.0%
ROIC (CAGR)	6.0% – 9.2%	73.7%	50.0%	91.6% – 100.0%	100.0%	111.6%	160.0%

(1)
Net Sales are calculated at budgeted exchange rates at the time the target is set.

(2)
Payouts for an opportunity will be made only if performance exceeds the pre-established minimum threshold for such opportunity. Targets for each grant are based on the long-term strategic plan and conditions that exist at the beginning of each grant period. Multiple factors influence the setting of

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underlying measures including the anticipated Company-specific goals and objectives as well as macro-environmental influences for the three-year performance period. Each grant period targets are set independent of other outstanding grants. We believe that the components underpinning each grant are reasonably aggressive when set.
Annual Stock Options. In fiscal 2025, annual stock options constituted approximately 20% of the total grant date value of equity-based compensation awarded to executive officers. We believe that stock options are performance-based because the exercise price is equal to the closing price of the underlying Class A Common Stock on the date the option is granted. Under our Share Incentive Plan, the exercise price of options cannot be lower than such closing price. Despite the value attributed on the date of option grant for accounting purposes, value is realized by the executive officer only to the extent that the stock price exceeds the exercise price during the period in which the executive officer is entitled to exercise the options and the officer exercises them. Options granted to our executive officers generally become exercisable in three equal installments approximately 14 months, 26 months, and 38 months after the date of grant, and expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.” Stock options do not have dividend equivalent rights or any voting rights with respect to the underlying shares of Class A Common Stock.
Annual Restricted Stock Units. In fiscal 2025, annual RSUs constituted approximately 40% of the total grant date value of equity-based compensation awarded to executive officers. RSUs are the right to receive shares of our Class A Common Stock over a period of time. RSUs are granted to executive officers to serve as a retention mechanism and to help them build their equity ownership. RSUs are accompanied by dividend equivalents that are paid in cash at the time an RSU vests. The cash amount paid to the executive officer is equal to the dividends declared per share between the grant date and the vesting date multiplied by the number of shares paid out. RSUs do not have any voting rights with respect to the underlying shares of Class A Common Stock. RSUs granted to our executive officers generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. The vesting of RSUs is subject to continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.” RSUs are subject to restrictions on transfer and forfeiture prior to vesting. Upon payout, shares will be withheld to satisfy statutory tax obligations.
Non-annual Long-Term Equity Grants. Periodically, the Subcommittee awards non-annual long-term equity grants to select executives to support retention and incentivize sustained performance. These awards typically vest in full after an extended vesting period and are forfeited if the executive retires before the vesting date. Periodically, the Subcommittee awards equity in connection with a promotion or to compensate equity awards forfeited from a prior employer in order to join the Company. In fiscal 2025, no such non-annual long-term equity grants were awarded to our NEOs except for Ms. La Lande who received a long-term equity award with a grant date fair value of  $4,000,000 to compensate her for equity awards forfeited from a prior employer in connection with her appointment as Executive Vice President and General Counsel of the Company. See “Grants of Plan-Based Awards in Fiscal 2025.”
Equity-Based Compensation Granted in Fiscal 2025. As noted above, target award levels and actual grants of equity made to executive officers are determined by taking into account many factors, including an assessment of recent performance and expected future contributions. For the CEO, this determination is made by the Subcommittee; for the remaining executive officers, a recommendation is made by the CEO, and the actual grant is approved by the Subcommittee. The equity grant percentages awarded to our NEOs were based on target grant levels and an assessment of each officer’s performance and expected future contributions. Fiscal 2025 annual equity grants were awarded in August 2024. In connection with his promotion to President and CEO, Mr. de La Faverie received pro-rated long-term equity awards with an aggregate grant date fair value of $3,259,500, which reflects his time in the role during the second half of fiscal 2025. See also “Grants of Plan-Based Awards in Fiscal 2025” and “Summary Compensation Table.”

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CEO Compensation
Stéphane de La Faverie
Fiscal 2025 Compensation. In connection with Mr. de La Faverie’s promotion to President and Chief Executive Officer, effective January 1, 2025, and under his Amended Employment Agreement, his annual base salary was set at $1.5 million (from $1.25 million), his annual target incentive bonus opportunity was set at $3.0 million (from $1.6 million), and his annual target equity opportunity was set at $10.0 million (from $2.95 million). Mr. de La Faverie’s equity grants in fiscal 2025 were comprised of 40% PSUs, 40% RSUs, and 20% Stock Options.
Fiscal 2026 Compensation Decisions for the CEO. For fiscal 2026, Mr. de La Faverie’s annual base salary remains at $1.5 million, his target incentive bonus opportunity remains at $3.0 million, and his target equity opportunity remains at $10 million. In August 2025 (fiscal 2026), we granted Mr. de La Faverie annual equity-based compensation with an aggregate value of approximately $10.5 million, comprised of 60% Stock Options and 40% RSUs. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2026. In addition, we granted Mr. de La Faverie an RSU award pursuant to the PRGP Incentive Program (the “PRGP IP”). See "Profit Recovery and Growth Plan Incentive Program" below. These equity awards will appear in our “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2026” in our Proxy Statement for the 2026 Annual Meeting of Stockholders.
Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner)
Fabrizio Freda. Mr. Freda stepped down from his role as President and CEO, effective December 31, 2024. He remains employed as a Special Advisor from January 1, 2025 until he retires on June 30, 2026. Pursuant to Mr. Freda’s amended employment agreement, for fiscal 2025 and fiscal 2026 (which includes the period he is serving as a Special Advisor), his annual base salary rate remains at $2.1 million. His annual target bonus opportunity remains at $5.78 million, and his equity award target opportunity remains at $12.5 million. In August 2025 (fiscal 2026), we granted Mr. Freda annual equity-based compensation with an aggregate value of approximately $12.5 million. In addition, we granted Mr. Freda an RSU award pursuant to the PRGP IP. See "Profit Recovery and Growth Plan Incentive Program" below. See also “Potential Payments upon Termination of Employment or Change in Control” for information about additional payments and other benefits provided to Mr. Freda after June 30, 2025.
Non-annual Price-Vested Units (“PVUs”) and Performance Share Units (“PSUs”) Grants in March 2021 (fiscal 2021) to Fabrizio Freda. On March 11, 2021, the Subcommittee, with input from members of the Board of Directors, granted Mr. Freda two long-term equity awards (the “March 2021 PVU and PSU Grants”) to further align his interests with those of our stockholders and motivate his continued stewardship of our business, brands, talent base, and reputation over the longer term. As explained below, these awards are comprised of (i) Price-Vested Units with an aggregate grant date fair value of $20 million and (ii) Performance Share Units with an aggregate grant date fair value of  $20 million. The shares of Class A Common Stock underlying both awards were not intended to be delivered to Mr. Freda until after the fiscal year ending June 30, 2025, which reflected the Company’s desire to further align his interests with those of our stockholders over that extended period of time.
Price-Vested Units granted in March 2021. The PVU award covered an aggregate of 85,927 shares divided into three tranches each with its own stock price goal that must have been achieved on or before June 30, 2024, and all three tranches were subject to the Cumulative Operating Income goal, measured from July 1, 2021 through June 30, 2025 as described below. The goals were determined by applying cumulative annual growth rates of 6%, 7% and 8% to the average closing price of the Class A Common Stock for the 60 trading days prior to the grant. The aggregate grant date fair value of the award (i.e. all three tranches) was approximately $20 million, estimated using the Monte Carlo Method that includes assumptions relating to share price volatility, dividend yield and risk-free interest rate, while the aggregate grant value realized at the time of delivery was approximately $7.74 million.

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The number of shares subject to each tranche, as well as Stock Price Goal, service periods, performance periods and share delivery dates for each tranche were as follows:
	Number of Shares per Tranche	Stock Price Goal (per share)	Service Period	Performance Period for Stock Price Goal	Performance Period for Cumulative Operating Income Goal	Share Delivery Date
First Tranche	27,457	$323.03(1)	March 11, 2021 – June 30, 2024	March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025
Second Tranche	28,598	$333.21(2)	March 11, 2021 – June 30, 2024	March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025
Third Tranche	29,872	$343.61(3)	March 11, 2021 – June 30, 2024	March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025

(1)
This Stock Price Goal was achieved as of July 29, 2021.

(2)
This Stock Price Goal was achieved as of September 7, 2021.

(3)
This Stock Price Goal was achieved as of November 24, 2021.

Stock Price Goals. The PVU Agreement generally provided that the vesting of each tranche is contingent upon the Company’s achievement of the respective Stock Price Goal, which means that the average closing price per share of the Company’s Class A Common Stock traded on the New York Stock Exchange be at or above the applicable Stock Price Goal (in the table above) for 20 consecutive trading days during the applicable performance period. As reflected in the table above, each of the three Stock Price Goals was achieved.
Cumulative Operating Income Goal. The PVU Agreement also generally provided that the vesting of each tranche is contingent on the Company achieving positive Cumulative Operating Income from July 1, 2021 through June 30, 2025. For purposes of the PVU award, “Cumulative Operating Income” means the sum of the operating income for each fiscal year in such Performance Period, subject to certain automatic adjustments including: changes in accounting principles; impairment of goodwill and other intangible assets; impact of discontinued operations; non-recurring and non-operating income and expenses; and the impact of unplanned acquisitions.
Because the Company achieved positive Cumulative Operating Income from July 1, 2021 through June 30, 2025 and each of the three Stock Price Goals were achieved, Mr. Freda received 38,408 net shares on September 2, 2025 for payment of the March 2021 PVU, with 47,519 shares withheld to satisfy taxes. In addition, he received a cash payment for dividend equivalents on this award in the amount of  $841,225.
Performance Share Units granted in March 2021. The PSU award covered an aggregate of 68,578 shares. The aggregate grant date fair value of the PSU award was approximately $20 million, based on the closing price of our Class A Common Stock on the date of grant, while the aggregate grant value realized at the time of delivery was approximately $6.18 million.
The service period, performance period, and share delivery date were as follows:
Service Period	Performance Period	Share Delivery Date
March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025
The PSU Agreement generally provided that the vesting of the PSU award is contingent on the Company achieving positive Cumulative Operating Income during the relevant performance period. For purposes of this award, “Cumulative Operating Income” has the same meaning as in the PVU Agreement.
Because the Company achieved positive Cumulative Operating Income from July 1, 2021 through June 30, 2025, on September 2, 2025, Mr. Freda received 30,654 net shares for payment of the March 2021 PSU, with 37,924 shares withheld to satisfy taxes. In addition, he received a cash payment for dividend equivalents on this award in the amount of  $671,379.

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Tracey T. Travis. Ms. Travis retired from the Company effective June 30, 2025. She was Executive Vice President and Chief Financial Officer through October 31, 2024 and, thereafter, Executive Vice President, Senior Adviser through June 30, 2025. For fiscal 2025, Ms. Travis received her salary as an employee through June 30, 2025. The grants reported for Ms. Travis in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table were made in August 2024. The amount reported for Ms. Travis in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table is her incentive payout under our EAIP. In addition, see “Potential Payments upon Termination of Employment or Change in Control” for information about additional payments and other benefits provided after June 30, 2025.
Ms. Travis received a long-term (non-annual) PSU award on September 2, 2021 in respect of 14,533 shares. The grant date fair value of the PSU award was approximately $5.0 million, based on the closing price of our Class A Common Stock on the date of grant, while the grant value realized at the time of delivery was approximately $1.3 million. The PSU Agreement generally provided that the vesting of the PSU award was contingent on service through June 30, 2025 and the Company achieving positive Cumulative Operating Income during the relevant performance period. Because the Company achieved positive Cumulative Operating Income from July 1, 2021 through June 30, 2025, on September 2, 2025, Ms. Travis received 8,571 net shares, with 5,962 shares withheld to satisfy taxes. In addition, she received a cash payment for dividend equivalents on this award in the amount of  $126,873.
Peter Jueptner. Mr. Jueptner left the Company effective June 30, 2025. He was Group President, International. For fiscal 2025, Mr. Jueptner received his salary as an employee through June 30, 2025. The grants reported for Mr. Jueptner in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table were made in August 2024. The amount reported for Mr. Jueptner in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table is his incentive payout under our EAIP. In addition, see “Potential Payments upon Termination of Employment or Change in Control” for information about additional payments and other benefits provided after June 30, 2025.
Fiscal 2026 Compensation Decisions for Akhil Shrivastava, Jane Hertzmark Hudis, and Rashida La Lande
Akhil Shrivastava, Executive Vice President and Chief Financial Officer. Mr. Shrivastava became Executive Vice President and Chief Financial Officer on November 1, 2024. Previously, he was Senior Vice President, Corporate Controller. For fiscal 2026, Mr. Shrivastava’s annual base salary is $900,000, his target incentive bonus opportunity is $1.04 million, and his target equity opportunity is $1.9 million. In August 2025 (fiscal 2026), we granted Mr. Shrivastava equity-based compensation with an aggregate value of approximately $1.88 million, comprised of 60% Stock Options and 40% RSUs. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2026. In addition, we granted Mr. Shrivastava an RSU award pursuant to the PRGP IP. See "Profit Recovery and Growth Plan Incentive Program" below.
Jane Hertzmark Hudis, Executive Vice President, Chief Brand Officer. Ms. Hertzmark Hudis became Executive Vice President, Chief Brand Officer on April 1, 2025. Previously, she was Executive Group President. For fiscal 2026, Ms. Hertzmark Hudis’s annual base salary is $1.34 million, her target incentive bonus opportunity is $2.27 million, and her target equity opportunity is $4.46 million. In August 2025 (fiscal 2026), we granted Ms. Hertzmark Hudis equity-based compensation with an aggregate value of approximately $4.70 million, comprised of 60% Stock Options and 40% RSUs. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2026. In addition, we granted Ms. Hertzmark Hudis an RSU award pursuant to the PRGP IP. See "Profit Recovery and Growth Plan Incentive Program" below.
Rashida La Lande, Executive Vice President and General Counsel. Ms. La Lande joined the Company in August 2024 (fiscal 2025). For fiscal 2026, Ms. Lande’s annual base salary is $927,000, her target incentive bonus opportunity is $1.44 million, and her target equity opportunity is $2.5 million. In August 2025 (fiscal 2026), we granted Ms. La Lande equity-based compensation with an aggregate value of approximately $2.64 million, comprised of 60% Stock Options and 40% RSUs.

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These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2026. In addition, pursuant to her employment agreement, Ms. La Lande received a cash bonus of  $1.0 million in August 2025 (fiscal 2026) for compensation forfeited at her prior employer. In addition, we granted Ms. La Lande an RSU award pursuant to the PRGP IP. See "Profit Recovery and Growth Plan Incentive Program" below.
Profit Recovery and Growth Plan Incentive Program
We launched the PRGP to help rebuild our profit margins and grow sales in fiscal 2024. As part of the PRGP, our senior leaders have been leading their teams through this time of change as well as working to implement key PRGP pillars and managing their current business responsibilities. To incentivize and retain leaders who are critical to the success of the PRGP and our enterprise goals and to acknowledge the substantial additional work that is being delivered on the PRGP commitments, the Company implemented the PRGP IP that resulted in an additional, one-time grant of RSUs under the Share Incentive Plan for achieving certain metrics, as set forth below. Seventy percent (70%) of the PRGP performance is tied to the fiscal 2025 PRGP external financial net benefit commitments, while thirty percent (30%) is linked to adoption and leadership key performance indicators to support the long-term sustainability of the changes being implemented.
Profit Recovery and Growth Plan Incentive Program Fiscal 2025
Performance Period	July 1, 2024 – June 30, 2025 (Fiscal 2025)
Metrics	Enterprise Fiscal 2025 PRGP Net Benefits (70%) Enterprise Adoption and Leadership Key Performance Indicators (30%)
Award Type	RSU Grant
Grant Date	August 28, 2025 (Fiscal 2026)
Vesting Schedule	November 1, 2027 (26-month Vesting)
Based on actual assessment of each of the metrics’ performance, the PRGP IP resulted in a payout of 167.2%.
		Targets			Actual Performance
Metrics	Weighting	Threshold	Target	Maximum	Actual	% of Target	Payout (% of Oppty)
Enterprise Fiscal 2025 PRGP Net Benefits	70.0%	$528 million	$660 million	$924 million	$1,004 million	152.1%	200.0%
Enterprise Adoption and Leadership Key Performance Indicators
Consumer Facing Spend as a % of Net Sales	10.0%	32.0%	33.0%	34.0%	37.8%	114.5%	200.0%
General & Administrative Costs as a % of Net Sales	10.0%	31.0%	30.0%	29.0%	32.0%	106.7%	0.0%
Leadership	10.0%	53.0%	60.0%	75.0%	54.8%	91.3%	72.1%
Aggregate Payout							167.2%

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On August 28, 2025 (fiscal 2026), the NEOs received the PRGP IP equity awards at the approximate value detailed below.
Named Executive Officer(1)	Fiscal 2026 Annual Target Equity Opportunity ($)	PRGP IP Target (%)	PRGP IP Results (%)	PRGP IP Equity Grant ($)
Stéphane de La Faverie	$10,000,000	25.0%	167.2%	$4,180,000
Akhil Shrivastava	1,900,000	25.0%	167.2%	794,200
Jane Hertzmark Hudis	4,456,000	25.0%	167.2%	1,862,608
Rashida La Lande	2,500,000	25.0%	167.2%	1,045,000
Fabrizio Freda	12,500,000	25.0%	167.2%	5,225,000

(1)
Ms. Travis and Mr. Jueptner were not eligible for the PRGP IP as they were no longer employed by the Company as of the grant date.

For executives who are not retirement eligible, unvested PRGP IP RSUs are forfeited if the executive voluntarily terminates employment prior to vesting; however, if employment is involuntarily terminated without cause, such RSUs vest on a pro-rata basis for the number of full months the executive received salary during the vesting period. For executives who are retirement eligible, whether they terminate voluntarily or are terminated without cause, unvested PRGP IP RSUs continue to vest on the original schedule. In all cases, PRGP IP RSUs include dividend equivalents, which are paid in cash at settlement. The cash amount equals the dividends declared per share between the grant date and the vesting date, multiplied by the number of shares delivered.
Compensation Planning and the Decision-Making Process
Peer Group. We believe our peer group represents the market in which we compete for executive talent. Given the limited number of direct competitors that are publicly traded in the United States, the Compensation Committee has selected a peer group comprised primarily of consumer products and consumer discretionary companies to ensure the group includes organizations of comparable size and business models to ours. The Compensation Committee also uses international prestige and luxury brand companies for talent and compensation guidance but because of limited disclosure of compensation information they are not included in our peer group. The Compensation Committee refers to the peer group data when considering compensation levels and the allocation of compensation elements for executive officers.
Set forth below is the peer group of companies used for compensation in fiscal 2025. Based on the most recently completed fiscal years ending on or before June 30, 2025, our revenues are approximately at the 57th percentile relative to our peer group.
• Bath & Body Works • Capri Holdings • Clorox • Colgate-Palmolive • Coty • The Gap • International Flavors & Fragrances • Johnson & Johnson • Kimberly-Clark	• Lululemon • Nike • PepsiCo • Procter & Gamble • PVH Corp. • Ralph Lauren • Starbucks • Tapestry
For fiscal 2026, the Compensation Committee adjusted our peer group to better reflect a mix of companies with comparable size and business models to ours, and with which we compete for executive talent. We removed Clorox, Johnson & Johnson, PepsiCo, and Procter & Gamble, and added Coca-Cola, Kenvue (spin-off from Johnson & Johnson), Keurig Dr Pepper, Kraft Heinz, Mondelez, Ulta Beauty, and V.F. Corporation.

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Compensation Consultant. The Compensation Committee engaged Semler Brossy as its consultant for executive compensation. The Compensation Committee determined Semler Brossy is free of conflicts of interest. Semler Brossy reports directly to the Compensation Committee and works with the Compensation Committee (and the Subcommittee) and management to, among other things, provide advice regarding compensation structures in general and competitive compensation data. Semler Brossy also reviews information prepared by management for the Compensation Committee or Subcommittee. All of the decisions with respect to determining the amount or form of executive compensation under our executive compensation programs are made by the Compensation Committee or Subcommittee alone and may reflect factors and considerations other than the information and advice provided by Semler Brossy. As noted in “Director Compensation,” Semler Brossy provides advice and guidance to the Nominating and ESG Committee regarding non-employee director compensation. No other services were provided by Semler Brossy to the Committee, Subcommittee, or the Company in fiscal 2025.
Role of Executive Officers. As noted above, executive compensation is set by the Compensation Committee and Subcommittee. In performing this function, the Compensation Committee and Subcommittee rely on the Chair of the Board, the CEO, and the CPO to provide information regarding the executive officers, their roles and responsibilities, and the general performance of the Company and the various business units. These executives and the Chair (for fiscal 2025) and the CEO and CPO (for fiscal 2026) take directions from and bring suggestions to the Compensation Committee and Subcommittee. They suggest performance measures and targets for each of the executive officers under the EAIP and the Share Incentive Plan. They also make suggestions regarding terms and conditions of employment agreements. The final decisions regarding salaries, bonuses (including measures, targets, and amounts to be paid), equity grants, and other compensation matters related to executive officers are made by the Compensation Committee or Subcommittee, as the case may be. The CPO and the human resources staff work with the Executive Vice President and General Counsel, the legal staff, the Executive Vice President and Chief Financial Officer, and the finance staff to support the Compensation Committee and Subcommittee.
Other Benefits and Perquisites
Benefits. We determine benefits for executive officers by the same criteria applicable to the general employee population in the location where the executive officer is situated except as noted below. In general, benefits are designed to provide protection to the executives and their families in the event of illness, disability, or death and to provide retirement income. The benefits are important in attracting and retaining employees and mitigating distractions that may arise relating to health care, retirement, and similar matters. Each NEO receives supplemental executive life insurance with a face amount of $5 million ($10 million for Mr. Freda). Such life insurance is not generally available to the employee population. For costs associated with this program, see note (6) to the “Summary Compensation Table.” In addition, Mr. Freda receives employee healthcare coverage provided by the Company, which provides full coverage outside the United States.
Perquisites. We provide certain perquisites to our executive officers. The perquisites are comprised of  (a) an annual perquisite allowance of  $25,000 for Mr. de La Faverie, $20,000 for Mr. Freda, and $15,000 for the other executive officers, which allowance can be used for certain specified expenses; (b) personal use of a company car (or cash in lieu of a company car) and, in the case of Mr. de La Faverie and Mr. Freda, use of the Company's aircraft; (c) reimbursement of up to $5,000 per year for financial counseling services; and (d) spousal or companion travel (with required approval, the executive’s spouse, companion, or domestic partner may accompany the executive on up to two business trips per fiscal year). On occasion, we will provide expense reimbursements relating to relocations. In addition, we make available to our employees, including the NEOs, the ability to obtain a limited amount of our products for free each year or at a discount. The sales of products to employees at a discount are profitable for us.
Post-Termination Compensation
Retirement Plans. We provide retirement benefits to our employees in the United States, including the NEOs, under The Estee Lauder Companies Retirement Growth Account Plan (the “RGA Plan”), the related The Estee Lauder Inc. Benefits Restoration Plan (the “Restoration Plan”), and The

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Estee Lauder Companies 401(k) Savings Plan. Executive officers who have worked for our subsidiaries outside the United States may also be covered under plans covering such employees. As with other benefits, the retirement plans are intended to enable us to attract and retain employees. The plans provide employees, including executive officers, with an opportunity to plan for future financial needs during retirement. For a more detailed discussion on the retirement plans, see “Pension Benefits.” In addition, certain executive officers who joined us mid-career, or who forfeited certain retirement benefits from their former employers to join us, have been provided with nonqualified supplemental pension arrangements.
Deferred Compensation. We currently allow executive officers to defer a portion of their base salary and annual bonus. Under the terms of their employment agreements and the EAIP, each of the NEOs may elect to defer all or part of the officer’s incentive bonus compensation, subject to the requirements of Section 409A of the Internal Revenue Code (“Section 409A”). The ability to defer is provided to participating executive officers as a way to assist them in saving for future financial needs with relatively little cost to us. The amounts deferred are a general obligation of ours, and the cash that is not paid currently may be used by us for our general corporate purposes. For information about deferred compensation, see “Nonqualified Deferred Compensation in Fiscal 2025.”
Potential Payments upon Termination of Employment. As discussed in more detail under “Potential Payments upon Termination of Employment or Change of Control,” the NEOs’ employment agreements (as well as agreements related to equity compensation awards) provide for certain payments and other benefits in the event the officer’s employment is terminated under certain circumstances, such as retirement, disability, death, termination by us without cause, termination by us for material breach of the officer’s employment arrangement, or termination by the executive officer for “Good Reason” following a “Change of Control.”
In view of the Lauder family’s ownership of shares with substantial voting power, they have the ability to determine whether our Company will undergo a “Change of Control.” In order to protect the interests of the executive officers and to keep them involved and motivated during any process that may result in a “Change of Control,” outstanding annual PSUs contain provisions that accelerate vesting upon a “change in control.” Unvested RSUs, stock options, and other (non-annual) long-term equity awards contain provisions that provide for accelerated vesting, exercisability, or payment after a “Change of Control” only if we terminate the executive officer’s employment without cause or the executive officer terminates employment for “Good Reason.” Annual PSUs granted after November 8, 2024 contain provisions that provide for accelerated vesting, exercisability, or payment after a “Change of Control” only if we terminate the executive officer’s employment without cause or the executive officer terminates employment for “Good Reason.” The executive employment agreements similarly provide such a “double trigger” for other severance benefits.
The award documents in connection with our equity grants contain certain provisions regarding treatment of the awards upon termination. We value the long-term commitment many executive officers have made to us. In addition to recognizing the service they have provided during their tenure, we attempt to motivate them to act in a manner that will provide longer-term benefits to us even as they approach retirement. Therefore, the annual PSUs, RSUs, and stock options granted to executive officers who are retirement-eligible contain provisions that allow them to continue to participate in the longer-term success of the business following retirement. Specifically, to the extent the performance is achieved, a retiree’s annual PSUs will vest in accordance with the original vesting schedule. Similarly, a retiree’s annual RSUs will vest in accordance with the original vesting schedule. In addition, stock options become immediately exercisable upon retirement and are exercisable for the remainder of their ten-year terms.
The Share Incentive Plan provides for forfeiture of outstanding awards in the event that after termination of employment, a participant competes with or otherwise conducts herself or himself in a manner adversely affecting the Company.

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Tax Matters
The Internal Revenue Code limits the tax deductibility of compensation in excess of  $1 million per year paid to executive officers who are “covered employees” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Prior to the Tax Cuts and Jobs Act (the “TCJA”), performance-based compensation meeting specified requirements was exempt from this deduction limit. As a result of the TCJA, however, effective for the Company in fiscal 2019, compensation in excess of $1 million paid to our “covered employees” under Section 162(m) is generally not tax deductible, even if such compensation is performance-based or paid following termination of employment. Under the TCJA, once an executive officer becomes a “covered employee,” that individual will remain a “covered employee” for all subsequent years. The TCJA includes a transition rule under which compensation that would have been exempt from the deduction limitation prior to TCJA that is payable pursuant to a written binding contract that was in effect on November 2, 2017, and was not materially modified after that date, will remain tax deductible. To the extent applicable, we generally expect to avail ourselves of this transition rule. Given the compensation philosophy and objectives described in this “Compensation Discussion and Analysis” and the limitations imposed by the TCJA, the Compensation Committee and Subcommittee approve the payment of compensation that may not be deductible.
Executive Stock Ownership Guidelines and Holding Requirements
The Company has stock ownership guidelines for executive officers to further align their interests with those of our stockholders. Under these guidelines, each executive officer is required to have equity holdings with a value equal to or greater than a specified multiple of the officer’s annual base salary. Any temporary salary reductions do not impact the stock ownership requirements.
An executive officer who commences employment with the Company or who is promoted from within the Company has until the fifth anniversary of the date of employment or effective date of promotion to comply with these guidelines. On February 24, 2025, the Compensation Committee amended the stock ownership guidelines for our executive officers, including our NEOs. In connection with the changes in leadership and the stock price in early 2025, the stock ownership guidelines were simplified to two levels (from four). The multiple of salary for the CEO was reduced to six (from eight), and made three for all other executive officers (rather than some). Each of our NEOs has five years from the effective date of employment or promotion to meet their requirement, which is measured at the next record date for the annual meeting of stockholders. The guidelines do not apply to Mr. Freda, Mr. Jueptner and Ms. Travis, as they are no longer executive officers of the Company. As of the Record Date, all of the NEOs are in compliance with this requirement.
Executive Officer	Required Multiple of Salary
President and Chief Executive Officer	6
Other Executive Officers	3
The following table shows which equity holdings count for purposes of meeting our stock ownership guidelines:
What Counts	What Does Not Count
Common Stock(1)	Stock Options (vested or unvested)
Unvested RSUs	Unvested PSUs and PVUs(3)
Vested PSUs and PVUs(2)

(1)
Common Stock means Class A Common Stock or Class B Common Stock held directly by the executive officer or the officer’s immediate family or held in entities controlled by the officer or the officer’s immediate family members (including trusts for the benefit of the officer or

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immediate family members). However, any shares of Common Stock that are hedged or pledged do not count for purposes of these stock ownership guidelines.
(2)
Vested PSUs and PVUs mean PSUs and PVUs that are no longer subject to performance condition(s) but the underlying shares of Class A Common Stock have not yet been delivered to the executive officer.

(3)
Unvested PSUs and PVUs means long-term equity awards still subject to performance condition(s).

If an executive officer receives an increase in base salary, then such officer has until the third anniversary of the effective date of the salary increase to comply with the incremental change in ownership requirements. If an executive officer fails to achieve the requisite ownership level by the required deadline, then until such time as the ownership guidelines are achieved, such executive officer must continue to hold (a) 50% of the net after-tax shares of Common Stock received due to the vesting of RSUs, PSUs, or any other share unit and (b) 50% of the net after-tax shares of any stock option exercise. An executive officer may satisfy the ownership guideline but subsequently, due to a drop in the stock price, the officer’s ownership may fall below the required threshold. In such a case, if by the first anniversary of falling below the required threshold, such officer’s holdings still do not meet the required threshold, then until such time as the ownership guidelines are achieved, the officer must continue to hold (a) at least 50% of the net after-tax shares of Common Stock received due to the vesting of RSUs, PSUs, or any other share unit and (b) 50% of the net after-tax shares of any stock option exercise. In addition, in settling bonus payouts under the EAIP for an executive officer who continues to be below the guidelines after the required deadline, the Compensation Committee may request that up to 50% of the bonus payout be settled in shares of the Company’s Common Stock or additional RSUs.
Insider Trading Policies and Procedures
The Company has adopted insider trading policies and procedures governing the purchase, sale, or other disposition of its securities by its directors, officers and employees, as well as by the Company itself. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and exchange listing standards applicable to the Company. The policy prohibits our directors, officers, employees, and certain other covered persons from illegally trading in Company securities and related derivative securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive preclearance from our Legal Department prior to trading. More information regarding our insider trading policies and procedures can be found in Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Pledging Policy
Our outstanding equity award agreements for PSUs, PVUs, and RSUs generally prohibit employees from pledging such outstanding equity awards. Otherwise, we do not restrict pledges of securities but require that pledges of securities be approved in advance by our Legal Department.
Hedging Policy
The Company prohibits all employees (including officers) and directors of the Company, as well as certain family members and entities affiliated with such persons, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset or are designed to hedge or offset, any decrease in the market value of the Company’s securities, unless such transactions are approved in advance by the Legal Department and made in compliance with the Company’s Insider Trading Policy. However, no such approval shall be given for any such transactions with regard to any outstanding equity grants, which are prohibited under all circumstances.

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Recoupment Policies
Recoupment Policy Applicable to Incentive-Based Compensation Received by Executive Officers Prior to October 2, 2023.
Annual and long-term incentive compensation (whether in the form of stock options or paid or payable in cash or equity) awarded to executive officers are subject to an executive compensation recoupment policy, also known as a “clawback.” Under the policy, recoupment would apply in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the applicable securities laws. Recoupment would apply to any current or former executive officer who received incentive compensation within the three-year period prior to the restatement, and the amount to be recouped would be the amount in excess of what the executive officer would have been paid under the restatement.
Recoupment Policy Applicable to Incentive-Based Compensation Received by Executive Officers on or After October 2, 2023.
On November 17, 2023, the Board adopted a Recoupment Policy in compliance with the final rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC, and applicable NYSE listing standards. The Recoupment Policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the applicable securities laws. In such an event, the Company would seek to recover the amount of erroneously awarded incentive-based compensation paid to applicable executives that was in excess of the amount that would have been awarded based on the related financial results, subject to and in accordance with the terms of the Recoupment Policy and applicable law. The Recoupment Policy applies to compensation received (as defined in the policy) after October 2, 2023.
Compensation Committee and Stock Plan Subcommittee Report
The Compensation Committee and the Stock Plan Subcommittee have reviewed and discussed with management the foregoing Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A. Based on such review and discussions, the Compensation Committee and the Stock Plan Subcommittee have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2025.
Compensation Committee	Stock Plan Subcommittee
Paul J. Fribourg (Chair) Charlene Barshefsky Arturo Nuñez Eric L. Zinterhofer	Charlene Barshefsky Paul J. Fribourg Arturo Nuñez

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Summary Compensation Table
The following table, notes, and narratives describe the compensation for our “Named Executive Officers,” consisting of our (a) current and former Chief Executive Officer, (b) current and former Chief Financial Officer, and (c) three other most highly compensated executive officers serving at the end of our fiscal year ended June 30, 2025 (“fiscal 2025”). Our fiscal year ended June 30, 2024 is referred to as “fiscal 2024,” and our fiscal year ended June 30, 2023 is referred to as “fiscal 2023.” See “Compensation Discussion and Analysis” and other disclosures under “Executive Compensation” for a description of the material factors necessary to an understanding of the information disclosed below.
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Stéphane de La Faverie(7) President and Chief Executive Officer	2025	$1,375,000	$0	$5,392,422	$1,348,109	$1,181,100	$167,378	$149,499	$9,613,508
	2024	1,250,000	0	2,281,418	1,140,583	1,152,250	56,836	55,835	5,936,922
Akhil Shrivastava(8) Executive Vice President and Chief Financial Officer	2025	840,333	0	1,823,966	456,055	443,000	52,048	51,477	3,666,879
Jane Hertzmark Hudis Executive Vice President, Chief Brand Officer	2025	1,344,000	0	3,317,502	829,465	1,008,250	290,773	62,156	6,852,146
	2024	1,344,000	0	2,789,684	1,394,646	1,375,150	252,449	58,866	7,214,795
	2023	1,344,000	0	3,038,476	1,519,466	957,950	316,629	62,026	7,238,547
Rashida La Lande(9) Executive Vice President and General Counsel	2025	784,091	2,800,000	6,000,052	499,955	752,550	0	56,693	10,893,341
Fabrizio Freda Former President and Chief Executive Officer	2025	2,100,000	0	9,000,032	2,249,994	3,096,850	1,160,671	185,855	17,793,402
	2024	2,100,000	0	7,499,838	3,750,184	3,092,450	1,136,764	272,337	17,851,573
	2023	2,100,000	0	10,416,576	5,208,432	2,715,450	1,057,600	313,186	21,811,244
Tracey T. Travis Former Executive Vice President and Chief Financial Officer	2025	1,195,000	0	4,189,180	1,047,232	819,000	161,384	58,295	7,470,091
	2024	1,195,000	0	3,820,294	1,910,118	832,350	135,955	57,594	7,951,311
	2023	1,195,000	0	4,050,644	2,025,632	813,450	169,409	77,174	8,331,309
Peter Jueptner Former Group President, International	2025	1,250,000	0	2,688,030	671,988	946,950	170,140	106,282	5,833,390
	2023	1,176,250	0	4,259,083	879,380	636,350	148,602	120,491	7,220,156

Certain amounts may not sum due to rounding
(1)
Compensation is provided for fiscal years in which the individual was a Named Executive Officer.

(2)
For each fiscal year shown, the “Stock Awards” column shows the grant date fair values of all stock awards, which are comprised of annual grants of PSUs and RSUs and, where applicable, additional (non-annual) awards. Amounts represent the aggregate grant date fair value of PSUs and RSUs granted in the respective fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). For a description of the assumptions used to calculate the aggregate grant date fair value of Stock Awards, see Note 19 (“Stock Programs”) to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Amounts shown for Mr. de La Faverie for fiscal 2025 include the equity grants he received in February 2025 in connection with his promotion to President and CEO. Amounts shown for Ms. La Lande include the additional equity grant she received in August 2024 to compensate her for equity awards forfeited at her prior employer. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. For annual PSUs, the amount included was calculated based on the probable (i.e. likely) outcome with respect to satisfaction of the performance conditions at the date of grant, which is the target payout, consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The maximum potential values of annual PSUs awarded in fiscal 2025 (assuming the grant date stock price) are as follows: for Mr. de La Faverie, $2,227,858 (August 2024 PSU) and $2,086,128 (February 2025 PSU); Mr. Shrivastava; $1,459,173; Ms. Hertzmark Hudis $2,654,039; Ms. La Lande $1,600,057; Mr. Freda $7,200,025; Ms. Travis $3,351,400; and Mr. Jueptner $2,150,498.

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(3)
Amounts represent aggregate grant date fair value of stock options granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. The fair values of stock options granted were calculated using the Black-Scholes options-pricing model. For a description of the assumptions used to calculate such amounts, see Note 19 (“Stock Programs”) to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Amounts shown for Mr. de La Faverie for fiscal 2025 include the equity grant he received in February 2025 in connection with his promotion to President and CEO. See “Grants of Plan-Based Awards in Fiscal 2025” for information about option awards granted in fiscal 2025 and “Outstanding Equity Awards at June 30, 2025” for information with respect to options outstanding at June 30, 2025.

(4)
Amounts represent incentive payments made in respect of each fiscal year under our EAIP. See “Grants of Plan-Based Awards in Fiscal 2025” for the potential payouts to which the executive was entitled depending on the outcome of the performance criteria in fiscal 2025. See “Compensation Discussion and Analysis − Elements of Compensation − Annual Incentive Bonus.”

(5)
Amounts represent the aggregate change in each fiscal year in the actuarial present value of each NEO’s accumulated pension benefits under the RGA Plan and the Restoration Plan and any above market portion of interest earned during each fiscal year on deferred compensation balances. For Mr. Freda, the amount also represents a supplemental deferral intended to replicate pension benefits foregone at his former employer plus earnings on such deferral. See “Pension Benefits.” None of the NEOs deferred a portion of their compensation in fiscal 2025.

(6)
The amounts shown for fiscal 2025 in the “All Other Compensation” column are comprised of the following:

Name	Matching 401(k) Savings Plan Contributions Made on Behalf of the Executives	Company-Paid Premiums for Executive Life Insurance	Perquisite Allowance(a)	Financial Counseling(a)	Personal Use of Company Autos and Company Aircraft(b)	Companion Travel	Additional Amounts(c)	Total – All Other Compensation
Stéphane de La Faverie	$17,469	$7,385	$15,000	$3,500	$50,231	$5,500	$50,414	$149,499
Akhil Shrivastava	19,077	0	15,000	5,000	12,400	0	0	51,477
Jane Hertzmark Hudis	17,820	12,225	13,911	5,000	13,200	0	0	62,156
Rashida La Lande	17,250	0	23,971	4,011	11,461	0	0	56,693
Fabrizio Freda	17,707	48,465	34,000	5,000	25,370	55,313	0	185,855
Tracey T. Travis	17,451	7,644	15,000	5,000	13,200	0	0	58,295
Peter Jueptner	17,923	45,351	29,808	0	13,200	0	0	106,282

Certain amounts may not sum due to rounding
(a)
The perquisite allowance and reimbursement for financial counseling services are administered on a calendar year basis.

(b)
The amounts shown in this column for each NEO except Mr. Freda reflect a monthly automobile allowance. For Mr. de La Faverie and Mr. Freda, the amount shown in this column also includes personal use of company aircraft. In light of the heightened importance of safe travel, the CEO is authorized to use the Company’s aircraft for personal travel in the interests of safety and security. The incremental cost for personal use of the Company aircraft is based on the invoiced amounts and, since the Company aircraft is used primarily for business travel, does not include fixed costs that do not change based on usage, such as management fees and acquisition costs.

(c)
In connection with entry into his amended employment agreement, dated October 29, 2024, the perquisite amount for Mr. de La Faverie includes a one-time cash payment of  $25,000 plus a payment of  $25,414 to cover related income taxes.

We provide our NEOs (as well as other employees) the ability to obtain a limited amount of Company products for free each year and at a discount. The incremental cost of Annual Gratis did not exceed $2,500 for any of the NEOs.
(7)
Mr. de La Faverie was promoted to President and Chief Executive Officer effective January 1, 2025. His base salary, bonus, and equity were pro-rated for the time in his new role as President and Chief Executive Officer.

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(8)
Mr. Shrivastava was promoted to Executive Vice President and Chief Financial Officer effective November 1, 2024. His base salary and bonus were pro-rated for the time in his new role as Executive Vice President and Chief Financial Officer.

(9)
Ms. La Lande joined the Company as Executive Vice President and General Counsel effective August 19, 2024. Pursuant to her employment agreement, Ms. La Lande received a cash bonus of  $2.8 million in September 2024 to compensate her for bonus amounts forfeited at her prior employer.

Employment Agreements
The material terms of each NEO’s employment agreement are described below:
Stéphane de La Faverie. Under his employment agreement effective January 30, 2023 and amended on October 29, 2024, Mr. de La Faverie was promoted to the role of President and Chief Executive Officer on January 1, 2025, after serving as Executive Group President through December 31, 2024. He is an at-will employee and he will remain employed until his resignation or other separation of his employment. The agreement generally provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $25,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program with a monthly allowance of  $1,100), we pay annual premiums for additional executive term life insurance with a face amount of  $5 million for Mr. de La Faverie. We also pay travel expenses for his spouse/companion or domestic partner to accompany him on up to two business-related travel itineraries per fiscal year. In connection with entry into his amended employment agreement, Mr. de La Faverie received a one-time cash payment of  $25,000 plus a cash payment of approximately $25,000 to cover related income taxes. His employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement.
Fabrizio Freda. Under his employment agreement effective July 1, 2011, and further amended on October 29, 2024, Mr. Freda assumed the role of Special Advisor to the Company on January 1, 2025, after serving as President and Chief Executive Officer through December 31, 2024. Mr. Freda will continue as an employee and Special Advisor until his retirement on June 30, 2026. He is an at-will employee and he will remain employed until his resignation or other separation of his employment. In addition to benefits generally available to senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan of up to $20,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in the Company’s Executive Automobile Program with an automobile having an acquisition value of $75,000), we pay annual premiums for additional executive term life insurance with a face amount of $10 million for Mr. Freda. We also pay travel expenses for his spouse/companion or domestic partner to accompany him on up to two business-related travel itineraries per fiscal year, and provide a driver and security services through December 31, 2025 and immigration support through December 31, 2027. In addition, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company’s qualified and nonqualified pension and qualified retirement savings plans on his behalf. Such deferrals are credited with interest annually at a rate per annum equal to the Citibank base rate but in no event more than 9%. Unless Mr. Freda voluntarily resigns (subject to limited post-resignation entitlements, including relocation costs for he and his family from New York to Italy and office and administrative support) or is terminated for “cause,” his employment agreement requires the Company to continue to pay all compensation and benefits owed through June 30, 2026 (including a monthly auto allowance of  $1,100 with return of his vehicle) and to make certain other post-termination payments and continue certain benefits during the enforced non-compete period. These benefits include relocation costs, driver and security through December 31, 2025, transition support services, cybersecurity protection through June 30, 2029, reimbursement for financial counseling services up to $5,000 per year through calendar year 2029, office and administrative support through June 30, 2028, and Annual Gratis for life.

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Akhil Shrivastava. Under his employment agreement effective November 1, 2024, Mr. Shrivastava assumed the role of Executive Vice President and Chief Financial Officer on November 1, 2024, after serving as Senior Vice President, Corporate Controller through October 31, 2024. He is an at-will employee and he will remain employed until his resignation or other separation of his employment. The agreement generally provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program with a monthly allowance of  $1,100, we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Mr. Shrivastava. We also pay travel expenses for his spouse/companion or domestic partner to accompany him on up to two business-related travel itineraries per fiscal year. Mr. Shrivastava’s employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement.
Tracey T. Travis. Under her employment agreement effective August 20, 2012, Ms. Travis served as a Senior Adviser from November 1, 2024 through her retirement on June 30, 2025, after serving as Executive Vice President and Chief Financial Officer through October 31, 2024. The agreement provided for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $50,000), we provided annual premiums for additional executive term life insurance with a face amount of  $5 million for Ms. Travis. We also provided travel expenses for her spouse/companion or domestic partner to accompany her on up to two business-related travel itineraries per fiscal year. See additional information in “Compensation Discussion and Analysis – Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner)” and “Potential Payments Upon Termination of Employment or Change of Control.”
Jane Hertzmark Hudis. Under her employment agreement effective July 12, 2018, Ms. Hertzmark Hudis assumed the role of Executive Vice President, Chief Brand Officer on April 1, 2025, after serving as Executive Group President through March 31, 2025. She is an at-will employee and she will remain employed until her resignation or other separation of her employment. The agreement generally provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $50,000), we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Ms. Hertzmark Hudis. We also pay travel expenses for her spouse/companion or domestic partner to accompany her on up to two business-related travel itineraries per fiscal year.
Rashida La Lande. Under her employment agreement effective August 1, 2024, Ms. La Lande assumed the role of Executive Vice President and General Counsel. She is an at-will employee and she will remain employed until her resignation or other separation of her employment. The agreement generally provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $40,000 or a monthly allowance of  $1,100), we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Ms. La Lande. We also pay travel expenses for her spouse/companion or domestic partner to accompany her on up to two business-related travel itineraries per fiscal year. Ms. La Lande’s

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employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement. Pursuant to her employment agreement, Ms. La Lande received the following to compensate her for bonus amounts and equity awards forfeited at her prior employer: (a) a cash bonus of  $2.8 million in September 2024 (fiscal 2025), (b) a cash bonus of  $1.0 million in August 2025 (fiscal 2026), and (c) an RSU grant of 43,071 shares with an aggregate value of  $4.0 million, which was granted in August 2024 (fiscal 2025) and will vest in equal thirds beginning in August 2025 and annually thereafter.
Peter Jueptner. Under his employment agreement effective January 30, 2023, Mr. Jueptner was an at-will employee, and served as Group President, International until his retirement on June 30, 2025. The agreement generally provided for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, reimbursement of up to $5,000 per year for financial counseling services, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $50,000), we provided annual premiums for additional executive term life insurance with a face amount of  $5 million for Mr. Jueptner. We also provided travel expenses for his spouse/companion or domestic partner to accompany him on up to two business-related travel itineraries per fiscal year. Mr. Jueptner’s employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement. See additional information in “Compensation Discussion and Analysis – Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner)” and “Potential Payments Upon Termination of Employment or Change of Control.”
Each agreement described above also (a) contains provisions relating to termination of employment and payments relating to termination, which are discussed in “Potential Payments upon Termination of Employment or Change of Control,” (b) provides that the executive must abide by restrictive covenants relating to non-competition and non-solicitation during employment and, under certain circumstances, for two years following termination of employment, (c) provides that the executive must abide by restrictive covenants regarding non-disclosure of our confidential information, (d) provides that the executive may elect to defer all or part of his or her annual incentive bonus compensation in compliance with Section 409A of the Internal Revenue Code (“Section 409A”), and (e) provides that benefits under the agreement may be modified by the Compensation Committee at any time other than in contemplation of a “Change of Control” (as defined in the agreement) or after a Change of Control, provided that any such modification shall not be effective until at least two years after such modification is approved by the Compensation Committee.

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Grants of Plan-Based Awards in Fiscal 2025
The following table sets forth information with respect to each award of plan-based compensation in fiscal 2025 to each NEO, including bonus opportunities under the EAIP and equity grants under the Share Incentive Plan. The material terms of the incentive bonus opportunities are described in “Compensation Discussion and Analysis − Elements of Compensation − Annual Incentive Bonus,” and the material terms of the equity awards are described in “Compensation Discussion and Analysis − Elements of Compensation − Long-Term Equity-Based Compensation” and “Compensation Discussion and Analysis − CEO Compensation.” See “Compensation Discussion and Analysis” and other disclosures under “Executive Compensation” for a description of the material factors necessary to an understanding of the information disclosed below.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stéphane de La Faverie	EAIP	N/A	$1,147,124	$2,294,247	$3,441,371
	PSU	8/27/2024				7,497	14,993	23,989				$1,392,400
	PSU(6)	2/24/2025				8,681	17,361	27,778				1,303,811
	RSU	8/27/2024							14,993			1,392,400
	RSU(6)	2/24/2025							17,361			1,303,811
	Options	8/27/2024								23,246	$92.87	696,218
	Options(6)	2/24/2025								23,035	75.10	651,891
Akhil Shrivastava	EAIP	N/A	418,281	836,562	1,254,843
	PSU	8/27/2024				4,910	9,820	15,712				911,983
	RSU	8/27/2024							9,820			911,983
	Options	8/27/2024								15,565	92.87	456,055
Jane Hertzmark Hudis	EAIP	N/A	1,060,240	2,120,480	3,180,720
	PSU	8/27/2024				8,931	17,861	28,578				1,658,751
	RSU	8/27/2024							17,861			1,658,751
	Options	8/27/2024								27,695	92.87	829,465
Rashida La Lande	EAIP	N/A	700,000	1,400,000	2,100,000
	PSU	8/27/2024				5,384	10,768	17,229				1,000,024
	RSU	8/27/2024							10,768			1,000,024
	RSU(7)	8/27/2024							43,071			4,000,004
	Options	8/27/2024								16,693	92.87	499,955
Fabrizio Freda	EAIP	N/A	2,887,500	5,775,000	8,662,500
	PSU	8/27/2024				24,228	48,455	77,528				4,500,016
	RSU	8/27/2024							48,455			4,500,016
	Options	8/27/2024								75,125	92.87	2,249,994
Tracey T. Travis	EAIP	N/A	790,000	1,580,000	2,370,000
	PSU	8/27/2024				11,277	22,554	36,087				2,094,590
	RSU	8/27/2024							22,554			2,094,590
	Options	8/27/2024								34,966	92.87	1,047,232
Peter Jueptner	EAIP	N/A	800,000	1,600,000	2,400,000
	PSU	8/27/2024				7,236	14,472	23,156				1,344,015
	RSU	8/27/2024							14,472			1,344,015
	Options	8/27/2024								22,437	92.87	671,988

(1)
The amounts shown represent the possible aggregate payouts in respect of fiscal 2025 under the EAIP for the achievement of all performance metrics at the threshold, target, and maximum levels. Actual payouts for fiscal 2025 are disclosed in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.” No future cash payout will be made under these awards. See “Compensation Discussion and Analysis − Elements of Compensation − Annual Incentive Bonus.”

(2)
The amounts shown represent the number of shares of Class A Common Stock for the achievement of all performance metrics for the annual PSUs granted in August 2024 and the February 2025 PSUs granted to Mr. de La Faverie at the threshold, target, and maximum levels. See “Compensation Discussion and

76 | 2025 Proxy Statement

Analysis − Elements of Compensation − Long-Term Equity-Based Compensation − Annual Performance Share Units.” Future payout of PSUs shown in this table is generally subject to the achievement of our Net Sales, Diluted EPS, and ROIC goals for the three-year period ending June 30, 2027; these goals were set in August 2024. Payout of PSUs generally assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.” For each executive officer, no payout of these PSUs will be made pursuant to the Net Sales, Diluted EPS, or ROIC opportunities unless the threshold for such opportunity is achieved, and additional shares shall be paid out if performance exceeds the targeted performance goals.
(3)
The amounts shown represent the number of shares of Class A Common Stock underlying RSUs granted in fiscal 2025. Annual RSUs generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. In addition, the amounts shown for Ms. La Lande include the number of shares of Class A common stock underlying the grant of RSUs she received upon commencement of her employment as set forth in note (7) below. The vesting of these RSUs is subject to continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.” See “Compensation Discussion and Analysis − Elements of Compensation − Long-Term Equity-Based Compensation − Annual Restricted Stock Units.”

(4)
The amounts shown represent the number of shares of Class A Common Stock underlying stock options granted in fiscal 2025. The exercise price of the stock options is equal to the closing price of our Class A Common Stock on the date of grant. The stock options generally become exercisable in three equal installments approximately 14 months, 26 months, and 38 months after the date of grant, and expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.” See “Compensation Discussion and Analysis − Elements of Compensation − Long-Term Equity-Based Compensation − Annual Stock Options.”

(5)
The amounts shown have been determined in accordance with FASB ASC Topic 718. See notes (2) and (3) of the Summary Compensation Table for description of assumptions used in determining the grant date fair value of these awards.

(6)
On February 24, 2025, Mr. de La Faverie received PSUs, RSUs and stock options in connection with his promotion to President and Chief Executive Officer. For fiscal 2025, his total equity-award target opportunity is pro-rated based on his time in the role of President and Chief Executive Officer, which includes the February 2025 grant. The RSU and Stock Option grants to Mr. de La Faverie vest in equal thirds beginning in February 2026 and annually thereafter. As set forth in note (2) above, future payout of PSUs is generally subject to the achievement of our Net Sales, Diluted EPS, and ROIC goals set in August 2024 for the three-year period ending June 30, 2027.

(7)
The RSU grant to Ms. La Lande vests in equal thirds beginning in August 2025 and annually thereafter. See “Compensation Discussion and Analysis – Employment Agreements.”

Stock Option Grant Practices
Our Company has certain practices relating to the timing of grants of stock options. For option grants to our employees, including executive officers, grants of options are currently made by and at meetings of the Subcommittee on a predetermined schedule under our Share Incentive Plan. The Subcommittee does not currently take material non-public information into account when determining the timing and terms of stock option awards, except that if the Company determines that it is in possession of material non-public information on an anticipated grant date, the Subcommittee expects to defer the grant until a date on which the Company is not in possession of material non-public information. For option grants to our non-employee directors, as specified in the Director Share Plan, such grants are automatically made on the date of each Annual Meeting to each non-employee director in office immediately following such meeting. See “Director Compensation” above. It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

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Outstanding Equity Awards at June 30, 2025
The following table sets forth information with respect to outstanding equity awards on June 30, 2025 under our plans existing at the time of grant for each NEO.
		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Award Type	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Stéphane de La Faverie	9/4/18	3,455	0	$138.150	9/4/28
	9/3/19	5,832	0	199.490	9/3/29
	9/3/20	10,660	0	218.060	9/3/30
	9/2/21	9,108	0	344.060	9/2/31
	9/6/22	10,242	5,121	246.150	9/6/32	RSU	1,638	$142,719	PSU	0	$0
	8/28/23	7,039	14,079	156.390	8/28/33	RSU	4,863	414,084	PSU	3,647	310,542
	8/27/24	0	23,246	92.870	8/27/34	RSU	14,993	1,237,072	PSU	7,497	618,577
	2/24/25(6)	0	23,035	75.100	2/24/35	RSU	17,361	1,414,922	PSU	8,681	707,502
Akhil Shrivastava	9/3/20	2,091	0	218.060	9/3/30
	9/2/21	1,060	0	344.060	9/2/31
	9/6/22	907	454	246.150	9/6/32	RSU	150	12,297	PSU	0	0
	8/28/23	675	1,352	156.390	8/28/33	RSU	469	38,416	PSU	343	29,206
	2/26/24	—	—	—	—	RSU(7)	10,530	861,904	—	—	—
	8/27/24	0	15,565	92.870	8/27/34	RSU	9,896	809,998	PSU	4,910	405,124
Jane Hertzmark Hudis	9/3/19	21,893	0	199.490	9/3/29
	9/3/20	26,884	0	218.060	9/3/30
	9/2/21	16,206	0	344.060	9/2/31
	9/6/22	12,526	6,263	246.150	9/6/32	RSU	2,058	179,314	PSU	0	0
	8/28/23	8,607	17,215	156.390	8/28/33	RSU	5,946	506,302	PSU	4,460	379,769
	8/27/24	0	27,695	92.870	8/27/34	RSU	17,861	1,473,711	PSU	8,931	736,897
Rashida La Lande	8/27/24	0	16,693	92.870	8/27/34	RSU	10,768	888,468	PSU	5,384	444,234
	8/27/24	—	—	—	—	RSU(8)	43,071	3,553,788	—	—	—
Fabrizio Freda	9/4/15	148,258	0	77.350	9/4/25
	9/6/16	151,163	0	89.470	9/6/26
	9/5/17	135,597	0	107.950	9/5/27
	9/4/18	92,200	0	138.150	9/4/28
	9/3/19	79,807	0	199.490	9/3/29
	9/3/20	89,746	0	218.060	9/3/30
	3/11/21	—	—	—	—	—	—	—	PVU(9)	85,927	7,784,127
	3/11/21	—	—	—	—	—	—	—	PSU(10)	68,578	6,212,481
	9/2/21	55,542	0	344.060	9/2/31	—	—	—	—	—	—
	9/6/22	42,936	21,469	246.150	9/6/32	RSU	7,053	614,528	PSU	0	0
	8/28/23	23,145	46,290	156.390	8/28/33	RSU	15,986	1,361,208	PSU	11,989	1,020,863
	8/27/24	0	75,125	92.870	8/27/34	RSU	48,455	3,998,022	PSU	24,228	1,999,052
Tracey T. Travis	9/4/18	35,696	0	138.150	9/4/28
	9/3/19	29,916	0	199.490	9/3/29
	9/3/20	34,040	0	218.060	9/3/30
	9/2/21	21,589	0	344.060	9/2/31
	9/2/21	—	—	—	—	—	—	—	PSU(11)	14,533	1,301,139
	9/6/22	25,048	0	246.150	9/6/32	RSU	2,743	238,998	PSU	0	0
	8/28/23	35,366	0	156.390	8/28/33	RSU	8,143	693,376	PSU	6,107	520,011
	8/27/24	34,966	0	92.870	8/27/34	RSU	22,554	1,860,931	PSU	11,277	930,465
Peter Jueptner	9/4/15	15,238	0	77.350	9/4/25
	9/6/16	17,128	0	89.470	9/6/26
	9/5/17	14,592	0	107.950	9/5/27
	9/4/18	9,982	0	138.150	9/4/28
	9/3/19	7,661	0	199.490	9/3/29
	9/3/20	8,217	0	218.060	9/3/30
	9/2/21	4,936	0	344.060	9/2/31
	9/6/22	10,874	0	246.150	9/6/32	RSU	1,191	103,772	PSU	0	0
	2/27/23	—	—	—	—	RSU(12)	8,031	694,441	—	—	—
	8/28/23	19,996	0	156.390	8/28/33	RSU	4,604	392,031	PSU	3,453	294,023
	8/27/24	22,437	0	92.870	8/27/34	RSU	14,472	1,194,085	PSU	7,236	597,042

78 | 2025 Proxy Statement

(1)
Stock options granted prior to fiscal 2025 generally become exercisable in three equal installments approximately 16 months, 28 months, and 40 months after the date of grant. Stock options granted in fiscal 2025 generally become exercisable in three equal installments approximately 14 months, 26 months, and 38 months after the date of grant. Stock Options expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.” The February 2025 stock option grant to Mr. de La Faverie is discussed in note (6) below.

(2)
Annual RSUs generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. The vesting of RSUs assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control.” The February 2025 RSU grant to Mr. de La Faverie is discussed in note (6) below. The February 2024 non-annual RSU grant to Mr. Shrivastava is discussed in note (7) below. The August 2024 non-annual RSU grant to Ms. La Lande for 43,071 shares is discussed in note (8) below. The February 2023 non-annual RSU grant to Mr. Jueptner is discussed in note (12) below.

(3)
Represents the sum of  (a) the product of  (i) $80.80 (the closing price of the Class A Common Stock on June 30, 2025, the last trading day of fiscal 2025) and (ii) the number of shares of Class A Common Stock underlying the RSUs, and (b) the cash dividend equivalents related to such RSUs. As of June 30, 2025, the NEOs had earned dividend equivalents on outstanding unvested RSUs with dollar values as follows: Mr. de La Faverie, $69,313; Mr. Shrivastava, $22,098, Ms. Hertzmark Hudis, $69,435; Ms. La Lande, $92,065; Mr. Freda, $197,043; Ms. Travis, $91,353; and Mr. Jueptner, $97,849.

(4)
Represents (a) the annual PSUs granted on September 6, 2022 (fiscal 2023), at an aggregate payout of 0%; (b) the threshold level of payout for the annual PSUs granted on (i) August 28, 2023 (fiscal 2024), (ii) August 27, 2024 (fiscal 2025), and (iii) February 24, 2025 (fiscal 2025); (c) the shares underlying the additional (non-annual) equity awards granted to Mr. Freda in March 2021 (fiscal 2021) (PVUs and PSUs), which are discussed in notes (9) and (10), below; and (d) the shares underlying the additional (non-annual) equity award granted to Ms. Travis in September 2021 (fiscal 2022), which is discussed in note (11) below. No payout of these annual PSUs will be made pursuant to the Net Sales, Diluted EPS, or ROIC opportunities unless the threshold for such opportunity is achieved, and additional shares shall be paid out if performance exceeds the targeted performance goals. Because no shares were delivered to each of our NEOs for the PSUs granted in September 2022 and referenced in clause (a) above due to the below-threshold performance, none of the NEOs received any cash payment for dividend equivalents on such shares. Payouts of the fiscal 2024 annual PSUs and the fiscal 2025 annual PSUs will be made in early fiscal 2027 and early fiscal 2028, respectively, assuming the performance criteria are achieved.

(5)
The amounts represent the sum of  (a) the product of  (i) $80.80 (the closing price of the Class A Common Stock on June 30, 2025, the last trading day of fiscal 2025) and (ii) the number of shares of Class A Common Stock underlying the PSUs and PVUs at the levels described in notes (4), (9), (10), and (11), and (b) the cash dividend equivalents related to such PSUs and PVUs. As of June 30, 2025, the NEOs had dividend equivalents on the outstanding PSUs and PVUs shown in the table, as follows: Mr. de La Faverie, $34,760; Mr. Shrivastava, $9,886; Ms. Hertzmark Hudis, $34,670; Ms. La Lande, $9,207; Mr. Freda, $1,606,185; Ms. Travis, $172,722; and Mr. Jueptner, $27,394.

(6)
In connection with his promotion to President and CEO, Mr. de La Faverie received pro-rated long-term equity awards on February 24, 2025, which reflects his time in the role during the fiscal year. The RSU and Stock Option grants to Mr. de La Faverie vest in equal thirds beginning in February 2026 and annually thereafter. As set forth in note (4) above, future payout of these PSUs will be made in early fiscal 2028, assuming the performance criteria is achieved.

(7)
Represents an additional (non-annual) RSU grant to Mr. Shrivastava which vests 50% on each of February 27, 2026 and February 26, 2027, assuming continued employment through such dates. This award was valued at $1.5 million on the date of grant, and it is intended to further align Mr. Shrivastava’s interests with those of our stockholders and motivate his continued stewardship and progression of our business over the longer term. The accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (3) above.

(8)
Represents non-annual RSUs granted to Ms. La Lande that vest in thirds over a three-year period from the grant date. See “Employment Agreements” for additional information about this RSU grant. This award was valued at $4.0 million on the date of grant. The accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (3) above.

(9)
Represents the target level of payout for the long-term (non-annual) March 2021 PVU award. This award is divided into three tranches each with its own stock price goal, all of which were achieved in fiscal 2022,

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and all three tranches were subject to the Cumulative Operating Income goal that was measured from July 1, 2021 through June 30, 2025. Delivery of the shares for each tranche was made on September 2, 2025. The PVUs were accompanied by dividend equivalent rights paid in cash at the same time as the payment of shares of Class A Common Stock, and such accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (5) above. For additional information about this award, including Service Periods and Performance Periods, see “Compensation Discussion and Analysis − Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner) − Fabrizio Freda.”
(10)
Represents the target level of payout for the long-term (non-annual) March 2021 PSU award. This award was subject to the Cumulative Operating Income goal that was measured from July 1, 2021 through June 30, 2025. Delivery of the shares for each tranche was made on September 2, 2025. The PSUs were accompanied by dividend equivalent rights paid in cash at the same time as the payment of shares of Class A Common Stock, and such accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (5) above. For additional information about this award, including Service Period and Performance Period, see “Compensation Discussion and Analysis − Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner) − Fabrizio Freda.”

(11)
Represents the target level of payout for the long-term (non-annual) PSU award made to Ms. Travis on September 2, 2021. This award was subject to the Cumulative Operating Income goal that was measured from July 1, 2021 through June 30, 2025. Delivery of the shares for this award was made on September 2, 2025. The PSUs were accompanied by dividend equivalent rights paid in cash at the same time as the payment of shares of Class A Common Stock, and such accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (5) above. For additional information about this award, including Service Period and Performance Period, see “Compensation Discussion and Analysis – Named Executive Officer Transitions (Fabrizio Freda, Tracey T. Travis, and Peter Jueptner) – Tracey T. Travis.”

(12)
Represents an additional (non-annual) RSU grant to Mr. Jueptner that vests on February 27, 2026. The accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (3) above.

Option Exercises and Stock Vested in Fiscal 2025
The following table sets forth for each NEO the number of shares acquired on the exercise of stock options and the number of shares acquired in connection with stock awards in fiscal 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stéphane de La Faverie	—	—	10,687(3)	$763,186(4)
Akhil Shrivastava	—	—	476(5)	31,718
Jane Hertzmark Hudis	—	—	16,600(6)	1,214,757(7)
Rashida La Lande	—	—	—	—
Fabrizio Freda	—	—	215,773(8)	22,313,949(9)
Tracey T. Travis	—	—	8,675(10)	619,791
Peter Jueptner	—	—	3,902(11)	276,057

(1)
Represents the vesting and payout of a portion of annual RSUs granted to the NEOs in September 2021, September 2022, and August 2023, as well as the non-annual RSUs granted to Mr. de La Faverie and Ms. Hertzmark Hudis in September 2021. Also represents the payout of the non-annual PSUs granted to Mr. Freda in February 2018. The table does not include the annual PSUs granted to the NEOs in September 2021 because they yielded no payout. The amounts in the table are gross of shares withheld for taxes.

(2)
Represents the product of the number of shares vested and the closing price of the Class A Common Stock on the vesting date plus the amount of the accrued dividend equivalents for the PSUs and RSUs, which were paid in cash at the time of the payout of the shares.

80 | 2025 Proxy Statement

(3)
Includes 2,669 shares withheld from Mr. de La Faverie to satisfy taxes upon vesting of annual RSUs at a combined value of approximately $178,000. Also includes 3,244 shares withheld from Mr. de La Faverie to satisfy taxes upon delivery of shares from a non-annual RSU grant to him in September 2021 that vested in full on November 1, 2024 at a value of approximately $216,000.

(4)
Includes approximately $421,000 of value realized for the 5,865 shares delivered to Mr. de La Faverie on November 1, 2024 from a non-annual RSU grant made to him in September 2021. As reflected in note (3), shares were withheld to satisfy taxes upon (i) vesting of annual RSUs and (ii) delivery of shares from his September 2021 non-annual RSU.

(5)
Includes 173 shares withheld from Mr. Shrivastava to satisfy taxes upon vesting of annual RSUs at a combined value of approximately $11,500.

(6)
Includes 3,556 shares withheld from Ms. Hertzmark Hudis to satisfy taxes upon vesting of annual RSUs at a combined value of approximately $237,000. Also includes 5,626 shares withheld from Ms. Hertzmark Hudis to satisfy taxes upon delivery of shares from a non-annual RSU grant to her in September 2021 that vested in full on November 1, 2024 at a value of approximately $375,000.

(7)
Includes approximately $755,000 of value realized for the 10,173 shares delivered to Ms. Hertzmark Hudis on November 1, 2024 from a non-annual RSU grant made to her in September 2021. As reflected in note (6), shares were withheld to satisfy taxes upon (i) vesting of annual RSUs and (ii) delivery of shares from her September 2021 non-annual RSU.

(8)
Includes 10,969 shares withheld from Mr. Freda to satisfy taxes upon vesting of annual RSUs at a combined value of approximately $730,000. Also includes 103,752 shares withheld from Mr. Freda to satisfy taxes upon delivery of shares from a non-annual PSU grant to him in February 2018 that was issued in full on September 3, 2024 at a value of approximately $9.6 million.

(9)
Includes approximately $20.9 million of value realized for the 195,940 shares issued to Mr. Freda on September 3, 2024 from a non-annual PSU grant to him in February 2018. As reflected in note (8), shares were withheld to satisfy taxes upon (i) vesting of annual RSUs and (ii) delivery of shares from his February 2018 non-annual PSU.

(10)
Includes 4,134 shares withheld from Ms. Travis to satisfy taxes upon vesting of annual RSUs at a combined value of approximately $275,000.

(11)
Includes 2,151 shares withheld from Mr. Jueptner to satisfy taxes upon vesting of annual RSUs at a combined value of approximately $143,000.

Pension Benefits
We provide retirement benefits to our employees in the United States, including the NEOs, through qualified and nonqualified defined benefit pension plans. These plans include The Estee Lauder Companies Retirement Growth Account Plan (the “RGA Plan”), which is a qualified plan, and The Estee Lauder Inc. Benefits Restoration Plan (the “Restoration Plan”), which is a nonqualified plan. The Restoration Plan provides for pension benefit payments that employees would have received under the RGA Plan if eligible compensation (including deferred salary and bonuses, where the RGA Plan allows) had not been subject to certain compensation limits as dictated by tax laws under ERISA that apply to qualified retirement plans.
Retirement benefits under the plans are the aggregate amount of annual credits (defined as 3, 4, or 5% of total annual compensation, including bonus, with certain items excluded) plus annual interest credits thereon, based on a government index of not less than 4%. Upon retirement, the accumulated benefit under the RGA Plan is payable, at the election of the retiree, as a one-time lump sum or converted to monthly payments. Upon retirement, the accumulated benefit under the Restoration Plan is payable in accordance with the terms of the plan, and as applicable, in compliance with Section 409A.
Executive officers who have worked for our subsidiaries outside the United States may also be covered under Company-sponsored pension plans covering such employees. None of the NEOs are covered under such plans.
We do not have any policies with respect to granting additional years of credited service except as provided in certain termination provisions as reflected in executive officer employment agreements. Benefits attributable to the additional years of credited service are payable by us

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pursuant to the terms of applicable employment agreements and are not payable under either the RGA Plan or the Restoration Plan.
In connection with his agreement to join the Company in November 2007, and continued in his current agreement, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company’s qualified and nonqualified pension and qualified retirement savings plans on his behalf. Such deferrals are credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but in no event more than 9%. We expect to pay this amount in or about January 2027 in connection with his retirement on June 30, 2026.
Set forth in the table below are each NEO’s years of credited service and the present value of the accumulated benefit under each of the pension plans and executive employment agreements pursuant to which the officer would be entitled to a retirement benefit, computed in each case as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended June 30, 2025.
Name	Plan Name	Number of Years Credited Service (#)*	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stéphane de La Faverie	RGA Plan	14	$174,137	$0
	Restoration Plan		734,454	0
Akhil Shrivastava	RGA Plan	9	95,713	0
	Restoration Plan		136,665	0
Jane Hertzmark Hudis	RGA Plan	39	851,431	0
	Restoration Plan		2,714,353	0
Rashida La Lande	RGA Plan	0	0	0
	Restoration Plan		0	0
Fabrizio Freda	RGA Plan	17	258,700	0
	Restoration Plan		5,573,005	0
	Employment Agreement		6,478,007	0
Tracey T. Travis	RGA Plan	12	164,439	0
	Restoration Plan		1,086,241	0
Peter Jueptner	RGA Plan	16	234,530	0
	Restoration Plan		893,689	0

*
Service shown is allocation service as of June 30, 2025 and is used to determine the level of annual credits for calendar 2025.

The present values of accumulated benefits reflected in the table above were calculated based on the assumption that the benefits under the pension plans would be payable at the earliest retirement age at which unreduced benefits are payable (i.e. the greater of (i) a participant’s age at June 30, 2025 and (ii) age 65), or retirement date, if applicable. The present values for the RGA Plan also reflect the assumption that 75% of benefits are payable as a one-time lump sum, and 25% are payable as lifetime monthly payments. Amounts calculated under the pension formula based on compensation that exceeds IRS limits will be paid under the Restoration Plan and are included in the present values shown in the table above. The present values for the Restoration Plan also reflect the assumption that 100% of the benefits are payable as a one-time lump sum. The present values of accumulated benefits under the RGA Plan were calculated using a 5.9% discount rate and, for annuities, the SOA PRI-2012 mortality table projected generationally using scale MP-2021, and present values under the Restoration Plan were calculated using a 5.3% discount rate. These assumptions are consistent with the assumptions used in the calculation of our benefit obligations as of June 30, 2025, as disclosed in Note 16 (Pension, Deferred Compensation and Post-Retirement Benefit Plans) to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

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Nonqualified Deferred Compensation in Fiscal 2025
At June 30, 2025, none of our NEOs had account balances under a non-qualified deferred arrangement, and none deferred any part of their compensation under such an arrangement in fiscal 2025.
Potential Payments upon Termination of Employment or Change of Control
Each of our NEOs has an employment agreement and equity grant agreements under the Share Incentive Plan. These agreements specify the payments and benefits the executive would receive under various termination scenarios, including accrued but unpaid salary, unused vacation, earned but unpaid annual bonuses, unreimbursed expenses, and other earned or vested benefits (collectively, “Accrued Benefits”).
Fabrizio Freda. In connection with the terms of his employment agreement as Special Advisor to the Company through his retirement on June 30, 2026, Mr. Freda is receiving his annual base salary of  $2.1 million, his annual target bonus opportunity of  $5.78 million, and an equity award for fiscal 2026 with a value at the time of grant of  $12.5 million. Separately, in August 2025, under the PRGP IP, he received RSUs in respect of 56,936 shares valued at $5.2 million at the time of grant. He will also continue to be eligible for benefits generally available to other executive officers (e.g., retirement transition services, reimbursement for financial counseling services and Annual Gratis for life), as well as reimbursement for relocation expenses for he and his family from New York to Italy, cybersecurity and digital privacy protection services for three years post termination, continued access to transportation, security benefits, and office and administrative support through June 30, 2028. Mr. Freda can elect distribution of his accumulated benefits under the RGA Plan in a lump sum or annuity, and the Restoration Plan in compliance with section 409A. If his employment terminates prior to June 30, 2026, except in the case of his voluntary resignation or by the Company for “cause,” Mr. Freda will be paid or provided any remaining compensation or benefits that would have been owed through June 30, 2026, subject to the terms of applicable plans (other than provisions requiring continued employment as a condition to receipt or retention of such amounts). The entitlement applies in the event of an involuntary termination without cause, resignation for a “material breach,” or a termination in connection with a change in control, consistent with provisions removed from his employment agreement. In the event Mr. Freda voluntarily resigns, the amended employment agreement provides for him to receive relocation costs from New York to Italy and ongoing office and administrative support through June 30, 2028.
Mr. Freda’s outstanding equity awards (PSUs, RSUs, and stock options) will be treated in accordance with the retirement provisions in the applicable equity award agreements, subject to Mr. Freda neither competing with, nor taking employment with or rendering service to one of our competitors, nor conducting himself in a manner adversely affecting the Company.
Tracey T. Travis. In connection with the Company’s executive retirement benefits, Ms. Travis is receiving retirement transition services (up to a total of  $75,000). In addition, she is entitled to receive up to $5,000 in reimbursement for financial counseling services for one year and Annual Gratis for life. Ms. Travis can elect distribution of her accumulated benefits under the RGA Plan in a lump sum or annuity, and the Restoration Plan in compliance with section 409A.
Ms. Travis’s outstanding equity awards (PSUs, RSUs, and stock options) were treated in accordance with the retirement provisions in the applicable equity award agreements, subject to Ms. Travis neither competing with, nor taking employment with or rendering service to one of our competitors, nor conducting herself in a manner adversely affecting the Company.
Peter Jueptner. Pursuant to the terms of Mr. Jueptner’s employment agreement, Mr. Jueptner is receiving his salary and health benefits through June 30, 2027 ($104,167 and $2,548 per month respectively), and a one-time bonus payment equal to 50% of the average EAIP bonus paid to him for the prior two years ($513,300). During this time, he is also entitled to receive up to $5,000 per year in reimbursement for financial counseling services and a monthly auto allowance of  $1,100. In addition, he remains entitled to Annual Gratis for life. Mr. Jueptner can elect distribution of his

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accumulated benefits under the RGA Plan in a lump sum or annuity, and the Restoration Plan in compliance with section 409A.
Mr. Jueptner’s outstanding equity awards (PSUs, RSUs, and stock options) were treated in accordance with the retirement provisions in the applicable equity award agreements, except for the February 2023 non-annual RSU grant, which will be pro-rated per the terms of the agreement, subject to Mr. Jueptner neither competing with, nor taking employment with or rendering service to one of our competitors, nor conducting himself in a manner adversely affecting the Company.
Voluntary Termination and Retirement. Each NEO may terminate employment at any time with 90 days’ prior written notice. In such case, the executive will receive Accrued Benefits. Post termination payments or benefit continuation are subject to non-competition and good conduct provisions.
Under the employment agreements and applicable award agreements, if the executive is not retirement eligible, vested stock options may be exercised for up to one year following termination (or until the option term ends, if earlier), while all unvested stock options, RSUs, and PSUs are forfeited. If the executive is retirement eligible, unvested stock options become immediately exercisable and remain exercisable through the end of the option term. Annual RSUs and annual PSUs continue to vest and are paid on the original schedule, with PSUs based on actual performance, provided the awards were granted at least six months or one-year, respectively, before the last day of active employment (last day worked). Unless a grant is awarded under the PRGP (see “Compensation Discussion and Analysis – Profit Recovery and Growth Plan Incentive Program”), equity awards granted within six months prior to the retirement date are forfeited upon retirement.
Executives are considered retirement eligible if they are at least 55 years old with 10 years of service, or at least 65 years old with 5 years of service. Each of the NEOs is retirement eligible except Mr. de La Faverie, Mr. Shrivastava, and Ms. La Lande.
Under Company policy, retired executives may also receive (i) up to $75,000 in transition services and (ii) Annual Gratis for life. Ms. Hertzmark Hudis, is also entitled to life-time annual supplemental payments in connection with healthcare benefits.
Termination Due to Permanent Disability. With the exception of Mr. Freda who is entitled to all compensation and benefits owed him through June 30, 2026 (subject to offset by disability payments) and thereafter, as applicable, if an executive’s employment is terminated due to permanent disability (as defined in the executive’s employment agreement), the executive will receive Accrued Benefits, one year of base salary (offset by disability payments), bonus compensation for the fiscal year of termination, pro-rated through the date of termination, and reimbursement for up to $5,000 for financial counseling services over the one-year period. The executive will continue to participate in health and insurance benefit plans for one year and will receive cash payments equivalent to the pension contributions that would otherwise have been made during that period. To the extent required under Section 409A of the Internal Revenue Code, payment of these benefits may be subject to a six-month delay. Pursuant to the equity grant agreements, stock options become immediately exercisable and remain exercisable for one year following the end of salary continuation. RSUs and PSUs continue to vest and are paid in accordance with the original schedule. If the executive is retirement eligible, the retirement treatment described above applies instead.
Termination Due to Death. In the event of the executive’s death during employment, the executive’s estate will receive the same payments described above for termination due to permanent disability. RSUs will be paid as soon as practicable after death, and PSUs are paid at target if death occurs before the end of the performance period, or based on actual performance if death occurs after the performance period ends.
Termination Without Cause or Resignation for Material Breach. With the exception of Mr. Freda who is not subject to these provisions and will continue to receive all compensation and benefits owed to him through June 30, 2026 (and thereafter, as applicable), if the Company terminates an executive’s employment without cause or the executive resigns for an uncured “material breach,”

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the executive will receive Accrued Benefits, two years of base salary, a one-time bonus payment equal to 50% of the average EAIP bonus paid for the two prior years, and reimbursement up to $10,000 for financial counseling services over a two-year period. The executive will also continue to participate in benefit plans and receive pension replacement cash payments for two years, subject to applicable law. For purposes of the employment agreements, “material breach” is a material reduction in the executive’s authority, functions, duties, or responsibilities, a material reduction in the executive’s target compensation (unless such reduction is similar to other officers and/or employees generally), or our failure to pay any award to which the executive is entitled under his or her employment agreement.
Under the equity grant agreements, stock option grants made prior to August 2025 are treated the same as in a disability termination, with all unvested stock options vesting in full upon an involuntary termination without cause. For stock option grants made in or after August 2025, unless the executive is retirement eligible, unvested stock options, like RSUs vest pro rata based on the number of full months the executive is employed or receiving salary continuation during the vesting period. Annual PSUs are forfeited if the termination occurs within the first year of the performance period; if termination occurs after one year, the PSUs vest pro rata based on actual performance. If the executive is retirement eligible, retirement treatment applies instead.
Termination Following a Change of Control. With the exception of Mr. Freda who is not subject to this provision and will continue to receive all compensation and benefits owed to him through June 30, 2026 (and thereafter, as applicable), if an executive resigns for “Good Reason” within two years of a “Change of Control” (as defined below), the executive will receive the same payments and benefits as for termination without cause. Under the employment agreements, (a) “Good Reason” means (i) a material diminution in the executive’s role or duties, (ii) a breach of compensation terms not timely cured , (iii) a required relocation of over 50 miles, or (iv) failure by a successor to assume the executive’s employment agreement; and (b) a “Change of Control” or “Change in Control” includes : (i) a change in the majority composition of the Board, (ii) our Class A Common Stock ceasing to be publicly traded, (iii) a merger, sale of substantially all assets, or other transaction that meets these criteria, or (iv) any other event that would require disclosure under the SEC proxy rules. Changes in beneficial ownership among the Lauder family or family-controlled entities or spin-offs of one of our divisions or subsidiaries are not considered a Change of Control.
Under our equity grant agreements, all RSUs and PSUs will vest and be paid promptly following a Change of Control. If the executive is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph. If stock options or RSUs are assumed by an acquirer, vesting and/or exercisability will accelerate only if the executive is subsequently terminated without “cause” or resigns for “Good Reason.” PSUs granted prior to November 8, 2024, vest upon a Change in Control based on the greater of  (i) target or (ii) actual performance through the Change in Control date, regardless of whether the executive experiences a qualifying termination. PSUs granted on or after November 8, 2024, require both a change in control and a qualifying termination for vesting and will be paid on the same performance basis.
Termination for Cause. If an executive is terminated for cause, the executive will receive only Accrued Benefits. All outstanding equity awards are forfeited. Cause includes willful misconduct, material breach of duties, violation of our Code of Conduct, substance abuse affecting performance, or conviction of a felony, as defined in the applicable agreements.
Condition to Receipt of Termination Payments and Modification to Severance Benefits
Receipt of termination benefits is subject to the executive executing a general release of claims and continued compliance with the terms of the employment agreement, including provisions relating to the non-disclosure of confidential information, non-competition and good conduct. Severance terms may be amended by the Compensation Committee (or its Subcommittee, as applicable) for matters within its authority, except during any period in which the Company is contemplating one or more transactions that would result in, or occur following, a Change of Control. Any change made without the executive’s prior consent will not be effective for two years from approval of the change. The release does not apply to rights that the executive may otherwise

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have to any payment of benefit provided for in the executive’s employment agreement or any vested benefit the executive may have in any of our benefit plans.
Effect of Certain Tax Regulations on Payments
Effect of Excise Tax on Parachute Payments. Under the employment agreements, if any payments or benefits provided to an executive, whether under the agreement or otherwise from the Company or its affiliates, are deemed to constitute “parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to either receive the full payments and be responsible for the excise tax or to have the payments reduced to the extent necessary to eliminate the excise tax. The Company does not provide tax gross-up payments for such excise taxes.
Effect of Section 409A on Timing of Payments. Under the employment agreements, any amounts payable upon separation from service that are not exempt from Section 409A will be subject to the required six-month delay if the executive is a “specified employee” for purposes of Section 409A at the time of termination. Any amounts that otherwise would have been paid during this six-month delay will instead be paid in a lump sum on the first day after such period expires.
Effect of Section 409A on Equity Awards. Payment of amounts subject to Section 409A is permitted only upon certain specified events, including a change in control that satisfies the definition under Section 409A and related regulations. In addition, if any payment under an equity award is subject to Section 409A, the required six-month delay after separation from service will apply to such payment.
Potential Payments Upon Termination as of Fiscal Year End
The following table reflects potential payments and benefits that each NEO, or such executive’s estate, would have received under their employment agreement and applicable plans and grant agreements, including the Share Incentive Plan, if employment had terminated under various circumstances on June 30, 2025, the last day of our fiscal year. Equity award values are based on our closing stock price on the last trading day of fiscal 2025.
The estimates presented are based on the following assumptions:
•
Actual amounts payable will depend on the timing and circumstances of any actual termination;

•
Each NEO (or estate or beneficiary in the event of death) would receive Accrued Benefits, and except in the case of termination for cause, unpaid bonus compensation for the fiscal year of termination, pro-rated pursuant to the EAIP;

•
Equity awards reflect unvested awards that would vest or become exercisable as a result of the termination event or Change of Control, based on continued service, accelerated vesting, or actual performance, as applicable. Annual PSU values are calculated at threshold, including the February 2025 grant to Mr. de La Faverie;

•
Payment of equity awards remains subject to compliance with post-employment covenants, including non-competition and good conduct requirements; and

•
Amounts accrued and vested under our 401(k) Savings Plan, the RGA Plan, the Restoration Plan, and any other retirement or deferred compensation plans are excluded from the table, as they are paid in accordance with the applicable plan terms and do not constitute termination-related payments.

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	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)(5)
Stéphane de La Faverie
Base Salary(1)	$0	$0	$1,500,000	$1,500,000	$3,000,000	$3,000,000
Bonus	0	0	0	0	583,338	583,338
Options	0	0	131,300	131,300	131,300	131,300
PSUs	0	0	3,273,078	1,636,621	1,636,621	1,636,621
RSUs	0	0	3,208,797	3,208,797	2,764,152	2,764,152
Continued Health Care Benefits(2)	0	0	0	28,683	57,365	57,365
Continued Participation in Pension and Retirement Plans(3)	0	0	0	81,185	215,272	215,272
Other Benefits and Perquisites(4)	0	0	5,000	25,585	51,170	71,170
Total	$0	$0	$8,118,175	$6,612,171	$8,439,218	$8,459,218
Akhil Shrivastava
Base Salary(1)	$0	$0	$900,000	$900,000	$1,800,000	$1,800,000
Bonus	0	0	0	0	169,986	169,986
Options	0	0	0	0	0	0
PSUs	0	0	868,576	434,331	434,331	434,331
Annual RSUs	0	0	860,712	860,712	775,449	775,449
Non-Annual RSUs	0	0	861,904	861,904	861,904	861,904
Continued Health Care Benefits(2)	0	0	0	9,993	19,986	19,986
Continued Participation in Pension and Retirement Plans(3)	0	0	0	48,068	113,662	113,662
Other Benefits and Perquisites(4)	0	0	5,000	18,200	36,400	56,400
Total	$0	$0	$3,496,192	$3,133,208	$4,211,718	$4,231,718
Jane Hertzmark Hudis
Base Salary(1)	$0	$0	$1,344,000	$1,344,000	$2,688,000	$2,688,000
Bonus	0	0	0	0	595,850	595,850
Options	0	0	0	0	0	0
PSUs	1,116,666	1,116,666	2,233,164	1,116,666	1,116,666	1,116,666
RSUs	2,159,327	2,159,327	2,159,327	2,159,327	2,159,327	2,159,327
Continued Health Care Benefits(2)	0	0	0	20,697	41,395	41,395
Continued Participation in Pension and Retirement Plans(3)	0	0	0	81,961	199,088	199,088
Other Benefits and Perquisites(4)	0	0	5,000	30,425	60,850	80,850
Total	$3,275,993	$3,275,993	$5,741,491	$4,753,076	$6,861,176	$6,881,176
Rashida La Lande
Base Salary(1)	$0	$0	$900,000	$900,000	$1,800,000	$1,800,000
Bonus	0	0	0	0	538,138	538,138
Options	0	0	0	0	0	0
PSUs	0	0	888,468	444,234	444,234	444,234
RSUs	0	0	4,442,256	4,442,256	3,974,650	3,974,650
Continued Health Care Benefits(2)	0	0	0	33,367	66,735	66,735
Continued Participation in Pension and Retirement Plans(3)	0	0	0	17,500	35,000	35,000
Other Benefits and Perquisites(4)	0	0	5,000	18,200	36,400	56,400
Total	$0	$0	$6,235,724	$5,855,557	$6,895,156	$6,915,156
Fabrizio Freda(6)
Base Salary(1)	$0	$0	$2,100,000	$2,100,000	$2,100,000	$2,100,000
Bonus	0	0	5,775,000	5,775,000	5,775,000	5,775,000
Options	0	0	0	0	0	0
PSUs	3,019,916	3,019,916	6,039,749	3,019,916	3,019,916	3,019,916
RSUs	5,973,758	5,973,758	5,973,758	5,973,758	5,973,758	5,973,758
Continued Health Care Benefits(2)	0	0	0	58,134	58,134	58,134
Continued Participation in Pension and Retirement Plans(3)	0	0	0	485,000	485,000	485,000
Other Benefits and Perquisites(4)	2,082,772	2,082,772	2,243,108	2,243,108	2,243,108	2,243,108
Total	$11,076,446	$11,076,446	$22,131,615	$19,169,916	$19,169,916	$19,169,916
Tracey T. Travis(7)
Base Salary(1)	$0	$0	$1,195,000	$1,195,000	$2,390,000	$2,390,000
Bonus	0	0	0	0	412,838	412,838
Options	0	0	0	0	0	0
PSUs	1,450,476	1,450,476	2,900,953	1,450,476	1,450,476	1,450,476
RSUs	2,793,305	2,793,305	2,793,305	2,793,305	2,793,305	2,793,305
Continued Health Care Benefits(2)	0	0	0	9,993	19,986	19,986
Continued Participation in Pension and Retirement Plans(3)	0	0	0	73,713	175,038	175,038
Other Benefits and Perquisites(4)	0	0	5,000	25,844	51,687	71,687
Total	$4,243,781	$4,243,781	$6,894,258	$5,548,331	$7,293,330	$7,313,330
Peter Jueptner(8)
Base Salary(1)	$0	$0	$1,250,000	$1,250,000	$2,500,000	$2,500,000
Bonus	0	0	0	0	513,300	513,300
Options	0	0	0	0	0	0
PSUs	891,065	891,065	1,782,131	891,065	891,065	891,065
Annual RSUs	1,689,887	1,689,887	1,689,887	1,689,887	1,689,887	1,689,887
Non-Annual RSUs	0	0	694,441	694,441	694,441	694,441
Continued Health Care Benefits(2)	0	0	0	34,236	68,472	68,472
Continued Participation in Pension and Retirement Plans(3)	0	0	0	75,861	186,196	186,196
Other Benefits and Perquisites(4)	0	0	5,000	63,551	127,101	147,101
Total	$2,580,952	$2,580,952	$5,421,459	$4,699,041	$6,670,462	$6,690,462

Certain amounts may not sum due to rounding

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(1)
Each NEO may be entitled to certain post-termination payments, including up to two years of base salary, following termination of employment if the Company chooses to enforce the two year non-competition provision in such NEO’s employment agreement.

(2)
Includes payments under the medical, health, and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with the executive officer’s position. Additionally, upon retirement, Ms. Hertzmark Hudis is entitled to life-time annual supplemental payments in connection with healthcare benefits (approximately $20,000 − $25,000 per year). Each NEO may be entitled to certain post-termination payments, including up to two years of continued benefits, following termination of employment if the Company chooses to enforce the two year non-competition provision in such NEO’s employment agreement.

(3)
The amounts represent the cash equivalent of continued participation in the RGA Plan and the Restoration Plan and maximum match for our 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach, or termination for Good Reason.

(4)
Includes executive term life insurance premiums and auto allowance, and reimbursement for financial consulting services; also includes $20,000 in legal fees upon termination for Good Reason after a Change of Control.

(5)
The change in control provisions for stock options and RSUs provide for “double-trigger” payment events (i.e. payment is triggered as a result of a Change of Control and the termination of the executive’s employment other than voluntarily by such person). Based upon the unvested stock options and RSUs held by the NEOs as of June 30, 2025, if a Change of Control had occurred on that date, and such NEO’s employment had been discontinued other than voluntarily by such person, each would have been entitled to the following amounts: Mr. de La Faverie $2,895,452; Mr. Shrivastava $1,637,353; Ms. Hertzmark Hudis $2,159,327; Ms. La Lande $3,974,650; Mr. Freda $5,973,758; Ms. Travis $2,793,305; and Mr. Jueptner $2,384,328. The change in control provisions in the annual PSUs granted to our NEOs in August 2024 and the PSUs granted to Mr. de la Faverie in February 2025 provide for “single-trigger” and “double-trigger” payment events, respectively (i.e. payment of the annual PSU award is triggered solely by a Change of Control, regardless of continued employment, whereas Mr. de La Faverie’s award requires both a Change of Control and a qualifying termination event). Based on the unvested PSUs with “single-trigger” vesting held by each of the NEOs as of June 30, 2025, if a Change of Control had occurred on that date, the NEOs would have been entitled to the following amounts: Mr. de La Faverie $929,120; Mr. Shrivastava $434,331; Ms. Hertzmark Hudis $1,116,666; Ms. La Lande $444,234; Mr. Freda $3,019,916; Ms. Travis $1,450,476; and Mr. Jueptner $891,065. In addition, based on the “double-trigger” PSUs granted to Mr. de La Faverie in February 2025, if a Change in Control and a qualifying termination event had both occurred on June 30, 2025, Mr. de La Faverie would have been entitled to $707,502.

(6)
During fiscal 2025, Mr. Freda served as President and Chief Executive Officer through December 31, 2024 and as a Special Advisor to the Company from January 1, 2025, a position he will hold until his retirement on June 30, 2026. Pursuant to the terms of his amended employment agreement, Mr. Freda is entitled to receive compensation and certain benefits through the term of his employment (June 30, 2026), which includes a target bonus opportunity of  $5,775,000, actual amount to be paid based on Company and individual performance for fiscal 2026, unless he voluntarily resigns (subject to limited post-resignation benefits) or is terminated by the Company for “cause” prior to that date. He is not entitled to any separation or severance benefits thereafter. Mr. Freda is entitled to benefits, as applicable, generally available to other executive officers (e.g., reimbursement for financial counseling services, Annual Gratis for life), plus certain relocation expenses from the New York City area to Italy, transition support services, cybersecurity and digital privacy protection services for three years post separation, and an office and administrative support through June 30, 2028. Certain office and administrative support and driver and security are not included in this amount because they cannot be estimated at this time.

(7)
Ms. Travis ceased serving as CFO on October 31, 2024, but remained employed by the Company through the end of the fiscal year as a Senior Adviser. The amounts shown reflect the estimated payments and benefits that would have been payable under the specified scenarios as of June 30, 2025, in accordance with SEC disclosure requirements.

(8)
Mr. Jueptner ceased serving as an executive officer on June 30, 2025. The amounts shown reflect the estimated payments and benefits that would have been payable under the specified scenarios as of June 30, 2025, in accordance with SEC disclosure requirements.

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Pay Ratio Disclosure
As required by SEC rules, we are disclosing the ratio of the annual total compensation of our CEO Stéphane de La Faverie to that of our median employee, with April 1, 2025, serving as the date for identifying our median employee. Due to a change in our CEO in fiscal 2025, with Mr. Freda and Mr. de La Faverie each serving as CEO for half of the fiscal year, we selected Mr. de La Faverie for the CEO pay ratio disclosure because he was serving in that role on the date the median employee was determined. His salary, non-equity incentive plan compensation, and equity compensation were annualized for the calculation, which is why the amount below is greater than the amount reported in the “Total” column of our 2025 Summary Compensation Table:
•
The median of the total compensation of our employees for fiscal 2025 other than our CEO was $38,149;

•
the total compensation of our CEO was $13,422,486 for fiscal 2025 annualized; and

•
based on this information, for fiscal 2025, the total compensation of our CEO to the median of the annual total compensation of all employees resulted in a ratio of 352:1.

In addition, in order to provide context for the disclosure above, the Company notes that, approximately 75% of our employees who are within the scope of these rules are outside the United States. The compensation elements and pay levels of our employees differ from country to country based on market trends along with fluctuations in currency exchange rates. Additionally, the Company notes that nearly 30% of our employees who are within the scope of the pay ratio rules are part-time or temporary. When the median employee works outside the U.S., the Company uses a fiscal year 12-month average exchange rate to convert the employee’s total annual compensation for the relevant fiscal year to U.S. dollars.
To identify the median annual total compensation of our employees, we used the methodology and material assumptions, adjustments, and estimates noted below.
•
We selected April 1, 2025, which is within the last three months of fiscal 2025, as the date upon which we would identify the median employee. We determined that, as of such date, our employee population consisted of approximately 56,300 individuals working at the Company and consolidated subsidiaries. This was comprised of full-time, part-time, and temporary employees, with approximately 75% working outside the United States.

•
Our employee population for purposes of the pay ratio analysis, after taking into consideration the adjustment permitted by SEC rules (as described below), consisted of approximately 53,700 individuals. Of these employees, approximately 72% were employed on a full-time basis, with the remainder (approximately 28%) employed on a part-time or temporary basis. Individuals working on a part-time or temporary basis include on-call and freelance employees. Under the de minimis exemption provided in the SEC rules, we excluded a total of 2,679 employees from certain countries. The specific number of employees excluded from each country was: Brazil (612), Bulgaria (63), Colombia (197), Czech Republic (114), India (818), Kazakhstan (92), Philippines (207), Russia (430), Ukraine (33), and Vietnam (113). The excluded employees did not exceed 5% of our total U.S. and non-U.S. employee population.

•
To identify the median employee, we used base salary/hourly wages paid as the consistently applied compensation measure for the 12-month period beginning April 1, 2024 and ending on March 31, 2025. We used the 12-month average exchange rate to convert each non-U.S. employee’s total annual compensation to U.S. dollars to identify our median employee. We annualized compensation for full-time and part-time employees who were hired during this time frame. Using this methodology, we identified our median employee, who works at a retail store outside the U.S.

•
The pay ratio included above is a reasonable estimate calculated in a manner consistent with the SEC rules. Because the SEC rules for identifying the median employee and calculating the

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pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, our Company’s pay ratio may not be comparable to the pay ratio reported by other companies.
Pay Versus Performance
Below is disclosure relating to the compensation of our Named Executive Officers (“NEOs”) for the last five fiscal years calculated in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (“Item 402(v)”). Item 402(v) requires disclosure of  ”compensation actually paid” (referred to herein as “Compensation Actually Paid” or the “CAP Amounts”) for the Principal Executive Officer (“PEO”) and the Non-PEO NEOs.
The Compensation Committee and the Stock Plan Subcommittee do not use the CAP Amounts when making compensation decisions. For a discussion of how our Company seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis − Elements of Compensation.”
The following tables and related disclosures provide information concerning our PEO and Non-PEO NEOs with regard to (i) the Summary Compensation Table (“SCT”) Total and (ii) the CAP Amounts.
Fiscal Year(1)	Summary Compensation Table Total for Stéphane de La Faverie	Compensation Actually Paid to Stéphane de La Faverie(2)	Summary Compensation Table Total for Fabrizio Freda	Compensation Actually Paid to Fabrizio Freda(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non- PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Earnings (Loss) (millions)	Adjusted Diluted EPS(4) (non-GAAP) (% Change in)
							Total Shareholder Return	Peer Group Total Shareholder Return(3)
2025	$9,613,508	$6,852,706	$17,793,402	$6,575,426	$6,943,169	$5,068,493	$45.86	$170.04	$(1,133)	(42)%
2024	—	—	17,851,573	(28,673,021)	7,009,833	1,444,404	59.08	151.60	409	(25)%
2023	—	—	21,811,244	(29,053,372)	7,648,501	828,470	106.96	140.17	1,010	(52)%
2022	—	—	25,480,056	(14,802,124)	11,203,938	8,968,835	137.13	131.49	2,408	12%
2021	—	—	65,996,984	198,805,234	9,918,104	26,666,930	169.92	123.29	2,875	57%

(1)
The PEO and Non-PEO NEOs included in the above compensation columns reflect the following:

Fiscal Year	PEO	Non-PEO NEOs
2025	Stéphane de La Faverie Fabrizio Freda	Akhil Shrivastava, Jane Hertzmark Hudis, Rashida La Lande, Tracey T. Travis, Peter Jueptner
2024	Fabrizio Freda	William P. Lauder, Tracey T. Travis, Jane Hertzmark Hudis, Stéphane de La Faverie
2023	Fabrizio Freda	William P. Lauder, Tracey T. Travis, Jane Hertzmark Hudis, Peter Jueptner
2022	Fabrizio Freda	William P. Lauder, Tracey T. Travis, Jane Hertzmark Hudis, Cedric Prouvé, John Demsey
2021	Fabrizio Freda	William P. Lauder, Tracey T. Travis, Jane Hertzmark Hudis, Cedric Prouvé, John Demsey

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(2)
The following table describes the adjustments, each of which is required by Item 402(v), to calculate the CAP Amounts shown in the table above.

Fiscal Year	2025
Adjustments ($)	Stéphane de La Faverie	Fabrizio Freda	Average for Non-PEO NEOs
Summary Compensation Table	$9,613,508	$17,793,402	$6,943,169
Less: Stock and Option Awards Values Reported in SCT for the Covered Year	(6,740,531)	(11,250,026)	(4,304,685)
Plus: Fiscal Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year	4,986,571	9,060,445	2,887,915
Increase (Decrease) in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(481,959)	(5,248,818)	(347,201)
Increase (Decrease) in Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	0	0	305,559
Increase (Decrease) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	(537,695)	(3,788,984)	(431,822)
Less: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	0	0	(10,684)
Plus: Fair Value of Dividends or other Earnings Paid on Stock Awards not otherwise reflected in Fair Value or Total Compensation	102,475	688,911	105,547
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	(167,378)	(1,160,671)	(134,869)
Plus: Aggregate Service Cost and Prior Service Costs for Pension Plans	77,715	481,167	55,563
Compensation Actually Paid (as calculated)	$6,852,706	$6,575,426	$5,068,493

Certain amounts may not sum due to rounding
The equity valuation methodology was kept consistent with those used at the time of grant, with assumptions updated to reflect information available at the time of each valuation, including payout estimates. Instead of using the target payout amounts for PSUs, we used the total expected payout based on estimates of performance in future years. The price of our Class A Common Stock used for fiscal 2025 was $80.80 (the closing stock price on June 30, 2025, the last trading day of fiscal 2025).
(3)
The peer group used in this disclosure is the S&P 500 Consumer Staples Index, which is the same peer group used in Part II, Item 5 of our Form 10-K for each of the fiscal years shown.

(4)
Please refer to Appendix A of this Proxy Statement for reconciliation of, and other information about, this non-GAAP measure.

The following table lists the financial performance metrics that, in our assessment, represent the most important financial performance measures we use to link compensation actually paid to our NEOs for the most recently completed fiscal year.
Adjusted Performance Measures*
Diluted EPS (Company-Selected Measure)
Net Sales
Return on Invested Capital
Operating Income Margin Percent

*
Please refer to Appendix A of this Proxy Statement for information about each of these non-GAAP measures.

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The following charts show graphically the relationships over the past four years of the CAP Amounts for our PEO and average Non-PEO NEOs as compared to changes in our TSR, Peer Group TSR, Net Earnings, and Adjusted Diluted EPS (% change), as well as the relationship between TSR and Peer Group TSR.

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Audit Committee Report
The Audit Committee of the Board of Directors, consisting solely of  “independent directors” as defined by the Board and consistent with the rules of the New York Stock Exchange, has:
1.
reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2025 with management;

2.
discussed with PricewaterhouseCoopers LLP (“PwC”) the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”); and

3.
received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC.
Audit Committee
Richard F. Zannino (Chair)
Angela Wei Dong
Paul J. Fribourg
Jennifer Hyman
Arturo Nuñez

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Ratification of Appointment of Independent Auditors
(Item 2)

The Audit Committee of the Board of Directors has sole authority to appoint, retain, or terminate the Company’s independent auditors and to approve the compensation for the independent auditors. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), a registered public accounting firm, to serve as independent auditors of the Company for the fiscal year ending June 30, 2026, subject to ratification of this appointment by the stockholders of the Company. PwC has served as the Company’s auditor since 2020.
The Audit Committee and management consider PwC to be well qualified and believe that the continued retention of PwC is in the best interest of the Company and its stockholders. The Audit Committee Chair is directly involved in the selection of PwC’s lead engagement partner. PwC has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company. One or more representatives of PwC is expected to be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement, if any such representative desires to do so, and is expected to be available to respond to appropriate questions.
Independent Auditor Fees
For the fiscal years ended June 30, 2025 (fiscal 2025) and June 30, 2024 (fiscal 2024), the Company paid, or will pay, the following fees to PwC for services rendered during the year or for the audit in respect of those years:
Fee Type	Fiscal 2025	Fiscal 2024
	(in thousands)
Audit Fees(1)	$12,628	$14,366
Audit-Related Fees(2)	1,237	1,240
Tax Fees(3)	1,521	779
All Other Fees	—	—
Total	$15,386	$16,385

(1)
Fees for professional services in connection with the audit of the annual financial statements and the effectiveness of internal control over financial reporting and related opinions, statutory audits of certain subsidiaries, and review of the quarterly financial statements for each fiscal year.

(2)
Fees for professional services in connection with foreign statutory and/or contractual requirements and other assurance and related services.

(3)
Fees for tax compliance services, tax planning, and related tax services.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by the independent auditor and the associated fees are compatible with maintaining auditor independence. The Audit Committee policy concerning approval of audit and non-audit services to be provided by the independent auditor requires that all services the independent auditor may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the committee. In between committee meetings, the Chair of the Audit Committee may approve permitted non-audit services and certain audit services, which services are subsequently reported to and approved by the committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of the independent auditor provided such engagements will amount to fees of less than an aggregate of  $50,000 per fiscal quarter and such engagement is reported to the Chair of the Audit Committee and reported to and ratified by the committee at its next meeting. All audit and non-audit services described herein were approved pursuant to this policy for fiscal 2025, and none

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of the services were approved by the Audit Committee pursuant to a waiver of pre-approval as contemplated by Regulation S-X Rule 2-01(c)(7)(i)(C).
Ratification of the appointment of PwC requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending June 30, 2026. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

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Advisory Vote to Approve Executive Compensation (Item 3)

As we discussed in the “Compensation Discussion and Analysis” above, the Company’s compensation program for executive officers is designed to attract and retain world class talent and to motivate achievement of both our short-term and long-term goals. We believe that the design and governance of our program supports, and aligns executive officers with the business strategy.
As required by Section 14A of the Securities Exchange Act of 1934, this proposal, commonly referred to as the “Say on Pay” resolution, seeks a stockholder advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narratives.”
Because this is an advisory vote, it will not be binding upon the Board. However, the Compensation Committee and Stock Plan Subcommittee value the opinions expressed by stockholders.
The Board recommends a vote FOR the proposed resolution. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

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Approval of Amendments to the Restated Certificate of Incorporation to Eliminate the Monetary Liability of Certain Officers as Permitted by Delaware Law and to Make Certain Miscellaneous Changes to Article IV thereof
(Item 4)

We are asking our stockholders to approve amendments to our Restated Certificate of Incorporation to provide for the elimination of monetary liability (i.e. exculpation) of certain officers of the Company in the limited circumstances permitted under Delaware law and to make miscellaneous changes to Article IV of the Restated Certificate of Incorporation (collectively, the “Item 4 Amendments”).
The Company is a corporation existing under the Delaware General Corporation Law (the “DGCL”). Section 102(b)(7) of the DGCL (“Section 102(b)(7)”) was amended in 2022 to enable Delaware corporations, such as ours, to include provisions in their certificates of incorporation that limit or eliminate the personal monetary liability of certain senior officers for breaches of their fiduciary duty of care in limited circumstances. Currently, Article VII of our Restated Certificate of Incorporation aligns with the previous Section 102(b)(7), which provided for the exculpation of directors, but not officers, from personal monetary liability for breaches of their fiduciary duty of care. To keep the exculpation provision of our Restated Certificate of Incorporation aligned with updated Delaware law, we are proposing to amend Article VII of our Restated Certificate of Incorporation to provide for exculpation of certain senior officers for breaching their fiduciary duty of care solely to the extent permitted by Delaware law. Pursuant to Section 102(b)(7), the proposed amendment would not eliminate or limit the liability of any officer for any act or omission occurring prior to the date the proposed amendment becomes effective.
Consistent with updated Section 102(b)(7), the proposed amendment to our Restated Certificate of Incorporation would only exculpate certain of our senior officers from personal liability for monetary damages for breaches of their duty of care in direct claims brought by stockholders against such officers. The amendment would not exculpate any of our officers from monetary liability for breach of their duty of care in claims brought against such officer directly by the Company itself or brought derivatively by our stockholders. Furthermore, as is the case for directors under our current Restated Certificate of Incorporation, officers would not be exculpated from personal liability for breaches of their duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, similar to what is already provided for directors in Article VII, Section 7.1 of our Restated Certificate of Incorporation, the Item 4 Amendments provide that if the DGCL is further amended to eliminate or limit the liability of such officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.
The Company officers that would be covered by this provision would be our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer (to the extent there are officers who occupy such positions), any other officer identified in our public filings with the SEC as one of our most highly compensated executive officers (in each case who served at any time during the course of conduct alleged in the action or proceeding to be wrongful), and any other officer who has, by written agreement with the Company, consented to be identified as being subject to jurisdiction of the Delaware courts.
As part of its ongoing evaluation of our corporate governance practices, the Board has determined that amending the current exculpation provision to align with the updated Section 102(b)(7) strikes the appropriate balance between stockholders’ interest in officer accountability and the need for directors and officers to have appropriate protections from personal liability. Providing appropriate exculpation to our senior officers could (a) allow us to continue to

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attract and retain the most qualified officers and (b) prevent costly and protracted litigation that distracts our leadership team from important operational and strategic matters.
Since the update to Section 102(b)(7) in 2022, over six hundred Delaware corporations have adopted officer exculpation provisions substantively identical to that proposed. We expect other Delaware companies to do the same in the near future. Failing to provide officer exculpation as permitted by current Delaware law could impact our recruitment and retention of exceptional candidates, who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
In addition, frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges. In the current litigious environment, these decisions could expose them to substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, regardless of merit. Amending our Restated Certificate of Incorporation to provide for exculpation of certain officers as permitted by Delaware law provides officers with protections that more closely align with the protections already provided to our directors and could prevent protracted litigation that detracts from management’s ability to focus on the execution of our goals and objectives, empowering our officers to exercise their business judgment in furtherance of the interests of stockholders. It is important to note that, as set forth in the proposed amendment and in accordance with the DGCL, the exculpation that would be afforded to our senior officers is more limited than that afforded to our directors because the exculpated officers will not be exculpated from liability in any action brought by the Company or in any derivative action properly brought by our stockholder.
For these reasons, and considering the limited circumstances in which our senior officers would be exculpated, the Board believes that providing officer exculpation to the extent permitted by the updated Section 102(b)(7) is in the best interests of the Company and its stockholders.
Other Changes Proposed in the Item 4 Amendments
In addition to the amendment to provide for the limited exculpation of certain officers, the Item 4 Amendments also include amendments to Article IV of the Restated Certificate of Incorporation to (a) correct a typographical error correction in Section 4.2(c)(iii)(3) by replacing the word “transferee” with “Transferee” and (b) remove unnecessary language in Section 4.2(d)(iii) which states that a determination of the Board is conclusive in the context of whether a Class B stockholder is a “Permitted Transferee” (as defined in our Restated Certificate of Incorporation). The Board believes these changes are non-substantive and immaterial.
Additional Information
The description above of the Item 4 Amendments is qualified in its entirety by reference to the text of the Item 4 Amendments attached as Appendix B to this proxy statement.
The Board declared advisable and approved, and recommends that our stockholders approve, the Item 4 Amendments. Approval of the Item 4 Amendments requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of the Company’s capital stock, voting together as a single class. The approval of this proposal is not conditioned on the approval of any other proposal. If the Item 4 Amendments are approved by our stockholders, the Company intends to file with the Secretary of State of the State of Delaware following the Annual Meeting a certificate of amendment to the Restated Certificate of Incorporation that includes the Item 4 Amendments, which becomes effective upon filing. The Board, however, reserves the right to abandon any or all of the Item 4 Amendments any time before they become effective, even if approved by our stockholders. If our stockholders do not approve the Item 4 Amendments, Article IV and Article VII of the Restated Certificate of Incorporation will remain unchanged.

The Board recommends a vote FOR the proposed Item 4 Amendments to the Restated Certificate of Incorporation. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

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Approval of Amendments to the Restated Certificate of Incorporation to Make Certain Miscellaneous Changes to Articles V and VI thereof
(Item 5)

In connection with the Board’s review of the Company’s corporate governance documents and practices, including with respect to developments in Delaware law, the Board also approved additional amendments to the Restated Certificate of Incorporation, to:
(1)
correct a typographical error in Article V, Section 5.1 by replacing a reference to “Directors” with “directors”;

(2)
remove outdated and inoperative language in Article V, Section 5.3 related to the Company’s initial public offering and initial classification of the Board;

(3)
remove an unnecessary reference in Article V, Section 5.5 to Section 5.3 of the Restated Certificate of Incorporation;

(4)
remove the definition of  “cause” in Article V, Section 5.5;

(5)
correct a typographical error in Article VI, Section 6.2(b) by replacing the word “person” with “Person”;

(6)
remove unnecessary language in Article VI, Section 6.2(c) providing that certain determinations of the Board are final and conclusive; and

(7)
remove language in Article VI, Sections 6.3(b)-(c) “as in effect as of the date this Restated Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware” to clarify the definitions of  “Affiliates”, “Associates”, and “Beneficially Owns” in those Sections are to the current Exchange Act definitions.

The foregoing changes are collectively referred to herein as the “Item 5 Amendments.” The Board believes the Item 5 Amendments are non-substantive and immaterial.
The amendments referenced in (1), (2), (3), and (5) above are being proposed as the language is no longer relevant to the Company or represents a typographical error. The amendments referenced in (4) and (6) above are being proposed to avoid confusion in light of recent Delaware case law. The amendment referenced in (7) above is being proposed because references to “this Restated Certificate” would be unclear once another restated certificate is filed and also to conform with then current definitions of the terms.
Additional Information
The description above of the Item 5 Amendments is qualified in its entirety by reference to the text of the Item 5 Amendments attached as Appendix C to this proxy statement.
The Board declared advisable and approved, and recommends that our stockholders approve, the Item 5 Amendments. Approval of the Item 5 Amendments requires the affirmative vote of the holders of seventy-five (75) percent of the voting power of outstanding shares of the Company’s capital stock, voting together as a single class. The approval of this proposal is not conditioned on the approval of any other proposal. If the Item 5 Amendments are approved by our stockholders, the Company intends to file with the Secretary of State of the State of Delaware following the Annual Meeting a certificate of amendment to the Restated Certificate of Incorporation that includes the Item 5 Amendments, which becomes effective upon filing. The Board, however, reserves the right to abandon any or all the Item 5 Amendments any time before they become

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effective, even if approved by our stockholders. If our stockholders do not approve the Item 5 Amendments, Article V and Article VI of the Restated Certificate of Incorporation will remain unchanged.

The Board recommends a vote FOR the proposed Item 5 Amendments to the Restated Certificate of Incorporation. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

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Proxy Procedure and Expenses of Solicitation
The Company will hold the votes of all stockholders in confidence from its directors, officers, and employees, except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates the stockholder’s vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.
All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.
Solicitation may be undertaken by mail, telephone, electronic means, and personal contact by directors, officers, and employees of the Company without additional compensation. In addition, the Company has engaged the firm of Sodali & Co to assist in the solicitation of proxies for a fee of $10,600 plus reimbursement of out-of-pocket expenses.
Stockholder Proposals and Director Nominations for the 2026 Annual Meeting
If a stockholder intends to present a proposal for action at the 2026 Annual Meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company after the 2025 Annual Meeting and no later than May 28, 2026. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.
The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. To be timely for the 2026 Annual Meeting, the notice must be received by the Company on any date beginning no earlier than June 27, 2026 and ending on July 27, 2026. In order to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than September 14, 2026. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2026 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.
Proposals and nominations should be addressed to Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

2025 Proxy Statement | 101

Other Information
Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.
SPENCER G. SMUL Senior Vice President, Deputy General Counsel and Secretary New York, New York September 25, 2025
The Annual Report to Stockholders, which includes financial statements, is available, together with this Proxy Statement, at www.proxyvote.com. The Annual Report does not form any part of the material for the solicitations of proxies.

102 | 2025 Proxy Statement

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In the “Proxy Statement Summary” and in the “Compensation Discussion and Analysis,” the Company presents certain non-GAAP financial information. We use certain non-GAAP financial measures, among other financial measures, to evaluate our operating performance, which represent the manner in which we conduct and view our business. Management believes that excluding certain items that are not comparable from period to period, or do not reflect the Company’s underlying ongoing business, provides transparency for such items and helps investors and others compare and analyze our operating performance from period to period. In the future, we expect to incur charges or adjustments similar in nature to those presented below; however, the impact to the Company’s results in a given period may be highly variable and difficult to predict. Our non-GAAP financial measures may not be comparable to similarly titled measures used by, or determined in a manner consistent with, other companies. While we consider the non-GAAP measures useful in analyzing our results, they are not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP.
The following tables present Net Sales, Operating Margin, and Diluted net (loss) earnings per common share from continuing operations (“Diluted EPS”) adjusted to exclude, where applicable, the impact of returns and charges associated with restructuring and other activities; the fiscal 2025, 2024 and 2021 goodwill impairments; the fiscal 2025, 2024, 2023, 2022 and 2021 other intangible asset impairments; the fiscal 2025 U.S. deferred tax asset valuation allowance adjustment; the fiscal 2025 talcum litigation settlement agreements; the fiscal 2024, 2023, 2022 and 2021 impact from changes in fair value of DECIEM acquisition-related stock options (net of the portion attributable to redeemable noncontrolling interest; fiscal 2024 is also inclusive of payroll tax); the fiscal 2021 changes in the fair value of contingent consideration, long-lived asset impairments and gain on previously held equity method investment (net of the portion attributable to redeemable noncontrolling interest); and the effects of foreign currency translation on Net Sales. The tables below provide reconciliations between these non-GAAP financial measures and the most directly comparable U.S. GAAP measures. Also shown in the table below is information about our Organic Net Sales growth and our adjusted Return on Invested Capital financial measures disclosed in this Proxy Statement.
Financial Metric ($ in millions)	Fiscal 2025	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021
Net Sales as reported	$14,326	$15,608	$15,910	$17,737	$16,215
Returns associated with restructuring and other activities	(3)	1	27	4	14
Net Sales as adjusted	$14,323	$15,609	$15,937	$17,741	$16,229
As Reported, year-over-year variance	(8)%	(2)%	(10)%	9%	13%
Adjusted, year-over-year variance	(8)%	(2)%	(10)%	9%	14%
Adjusted, year-over-year variance, constant currency(1)	(8)%	(1)%	(7)%	10%	11%
As Reported Net Sales growth	(8)%	(2)%	(10)%	9%
Impact of Acquisitions, Divestitures and Brand Closures, net	—%	—%	1%	(2)%
Impact of Foreign Currency Translation	—%	1%	4%	1%
Returns associated with restructuring and other activities	—%	—%	—%	—%
Organic Net Sales growth(2)	(8)%	(2)%	(6)%	8%
Certain amounts may not sum due to rounding

2025 Proxy Statement | A-1

Financial Metric	Fiscal 2025	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021
Operating Margin as reported	(5.5)%	6.2%	9.5%	17.9%	16.1%
Charges associated with restructuring and other activities	3.4%	0.8%	0.5%	0.8%	1.4%
Goodwill, other intangible and long-lived asset impairments	9.0%	3.0%	1.3%	1.3%	1.2%
Talcum litigation settlement agreements	1.1%	—	—	—	—
Change in fair value of DECIEM acquisition-related stock options inclusive of payroll tax	—	0.1%	0.1%	(0.3)%	0.2%
Changes in fair value of contingent consideration	—	—	—	—	—
Operating Margin as adjusted	8.0%	10.2%	11.4%	19.7%	18.9%
Certain amounts may not sum due to rounding
Financial Metric	Fiscal 2025	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021
Diluted EPS as reported	$(3.15)	$1.08	$2.79	$6.55	$7.79
Charges associated with restructuring and other activities	1.06	0.27	0.18	0.31	0.48
Goodwill, other intangible and long-lived asset impairments	2.78	1.19	0.44	0.50	0.40
U.S. deferred tax asset valuation allowance adjustment	0.48	—	—	—	—
Talcum litigation settlement agreements	0.34	—	—	—	—
Change in fair value of DECIEM acquisition-related stock options inclusive of payroll tax (less portion attributable to redeemable noncontrolling interest)	—	0.05	0.05	(0.12)	0.09
Changes in fair value of contingent consideration	—	—	—	—	(0.01)
Other income, net, primarily the gain on previously held equity method investment	—	—	—	—	(2.30)
Diluted EPS as adjusted	$1.51	$2.59	$3.46	$7.24	$6.45
As Reported, year-over-year variance	(100+)%	(61)%	(57)%	(16)%	100+%
Adjusted, year-over-year variance	(42)%	(25)%	(52)%	12%	57%
Return on Invested Capital, as reported	5.8	7.7	10.4	22.2	22.5
Return on Invested Capital, as adjusted (PSUs)(3)	5.8	8.7	N/A(5)	26.6	24.6
Return on Invested Capital, as adjusted (Annual Incentive Bonus)(4)	5.5	7.7	11.2	22.1	N/A(5)
Certain amounts may not sum due to rounding

(1)
We operate on a global basis, with the majority of our net sales generated outside the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Therefore, we present certain Net Sales information excluding the effect of foreign currency rate fluctuations to provide a framework for assessing the performance of our underlying business outside the United States. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. Beginning in fiscal 2022, we calculate constant currency information by translating current-period results using prior-year monthly average foreign currency exchange rates and adjusting for the period-over-period impact of foreign currency cash flow hedging activities. Prior to fiscal 2022, constant currency information was calculated using the prior-year period weighted-average exchange rates.

(2)
Organic net sales represents net sales excluding returns associated with restructuring and other activities; non-comparable impacts of acquisitions, divestitures and brand closures; as well as the impact of foreign currency translation.

A-2 | 2025 Proxy Statement

(3)
Excludes returns and charges associated with restructuring and other activities where applicable. Fiscal 2025, 2024, 2022 and 2021 also excludes the impact of goodwill and other intangible asset impairments. Fiscal 2025 also excludes the impact of talcum litigation settlement agreements. Fiscal 2022 and 2021 also excludes long-lived asset impairments. Fiscal 2025, 2024, 2022 and 2021 also excludes the impact from acquisitions. Fiscal 2021 also excludes the gain on previously held equity method investment and the impact of changes in the fair value of contingent consideration.

(4)
Excludes returns and charges associated with restructuring and other activities in each period, where applicable. Fiscal 2025, 2024, 2023 and 2022 also excludes other intangible asset impairments. Fiscal 2025 and 2024 also excludes goodwill impairments. Fiscal 2025 also excludes the impact of talcum litigation settlement agreements. Fiscal 2024, 2023 and 2022 also excludes the impact of changes in fair value of DECIEM acquisition-related stock options (fiscal 2024 is also inclusive of payroll tax). Fiscal 2023 also excludes expenses associated with the acquisition of TOM FORD and the Balmain licensing agreement.

(5)
ROIC as a performance measure was not applicable for the respective period.

2025 Proxy Statement | A-3

Appendix B
Text of Proposed Item 4 Amendments To Restated Certificate Of Incorporation
Set forth below is the text of the proposed Item 4 Amendments to our Restated Certificate of Incorporation, illustrated, in the case of additions, by double underscore, and in the case of deletions, by strike-through.
Article IV, Section 4.2(c)(iii)(3)
3.   an incompetent stockholder who is a Permitted ~~transferee~~ Transferee but whose shares are owned or held by a guardian or conservator shall be considered a Class B Holder of such shares and such guardian or conservator who is the holder of such shares shall not be considered a Class B Holder;
Article IV, Section 4.2(d)(iii)
(iii)   As set forth in Section 4.2(c)(iv), upon the determination by the Board of Directors of the Corporation or a committee thereof that a Class B Holder is not a Permitted Transferee, each share of Class B Common Stock, or any beneficial interest therein, held by such Class B Holder shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock. ~~A determination by the Board of Directors of the Corporation that a Class B Holder is not a Permitted Transferee and therefore a conversion is required shall be conclusive.~~ Upon making such a determination, the Secretary of the Corporation shall be instructed to, and shall promptly request from the holder of record of each such share of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and together with transfer tax stamps or funds therefore, if required pursuant to Section 4.2(d)(vii).
Article VII
LIABILITY OF DIRECTORS AND OFFICERS
7.1.   Limitation on Liability.   No ~~Director~~ director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a ~~Director~~ director or officer, as applicable, except for liability (a) for a director or officer, for any breach of the ~~Director’s~~ director’s or officer’s duty of loyalty to the Corporation or its stockholders; (b) for a director or officer, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a director, under Section 174 of the DGCL; ~~or~~ (d) for a director or officer, for any transaction from which the ~~Director~~ director or officer derived an improper personal benefit or (e) for an officer, for any action by or in the right of the Corporation. If the DGCL is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
7.2.   Amendments.   Any repeal or modification of Section 7.1 hereof by the stockholders of the Corporation shall not adversely affect any right or protection of a ~~Director~~ director or officer of the Corporation existing at the time of such repeal or modification.

2025 Proxy Statement | B-1

Appendix C
Text of Proposed Item 5 Amendments To Restated Certificate Of Incorporation
Set forth below is the text of the proposed Item 5 Amendments to our Restated Certificate of Incorporation, illustrated, in the case of additions by double underscore, and in the case of deletions by strike-through.
Article V, Section 5.1
5.1.   Number of Directors.   Except as otherwise fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of Preference Stock, the number of ~~Directors~~ directors shall be determined from time to time by the Board of Directors of the Corporation by the affirmative vote of directors constituting at least a majority of the entire board. The use of the phrase “entire board” refers to the total number of directors which the Corporation would have if there were no vacancies.
Article V, Section 5.3
5.3.   Classified Board of Directors.   ~~At the first annual meeting of stockholders held after the consummation of an initial offering and sale by the Corporation of any shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the~~ The directors, other than those who may be elected by the holders of Preference Stock pursuant to the terms of Article IV of this Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such Preference Stock adopted by the Board of Directors, shall be divided into three classes, designated Class I, Class II and Class III. ~~Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding~~ At each annual meeting of stockholders ~~beginning at the annual meeting after such first meeting~~, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected, subject, however, to his or her prior death, resignation, retirement or removal from office.
Article V, Section 5.5
5.5.   Removal of Directors.   Any director (including all members of the Board of Directors) may be removed from office at any time by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class; provided, however, that ~~after the election of directors pursuant to Section 5.3,~~ such removal shall be only for cause. ~~For the purposes of this Section 5.5. of Article V, “cause” shall mean the failure of a director to substantially perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct injurious to the Corporation.~~
The first sentence of Article VI, Section 6.2(b)
Notwithstanding Section 6.2(a) hereof, the seventy-five percent (75%) voting requirement shall not be applicable if  (i) any transaction specified above shall have been approved by a vote of not less than a majority of the Continuing Directors (as hereinafter defined) or (ii) in the case of any transaction pursuant to which the holders of the Common Stock of the Corporation are entitled to receive cash, property, securities or other consideration, the cash or fair market value of the property, securities or other consideration (as determined by the Continuing Directors) to be received per share by holders of the Common Stock of the Corporation in such transaction is not less

2025 Proxy Statement | C-1

than the higher of  (A) the highest price per share paid by the Related Person for any of its holdings of Common Stock of the Corporation within the two-year period immediately prior to the announcement of the proposed transaction (the “Announcement Date”), excluding transactions by and among the individuals or entities included in the definition of Permitted Transferees under Section 4.2(c) of Article IV hereof, or (B) the highest closing sale price per share of Common Stock during the 30-day period immediately preceding the Announcement Date or during the 30-day period immediately preceding the date on which the Related Person became a Related ~~person~~ Person, whichever is higher.
Article VI, Section 6.2(c)
(c)   The Board of Directors, with the approval of a majority of the total number of Continuing Directors, shall have the power and duty to determine, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (i) whether a person is a Related Person; (ii) the number of shares of Voting Stock Beneficially Owned by any person; (iii) whether a person is an Affiliate or Associate of another person; (iv) whether the applicable conditions set forth in paragraph (b) of Section 6.2 have been met with respect to any Business Combination; and (v) whether the proposed transaction is a Business Combination. ~~Any such determinations shall be final and conclusive.~~
Article VI, Section 6.3(b)
(b)   The terms “Affiliate” and “Associate” shall have the meanings set forth in Rule 12b-2 under the Exchange Act~~, as in effect on the date this Restated Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware~~.
Article VI, Section 6.3(c)
(c)   The term “Beneficially Owns” shall have the meaning set forth in Rule 13d-3 under the Exchange Act~~, as in effect on the date this Restated Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware~~.

C-2 | 2025 Proxy Statement

THE ESTÉE LAUDER COMPANIES INC.767 FIFTH AVENUENEW YORK, NY 10153 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on November 12, 2025. Have your proxy card in handwhen you access the website and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EL2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on November 12, 2025. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V77629-P37481 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE ESTÉE LAUDER COMPANIES INC.The Board of Directors recommends a vote "FOR" eachnominee in Item 1 and "FOR" Items 2, 3, 4, and 5.1. Election of Director Nominees: Election of five (5) Class II Directors For Withhold 1a. William P. Lauder1b. Annabelle Yu Long1c. Dana Strong, CBE1d. Jennifer Tejada1e. Richard F. Zannino Election of one (1) Class I Director 1f. Eric L. Zinterhofer 2. Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors for the 2026 fiscal year. For Against Abstain 3. Advisory vote to approve executive compensation. 4. Approval of Amendments to the Restated Certificate of Incorporation to Eliminate the Monetary Liability of Certain Officers as Permitted by Delaware Law and to Make Certain Miscellaneous Changes to Article IV thereof. 5. Approval of Amendments to the Restated Certificate of Incorporation to Make Certain Miscellaneous Changes to Articles V and VI thereof. We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting. Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., youshould so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, eachstockholder named should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for theAnnual Meeting of Stockholders.The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. V77630-P37481 Proxy THE ESTÉE LAUDER COMPANIES INC.CLASS A COMMON STOCKANNUAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned, revoking all previous proxies, hereby constitutes and appoints Stéphane de La Faverie, Rashida La Lande, and SpencerG. Smul, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stockof The Estée Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at theAnnual Meeting of Stockholders to be held on November 13, 2025, held virtually via www.virtualshareholdermeeting.com/EL2025,at 9:00 a.m. (Eastern Time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statementand upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directedto vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in theirdiscretion.This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be votedin accordance with the recommendations of the Company’s Board of Directors and, in the discretion of the proxyholders, upon such other business as may properly come before the meeting or any adjournment thereof.Continued and to be dated and signed on the reverse side.Proxy

THE ESTÉE LAUDER COMPANIES INC.767 FIFTH AVENUENEW YORK, NY 10153 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on November 12, 2025. Have your proxy card in handwhen you access the website and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EL2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on November 12, 2025. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V77631-Z90998 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE ESTÉE LAUDER COMPANIES INC.The Board of Directors recommends a vote "FOR" eachnominee in Item 1 and "FOR" Items 2, 3, 4, and 5.1. Election of Director Nominees: Election of five (5) Class II DirectorsFor Withhold 1a. William P. Lauder1b. Annabelle Yu Long1c. Dana Strong, CBE1d. Jennifer Tejada1e. Richard F. Zannino Election of one (1) Class I Director 1f. Eric L. ZinterhoferFor Against Abstain 2. Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors for the 2026 fiscal year. 3. Advisory vote to approve executive compensation. 4. Approval of Amendments to the Restated Certificate of Incorporation to Eliminate the Monetary Liability of Certain Officers as Permitted by DelawareLaw and to Make Certain Miscellaneous Changes to Article IV thereof. 5. Approval of Amendments to the Restated Certificate of Incorporation to Make Certain Miscellaneous Changes to Articles V and VI thereof. We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting. Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., youshould so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, eachstockholder named should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for theAnnual Meeting of Stockholders. The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. V77632-Z90998 Proxy THE ESTÉE LAUDER COMPANIES INC.CLASS B COMMON STOCKANNUAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned, revoking all previous proxies, hereby constitutes and appoints Stéphane de La Faverie, Rashida La Lande, and SpencerG. Smul, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stockof The Estée Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at theAnnual Meeting of Stockholders to be held on November 13, 2025, held virtually via www.virtualshareholdermeeting.com/EL2025,at 9:00 a.m. (Eastern Time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statementand upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directedto vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in theirdiscretion.This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be votedin accordance with the recommendations of the Company’s Board of Directors and, in the discretion of the proxyholders, upon such other business as may properly come before the meeting or any adjournment thereof.Continued and to be dated and signed on the reverse side.